UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
⌧	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Transocean Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TO THE OWNERS OF OUR COMPANY:

During 2024, Transocean continued to consistently differentiate itself as the leading offshore driller by securing 22 new contract awards, which added $2.4 billion in backlog and solidified an active fleet utilization of 96% in 2025. Importantly, we secured these contracts at industry-leading dayrates. In April 2024, we signed a $500,000 per day contract with a one-year term on the Deepwater Asgard. In September 2024, the Deepwater Atlas was awarded a $600,000 per day contract, and, a month later, we signed the Deepwater Conqueror for $530,000 per day.

These market-leading rates and the high level of utilization of our active fleet in 2025 underscore the strong preference and trust our customers place in Transocean. While all of our competitors enter 2025 with utilization challenges across their fleets, our active fleet of high specification ultra-deepwater and harsh environment floaters, including the world’s first eighth-generation drillships capable of drilling 20k psi wells, are near fully contracted, clearly validating the asset strategy we pursued and executed over the past decade.

As always, we are committed to maintaining and strengthening our leadership position; as such, we remain focused on delivering safe, reliable, and efficient operations for our customers. In 2024, we delivered our best ever occupational and process safety performance, finishing the year with a total recordable incident rate of 0.15. This is particularly commendable given that 2024 was a year that included numerous contract start-ups, in new geographic locations, and with new crews who were working together for the first time. These commencements included the Transocean Equinox move from Norway to Australia, and the Deepwater Aquila’s inaugural contract in Brazil.

Transocean has a long history of delivering “industry firsts.” In 2024, we continued to add to that pioneering legacy by delivering the industry’s first two 20k subsea completions in offshore drilling using our two eighth-generation drillships – the Deepwater Atlas and the Deepwater Titan. These completions are significant milestones toward achieving first oil for our customers in high pressure, high-temperature reservoirs, and unlocking future reserves for the industry.

We also continue to develop, implement, and deploy technologies that enhance our performance and further differentiate our fleet. Of note, during 2024, we added new installations of the kinetic blowout stopper, a tubular shearing technology that is retrofittable to existing blowout preventers, and HaloGuardSM, a monitoring and control system designed to arrest the movement of drill floor equipment that is in close proximity to personnel. Overall, we were granted 22 patents in 2024 in various jurisdictions, reflecting our continuing commitment to innovation.

In 2024, we once again provided additional financial flexibility to improve our capital structure by timely and opportunistically refinancing $1.8 billion in senior notes into new issues with maturity of some debt obligations in 2029 and 2031. As we look ahead, Transocean is in a strong position to make meaningful progress in deleveraging our balance sheet.

As we move forward, we will remain focused on our key priorities: executing on our current contracts, carefully managing our portfolio of high-quality assets by strategically securing the best future market opportunities, and continuing to strengthen our balance sheet, positioning Transocean for long-term success in what we believe is a sustained upcycle in offshore drilling.

We are deeply grateful for the dedication of our Transocean team, whose expertise and commitment continue to set us apart from other offshore drillers. We have a highly experienced and committed team with a track record of continuity and success. In this regard, Keelan Adamson, who joined the company more than 30 years ago, will soon be appointed to the role of President and Chief Executive Officer. As you likely are aware, this is a long-planned transition, and there is no one more capable and deserving of this opportunity. At our 2025 Annual General Meeting, shareholders will be asked to elect Keelan to the Board, to elect our current Board

Chair, Chad Deaton, as a director and elect our current Chief Executive Officer, Jeremy Thigpen, as Executive Chair. Upon shareholder approval, Chad will transition to the role of Lead Independent Director.

In closing, we could not be prouder of our team, our fleet’s transformation over the past several years and our industry-leading deployment of technologies that improve safety and drilling efficiency. We are also particularly proud of the fact that we preserved value for our owners as the only publicly traded offshore drilling company among our peers to avoid bankruptcy during the downturn. Most of all, we are proud of our people and the culture we have built at Transocean. Together, we are positioning Transocean for continued success, and we thank all our shareholders for your ongoing trust and support.

ChaDWICK C. Deaton	Jeremy D. Thigpen
Chair of the Board of Directors	Chief Executive Officer

[ ], 2025

CONTENTS

P-1	NOTICE TO SHAREHOLDERS
P-4	PROXY STATEMENT SUMMARY
P-9	GOVERNANCE HIGHLIGHTS
P-12	INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
P-18	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
P-19	INFORMATION ABOUT THE MEETING AND VOTING
P-24

AGENDA ITEM 1     APPROVAL OF (A) THE 2024 ANNUAL REPORT, INCLUDING THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF TRANSOCEAN LTD. FOR FISCAL YEAR 2024 AND THE AUDITED STATUTORY FINANCIAL STATEMENTS OF TRANSOCEAN LTD. FOR FISCAL YEAR 2024, (B) THE SWISS STATUTORY COMPENSATION REPORT FOR FISCAL YEAR 2024 AND (C) THE SWISS STATUTORY REPORT ON NON-FINANCIAL MATTERS FOR FISCAL YEAR 2024

P-27	AGENDA ITEM 2 DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE MANAGEMENT TEAM FROM LIABILITY FOR ACTIVITIES DURING FISCAL YEAR 2024
P-28	AGENDA ITEM 3 APPROPRIATION OF THE ACCUMULATED LOSSES FOR FISCAL YEAR 2024
P-29	AGENDA ITEM 4 APPROVAL OF SHARES AUTHORIZED FOR ISSUANCE
P-30	AGENDA ITEM 5 AMENDMENT OF THE ARTICLES OF ASSOCIATION TO INCREASE THE MAXIMUM NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS TO 12 FROM 11 FOR A ONE-YEAR PERIOD
P-31	AGENDA ITEM 6 ELECTION OF 12 DIRECTORS, EACH FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-47	SKILLS & EXPERIENCE MATRIX FOR INDEPENDENT DIRECTORS
P-49	AGENDA ITEM 7 ELECTION OF THE CHAIR OF THE BOARD OF DIRECTORS FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-50	AGENDA ITEM 8 ELECTION OF THE MEMBERS OF THE COMPENSATION COMMITTEE, EACH FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-51	AGENDA ITEM 9 REELECTION OF THE INDEPENDENT PROXY FOR A TERM EXTENDING UNTIL COMPLETION OF THE NEXT ANNUAL GENERAL MEETING
P-52

AGENDA ITEM 10   RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025 AND REELECTION OF ERNST & YOUNG LTD, ZURICH, AS THE COMPANY’S AUDITOR FOR A FURTHER ONE-YEAR TERM

P-54	AGENDA ITEM 11 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 2025
P-56	AGENDA ITEM 12 PROSPECTIVE VOTE ON THE MAXIMUM COMPENSATION OF (A) THE BOARD OF DIRECTORS AND (B) THE EXECUTIVE MANAGEMENT TEAM
P-60	AGENDA ITEM 13 APPROVAL OF (A) AMENDMENT AND RESTATEMENT OF TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN AND (B) CAPITAL AUTHORIZATION FOR SHARE-BASED INCENTIVE PLANS
P-69	CORPORATE GOVERNANCE
P-77	BOARD MEETINGS AND COMMITTEES
P-85	2024 DIRECTOR COMPENSATION
P-86	AUDIT COMMITTEE REPORT
P-88	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
P-89	SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
P-90	COMPENSATION DISCUSSION AND ANALYSIS
P-112	COMPENSATION COMMITTEE REPORT
P-113	EXECUTIVE COMPENSATION
P-128	EQUITY COMPENSATION PLAN INFORMATION
P-129	OTHER MATTERS
APA-1	APPENDIX A
APB-1	APPENDIX B
APC-1	APPENDIX C
ANA-1	ANNEX A
ANB-1	ANNEX B

Transocean 2025    P-i    Proxy Statement

NOTICE TO SHAREHOLDERS

The 2025 Annual General Meeting of the shareholders (the “2025 Annual General Meeting”) of Transocean Ltd. (the “Company”) will be held:

WHEN	WHERE
Friday, May 30, 2025	Parkhotel Zug
8:00 a.m. Swiss time	Industriestrasse 14
6302 Zug, Switzerland

Information regarding the matters to be acted upon at the meeting is set forth in the attached invitation to the 2025 Annual General Meeting and the proxy statement, which is available at www.deepwater.com by selecting Financial Reports, then Annual and Quarterly Reports in the dropdown menu of the Investors section.

At the 2025 Annual General Meeting, we will ask you to vote on the following items:

u
AGENDA ITEM	DESCRIPTION	BOARD RECOMMENDATION		FOR MORE INFORMATION, SEE PAGE
1

Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024

		✓	FOR	P-24
2	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024	✓	FOR	P-27
3	Appropriation of the Accumulated Losses for Fiscal Year 2024	✓	FOR	P-28
4	Approval of Shares Authorized for Issuance	✓	FOR	P-29
5	Amendment of the Articles of Association to Increase the Maximum Number of Members of the Board of Directors to 12 from 11 for a One-Year Period	✓	FOR	P-30
6	Election of 12 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-31
7	Election of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-49
8	Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-50
9	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	✓	FOR	P-51

Transocean 2025    P-1    Proxy Statement

NOTICE TO SHAREHOLDERS

10

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

		✓	FOR	P-51
11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025	✓	FOR	P-54
12	Prospective Vote on the Maximum Compensation of the (A) Board of Directors and (B) the Executive Management Team	✓	FOR	P-56
13	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans	✓	FOR	P-60

It is important that your shares be represented and voted at the meeting. If you are a shareholder registered in our share register, you may submit voting instructions electronically over the internet, by telephone or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. If you hold your shares in the name of a bank, broker or other nominee, please follow the instructions provided by your bank, broker or nominee for submitting voting instructions, including whether you may submit voting instructions by mail, telephone or over the internet.

Under rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders as of the close of business on [ ], 2025. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice also provides instructions on how to submit your proxy over the internet, by telephone or via mail. If you receive the Notice, you will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the proxy statement.

A copy of the proxy materials, including a proxy card or voting instruction form, will also be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business on May 12, 2025, but who were not registered as of March 25, 2025. The Notice or proxy statement and form of proxy, as appropriate, are first being mailed or sent, as appropriate, to shareholders on or about [ ], 2025.

A note to Swiss and other European investors: Transocean Ltd. is incorporated in Switzerland, has issued registered shares and trades on the New York Stock Exchange (“NYSE”); however, unlike some Swiss incorporated companies, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date.

Thank you in advance for your vote.

Transocean 2025    P-2    Proxy Statement

NOTICE TO SHAREHOLDERS

Sincerely,

ChaDWICK C. Deaton	Jeremy D. Thigpen
Chair of the Board of Directors	Chief Executive Officer

[ ], 2025

Transocean 2025    P-3    Proxy Statement

PROXY STATEMENT SUMMARY

2025 ANNUAL GENERAL MEETING DETAILS

WHEN	WHERE	RECORD DATE
Friday, May 30, 2025	Parkhotel Zug	May 12, 2025
8:00 a.m. Swiss time	Industriestrasse 14
6302 Zug, Switzerland

VOTING INFORMATION

	BY PHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE

Registered Holders (shares are registered in your own name)

On a touch-tone telephone, call toll-free:
+1 (800) 690-6903 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

You will be able to confirm that the telephonic system has properly recorded your votes.

Go to www.proxyvote.com 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

The internet system allows you to confirm that the system has properly recorded your voting instructions.

			Complete, date, sign and return your proxy card in the postage-paid envelope. Do not mail the proxy card if you are submitting voting instructions over the internet or by telephone.	Scan the QR code, which can be found on your voting instructions form that is sent to you.

Beneficial Owners (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)

On a touch-tone telephone, call toll-free:
+1 (800) 690-6903 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instructions form that is sent to you.

You will be able to confirm that the telephonic system has properly recorded your votes.

Go to www.proxyvote.com 24/7, and follow the instructions.

You will need the 16-digit control number that is included in the voting instruction form that is sent to you.

The internet system allows you to confirm that the system has properly recorded your voting instructions.

			Complete, date, sign and return your voting information form. Do not mail the voting instruction form if you are submitting voting instructions over the internet or by telephone.	Scan the QR code, which can be found on your voting instructions form that is sent to you.

Transocean 2025    P-4    Proxy Statement

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

Even if you plan to attend the 2025 Annual General Meeting, you are encouraged to submit your voting instructions over the internet, by telephone or by mail as soon as possible prior to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL GENERAL MEETING TO BE HELD ON MAY 30, 2025

Our proxy statement and 2024 Annual Report are available at www.proxyvote.com or on our website investor.deepwater.com under “Financial Reports ― Annual and Quarterly Reports.” Information contained on or accessible from our website is not incorporated by reference into this proxy statement and should not be considered a part of this report or any other filing that we make with the SEC. Furthermore, references to our website URLs are intended to be inactive textual references only.

Shareholders registered in our share register on the record date have the right to vote their shares at the 2025 Annual General Meeting. Such shareholders may designate proxies to vote their shares by submitting their proxy electronically over the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials. Please review the voting instructions in the proxy statement for each of these methods.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

References to “Transocean,” the “Company,” “we,” “us” or “our” include Transocean Ltd. together with its subsidiaries and predecessors, unless the context requires otherwise. References to “Board” or “Board of Directors” mean the Board of Directors of the Company. All dollar figures in this proxy statement are in U.S. dollars unless otherwise denoted.

Transocean 2025    P-5    Proxy Statement

PROXY STATEMENT SUMMARY

COMPANY OVERVIEW AND 2024 STRATEGY AND PERFORMANCE

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. We specialize in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters.

Transocean’s fleet of 34 mobile offshore drilling units consists of 26 ultra-deepwater floaters and eight harsh environment floaters. The below graphic shows the global market presence of our operating fleet as of our Fleet Status Report issued on February 12, 2025.

OUR GLOBAL MARKET PRESENCE
Ultra-Deepwater 26
Harsh Environment 8

With the offshore industry’s largest high-specification floating fleet, and a steadfast focus on incident-free operations and superior well construction, we believe that we are best-positioned to support our customers in the delivery of their operational and business objectives, which will ultimately translate into superior returns for our shareholders.

In 2024, we delivered exceptional operational performance. Importantly, we delivered a company-best total recordable incident rate (“TRIR”) of 0.15, beating our target of 0.22. We also delivered uptime of 96.9% across our global fleet. We delivered this result with a fleet of floaters that are focused on ultra-deepwater and harsh environment operations, which present the most challenging operational conditions.

We believe demand for hydrocarbons will continue to play an important role in supplying the world’s energy for the foreseeable future. The ongoing energy expansion will require all sources of energy, including hydrocarbons and renewables, to meet growing global energy demand.

Transocean 2025    P-6    Proxy Statement

PROXY STATEMENT SUMMARY

NOMINEES TO THE BOARD OF DIRECTORS

As the market leader in offshore drilling, Transocean has attracted and retained the most qualified Board of Directors and leadership team in the industry. The terms of all our current directors will expire at the 2025 Annual General Meeting. In recent years, we have added new members to our Board of Directors, each of whom contributes to the diversity of experience and background of our Board of Directors. This year, the Board of Directors is nominating two new directors: William F. “Bill” Lacey, the Executive Vice President and Chief Financial Officer of Woodward, Inc., and Keelan I. Adamson, Transocean’s current President and Chief Operating Officer who, as previously announced, is transitioning to the role of President and Chief Executive Officer during the second quarter of 2025.

Mr. Lacey is an accomplished executive with a distinguished financial, operational and business leadership track record in some of the most technically demanding industries, including energy and aerospace. Mr. Adamson has spent three decades at Transocean, where his experience has taken him from the drill floor to the executive level. He has served in several leadership roles within the Company and brings to the Board a deep understanding of Transocean’s business, its customers and its industry.

Shareholders are also being asked to elect Jeremy Thigpen, our current Chief Executive Officer and an existing member of our Board of Directors, as Chair of the Board of Directors, and Chad Deaton, our current Chair of the Board, as a director. Upon election as Chair of the Board of Directors, Mr. Thigpen is expected to serve as Executive Chair of the Board of Directors, and Mr. Deaton will transition to Lead Independent Director. Mr. Thigpen has served on Transocean’s Board of Directors since 2015 when he joined the Company. Mr. Deaton has served as a director of Transocean since 2012 and as Chair of the Board of Directors since 2019.

The nominations of Messrs. Lacey, Thigpen, Adamson and Deaton are part of the Company’s broader succession planning efforts designed to maintain business and leadership continuity.

Each of our director nominees has a proven record of success and high integrity and is committed to advancing our shareholders’ interests and enhancing the Company’s sustainability objectives. During 2024, each of our current directors attended 100% of the Board of Directors’ meetings and meetings of committees on which he or she served.

Additional information regarding the director nominees for election is provided below and under Agenda Item 6.

Transocean 2025    P-7    Proxy Statement

PROXY STATEMENT SUMMARY

COO, Transocean Ltd.
2025 NOMINEES				CURRENT COMMITTEES

DIRECTORS FOR ELECTION	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	FINANCE	GOVERNANCE, SAFETY & ENVIRONMENT(1)	OTHER CURRENT PUBLIC COMPANY BOARDS
Keelan I. Adamson President and COO, Transocean Ltd.	55	Nominee						0
Glyn A. Barker Former Vice Chair-U.K., PwC LLP	71	2012	✓					1
Vanessa C.L. Chang Former Director and Shareholder of EL & EL Investments Ltd.	72	2012	✓					1
Frederico F. Curado Former President and CEO, Embraer S.A.	63	2013	✓					2
Chadwick C. Deaton Former Executive Chair and CEO, Baker Hughes Incorporated	72	2012	✓					0
Domenic J. “Nick” Dell’Osso, Jr. President and CEO, Expand Energy Corporation	48	2023	✓					1
Vincent J. Intrieri Founder and CEO, VDA Capital Management LLC	68	2014	✓					3
William F. “Bill” Lacey(2) Executive Vice President and CFO, Woodward Inc.	55	Nominee	✓					0
Samuel J. Merksamer Executive Director, Mubadala Capital	44	2013	✓					0
Frederik W. Mohn Owner and Managing Director, Perestroika AS; former Director and Chair, Songa Offshore SE	48	2018	✓					1
Margareth Øvrum Former Executive Vice President for Equinor ASA, Development and Production Brazil	66	2021	✓					3
Jeremy D. Thigpen CEO, Transocean Ltd.	50	2015						1

Transocean 2025    P-8    Proxy Statement

PROXY STATEMENT SUMMARY

MEETINGS IN 2024: BOARD: 4 BOARD AND COMMITTEES: 28	9	4	5	6

Committee Chair	Committee Member	Audit Committee financial expert (SEC and NYSE)	✓	Independent, as determined by the Board of Directors in accordance with applicable rules and regulations

(1) During 2024, the Board of Directors combined the former Health, Safety, Environment & Sustainability Committee (the "HSES Committee") and the former Corporate Governance Committee into the Governance, Safety & Environment Committee. The number of committee meetings held includes two meetings held by each of the former HSES Committee and former Corporate Governance Committee.

(2) Mr. Lacey’s committee assignments will be made by the Board of Directors after his election.

GOVERNANCE HIGHLIGHTS

Our Board of Directors believes that strong corporate governance practices promote long-term shareholder interests and strengthen Board and management accountability. The Board continues to monitor evolving governance standards and enhance our governance practices to serve Transocean shareholders. Key features of the Company’s corporate governance program include:

■   Highly independent Board of Directors

■   Independent Committees

■   Annual director elections

■   One share, one vote – no dual-class stock

■   Shareholder right to call special meetings

■   Shareholder proxy access

■   Annual performance evaluations of the Board of Directors, Board Committees and individual directors

■   Retirement age and term limits

■   No poison pill

■   No hedging or pledging Company stock by directors or executives

■   No blank check preferred stock

ACTIVE SHAREHOLDER ENGAGEMENT PROGRAM

As part of our ongoing shareholder engagement program, our Board of Directors and management team are committed to meeting with our shareholders and incorporating their feedback into our decision-making processes. Since our last Annual General Meeting, we invited shareholders representing more than 40% of our outstanding shares to meet with us to discuss key strategic initiatives, as well as recent operational and financial performance; our commitment to environmental sustainability and strong human capital management practices; our approach to board composition; and our executive compensation program. In addition, during 2024, we participated in 11 conferences, as well as direct one-on-one meetings and non-deal road shows with equity analysts. Our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, other executives and Investor Relations team participated in many of these engagements. All feedback received during our engagements is shared directly with the Board of Directors and has helped inform disclosures and policies on governance, compensation, sustainability and information security.

KEY FEATURES OF EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program reflects our commitment to retain and attract highly qualified executives and align our executives’ pay with performance. The elements of our program are designed to motivate our executives to achieve our overall business objectives, create sustainable shareholder value in a cost-effective

Transocean 2025    P-9    Proxy Statement

PROXY STATEMENT SUMMARY

manner and reward our management team for delivering superior financial, safety and operational performance, each of which is important to the long-term success of the Company. Our executive compensation program includes features that align the interests of our senior management with those of our shareholders and does not include features that may result in misalignment.

Transocean 2025    P-10    Proxy Statement

PROXY STATEMENT SUMMARY

WHAT WE DO	WHAT WE DON’T DO

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Seek shareholder feedback annually on our executive compensation program through an advisory vote

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy in accordance with SEC and NYSE requirements providing for the recovery of erroneously awarded incentive-based compensation (cash and equity) in the case of an accounting restatement

✓    Base annual incentive performance on quantitative and qualitative metrics and long-term incentive performance on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Utilize multiple measurement periods and metrics for incentive compensation

✓    Allow for outstanding equity awards to be forfeited for violation of human resource or legal compliance and ethics policies, including the Company’s Code of Integrity

✓    Link long-term incentive compensation to relative performance metrics

✓    Deliver 100% of long-term incentives in equity, at least 50% of which is in performance-based awards

✓    Cap the earning of PSUs at target if the Company’s absolute TSR is less than negative 15%

✓    Cap the overall PSU payouts to prevent unintended windfalls

✓    Retain an independent consultant who reports only to our Compensation Committee (not management)

✓    Maintain double trigger change-in-control provisions

✕   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than derivative instruments issued by us)

✕   Allow our executives or directors to pledge Company shares

✕   Allow unearned performance-based full value awards and/or stock options to be counted towards executive stock ownership requirements

✕   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✕   Provide gross-ups for severance payments

✕   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✕   Provide any payments or reimbursements for tax equalization

✕   Pay dividends or dividend equivalents on performance-based equity that has not vested

✕   Offer executive perquisites

Transocean 2025    P-11    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

WHEN	WHERE
Friday, May 30, 2025 8:00 a.m. Swiss time	Parkhotel Zug Industriestrasse 14 6302 Zug, Switzerland

AGENDA ITEMS

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS	BOARD RECOMMENDATION
1

Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024

1A

Approval of the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024

The Board of Directors proposes that the 2024 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2024 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2024, be approved.

			✓	FOR
1B	Advisory Vote to Approve the Swiss Statutory Compensation Report for Fiscal Year 2024	The Board of Directors proposes that the Company’s Swiss Statutory Compensation Report for the fiscal year ended December 31, 2024, be approved on an advisory basis.	✓	FOR
1C	Advisory Vote to Approve the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024	The Board of Directors proposes that the Company’s Swiss Statutory Report on Non-Financial Matters for fiscal year ended December 31, 2024, be approved on an advisory basis.	✓	FOR

2	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, R. Thaddeus Vayda, Keelan I. Adamson and Mark L. Mey, who served as members of our Executive Management Team in 2024, be discharged from liability for activities during fiscal year 2024.

			✓	FOR

Transocean 2025    P-12    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS		BOARD RECOMMENDATION
3	Appropriation of the Accumulated Losses for Fiscal Year 2024	The Board of Directors proposes that the accumulated losses of the Company be carried forward.		✓	FOR
		APPROPRIATION OF ACCUMULATED LOSSES	IN U.S. $ THOUSANDS
		Accumulated losses brought forward from previous years	(12,904,929)
		Net income for the year	263,382
		Accumulated losses to be brought forward	(12,641,547)

4	Approval of Shares Authorized for Issuance

The Board of Directors proposes that its authority to issue shares using a general capital authorization be approved and any share issuances thereunder be limited to 188,165,780 shares, representing approximately 20% of the Company’s issued shares as of March 6, 2025, for a term expiring on May 30, 2026.

				✓	FOR

5	Amendment of the Articles of Association to Increase the Maximum Number of Members of the Board of Directors to 12 from 11 for a One-Year Period

The Board of Directors proposes that the maximum number of members of the Board of Directors under the Articles of Association be increased to 12 from 11 members. The proposed amendments to the Articles of Association are attached as Annex B.

				✓	FOR
6	Election of 12 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	The Board of Directors has nominated the following candidates for election to the Board of Directors of the Company, each for a term extending until completion of the next annual general meeting.		✓	FOR
Each Nominee
		6A	Election of Keelan I. Adamson as a director.
		6B	Election of Glyn A. Barker as a director.
		6C	Election of Vanessa C.L. Chang as a director.
		6D	Election of Frederico F. Curado as a director.
		6E	Election of Chadwick C. Deaton as a director.
		6F	Election of Domenic J. “Nick” Dell’Osso, Jr. as a director.
		6G	Election of Vincent J. Intrieri as a director.
		6H	Election of William F. “Bill” Lacey as a director
		6I	Election of Samuel J. Merksamer as a director.
		6J	Election of Frederik W. Mohn as a director.
		6K	Election of Margareth Øvrum as a director.
		6L	Election of Jeremy D. Thigpen as a director.

7	Election of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting

The Board of Directors proposes that Jeremy D. Thigpen be elected as the Chair of the Board of Directors for a term extending until completion of the next annual general meeting, subject to his election as a member of the Board of Directors.

				✓	FOR

8	Election of the Members of the Compensation	The Board of Directors proposes that the following three candidates be elected as members of the		✓	FOR
Each Nominee

Transocean 2025    P-13    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS		BOARD RECOMMENDATION
	Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	Compensation Committee, each for a term extending until completion of the next annual general meeting, subject in each case to such candidate’s election as a member of the Board of Directors:
		8A	Election of Glyn A. Barker as a member of the Compensation Committee.
		8B	Election of Vanessa C.L. Chang as a member of the Compensation Committee.
		8C	Election of Frederico F. Curado as a member of the Compensation Committee.

9	Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting

The Board of Directors proposes that Schweiger Advokatur/Notariat be reelected to serve as independent proxy at (and until completion of) the 2026 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2026 Annual General Meeting.

				✓	FOR

10

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

The Board of Directors proposes that Ernst & Young LLP be ratified as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2025 and that Ernst & Young Ltd, Zurich, be elected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations (the “Swiss Code”) for a further one-year term, commencing on the day of election at the 2025 Annual General Meeting and terminating on the day of the 2026 Annual General Meeting.

				✓	FOR

11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025

Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are entitled to cast an advisory vote on the Company’s executive compensation program for the Company’s Named Executive Officers. Detailed information regarding the Company’s compensation program for its Named Executive Officers is set forth in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this proxy statement. The Board of Directors believes the Company’s compensation program is designed to reward performance that creates long term value for the Company’s shareholders. The Board of Directors has proposed a resolution that provides shareholders with the opportunity to endorse or not endorse the Company’s Named Executive Officer compensation program as described in the proxy statement for the Company’s 2025 Annual General Meeting.

				✓	FOR

12	Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team

Transocean 2025    P-14    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

ITEM	DESCRIPTION	PROPOSAL OF THE BOARD OF DIRECTORS	BOARD RECOMMENDATION
12A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2025 Annual General Meeting and the 2026 Annual General Meeting

The Board of Directors proposes that shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2025 Annual General Meeting and the 2026 Annual General Meeting.

			✓	FOR
12B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2026	The Board of Directors proposes that shareholders ratify an amount of $26,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2026.	✓	FOR
13	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans
13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan

The Board of Directors proposes that shareholders approve the amendment and restatement of the Transocean Ltd. 2015 Long-Term Incentive Plan, as amended and restated effective May 16, 2024 (the “2015 LTIP”). The proposed amendment would increase the number of shares available for issuance under the 2015 LTIP by 16,000,000 shares.

			✓	FOR
13B	Approval of Capital Authorization for Share-Based Incentive Plans

The Board of Directors proposes that its authority to issue shares using a capital authorization to satisfy the Company’s equity incentive plans obligations be reapproved, and any share issuances thereunder be limited to 16,000,000 shares, corresponding to approximately 1.7% of the Company’s issued share capital as of March 6, 2025, for a five-year period expiring on May 30, 2030.

			✓	FOR

ORGANIZATIONAL MATTERS

A copy of the Notice is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 25, 2025. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on May 12, 2025, will receive after that date a copy of the proxy materials, including a proxy card. Shareholders not registered in Transocean Ltd.’s share register as of May 12, 2025, will not be entitled to vote or grant proxies to vote at the 2025 Annual General Meeting. While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on May 12, 2025, and the opening of business on the day following the 2025 Annual General Meeting, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of May 12, 2025, have the right to vote their shares at the 2025 Annual General Meeting, or may grant a proxy to vote on each of the proposals in this invitation and any modification to any agenda item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the 2025 Annual General Meeting for consideration. Such shareholders may designate proxies to vote their shares electronically over

Transocean 2025    P-15    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

the internet, by telephone or, if they request that the proxy materials be mailed to them, by completing, signing and returning the proxy card enclosed with those materials at the 2025 Annual General Meeting.

We urge you to submit your voting instructions electronically over the internet, by telephone or return the proxy card by mail as soon as possible. All electronic voting instructions or proxy cards must be received no later than 2:00 p.m. Eastern Daylight Time on Thursday, May 29, 2025 (8:00 p.m. Swiss time on Thursday, May 29, 2025), unless extended by the Company.

If you have timely submitted electronic voting instructions, telephone instructions or a properly executed proxy card, your shares will be voted by the independent proxy in accordance with your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares, will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2025 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters proposed to come before the 2025 Annual General Meeting.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

Shareholders may grant proxies to any third party. Such third party need not be a shareholder.

Information concerning the 2025 Annual General Meeting can be obtained by contacting:

OUR CORPORATE SECRETARY AT OUR REGISTERED OFFICE	Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland	INVESTOR RELATIONS AT OUR OFFICES IN THE UNITED STATES	Transocean Ltd. Attention: Investor Relations 1414 Enclave Parkway Houston, Texas 77077 USA

TELEPHONE NUMBER	+41 (41) 749-0500	TELEPHONE NUMBER	+1 (713) 232-7500

ANNUAL REPORT, CONSOLIDATED FINANCIAL STATEMENTS, STATUTORY FINANCIAL STATEMENTS

A copy of the 2024 Annual Report (including the consolidated financial statements for fiscal year 2024, the statutory financial statements of Transocean Ltd. for fiscal year 2024 and the audit reports on such consolidated and statutory financial statements), the 2024 Swiss Statutory Report on Non-Financial Matters and the 2024 Swiss Statutory Compensation Report is available electronically on our website at www.deepwater.com.

Copies of these materials may be obtained without charge by contacting:

OUR CORPORATE SECRETARY AT OUR REGISTERED OFFICE	Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland	INVESTOR RELATIONS AT OUR OFFICES IN THE UNITED STATES	Transocean Ltd. Attention: Investor Relations 1414 Enclave Parkway Houston, Texas 77077 USA

Transocean 2025    P-16    Proxy Statement

INVITATION TO 2025 ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

TELEPHONE NUMBER	+41 (41) 749-0500	TELEPHONE NUMBER	+1 (713) 232-7500

On behalf of the Board of Directors,

CHADWICK C. DEATON Chair of the Board of Directors

Steinhausen, Switzerland

[ ], 2025

Transocean 2025    P-17    Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

YOUR VOTE IS IMPORTANT

You may designate a proxy to vote your shares by submitting your voting instructions electronically over the internet, by calling the toll-free number or, if you requested a printed copy of the proxy materials, by completing, signing and returning by mail the proxy card you will receive in response to your request. Please review the instructions in the Notice of Internet Availability of Proxy Materials and the proxy statement.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee for voting their shares, including whether they may submit voting instructions by mail, telephone or over the internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL GENERAL MEETING TO BE HELD ON MAY 30, 2025

Our proxy statement and 2024 Annual Report are available at www.proxyvote.com or on our website investor.deepwater.com under “Financial Reports ― Annual and Quarterly Reports.” Information contained on or accessible from our website is not incorporated by reference into this proxy statement and should not be considered a part of this report or any other filing that we make with the SEC. Furthermore, references to our website URLs are intended to be inactive textual references only.

Transocean 2025    P-18    Proxy Statement

PROXY STATEMENT

WHEN	WHERE	RECORD DATE
Friday, May 30, 2025 8:00 a.m. Swiss time	Parkhotel Zug Industriestrasse 14 6302 Zug, Switzerland	May 12, 2025

INFORMATION ABOUT THE MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by Transocean Ltd., on behalf of the Board of Directors, to be voted at our 2025 Annual General Meeting to be held on May 30, 2025, at 8:00 a.m. Swiss time, at the Parkhotel Zug, Industriestrasse 14, 6302 Zug, Switzerland. The Notice or proxy statement and form of proxy, as appropriate, are first being mailed to shareholders on or about [ ], 2025.

RECORD DATE

Only shareholders of record on May 12, 2025, are entitled to notice of and to grant proxies to vote at, the 2025 Annual General Meeting. No shareholder will be entered in Transocean Ltd.’s share register with voting rights between the close of business on May 12, 2025, and the opening of business on the day following the 2025 Annual General Meeting.

While no shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on May 12, 2025, and the opening of business on the day following the 2025 Annual General Meeting, share blocking and re-registration are not requirements for any shares of Transocean Ltd. to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.’s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

QUORUM

Our Articles of Association provide that the presence of shareholders, in person or by proxy, holding at least a majority of all the shares entitled to vote at the time the meeting proceeds to business constitutes a quorum for purposes of convening the 2025 Annual General Meeting and voting on all of the matters described in the notice of meeting, except for the matter in Agenda Item 5, for which our Articles of Association require the presence of shareholders, in person or by proxy, holding at least two-thirds of the share capital recorded in the Commercial Register to constitute a quorum for purposes of action upon that matter. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether the relevant quorums at the meeting are satisfied, so long as the broker has discretion to vote the shares on at least one matter before the 2025 Annual General Meeting.

Transocean 2025    P-19    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

VOTES REQUIRED

The following table sets forth the applicable vote standard required to pass each enumerated agenda item:

AGENDA ITEM	DESCRIPTION	RELATIVE MAJORITY(1)	TWO-THIRDS MAJORITY	PLURALITY OF VOTES
1

Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024, and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Non-Financial Matters Report for Fiscal Year 2024

✓
2	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024	✓(2)
3	Appropriation of the Accumulated Losses for Fiscal Year 2024	✓
4	Approval of Shares Authorized for Issuance		✓(3)
5	Increase of the Maximum Number of Members of the Board of Directors to 12 from 11		✓(4)
6	Election of 12 Directors			✓(5)(6)
7	Election of the Chair of the Board of Directors			✓(5)
8	Election of the Members of the Compensation Committee			✓(5)
9	Reelection of the Independent Proxy	✓
10

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

✓
11	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025	✓(7)
12	Prospective Vote on the Maximum Compensation of the (A) Board of Directors and (B) the Executive Management Team	✓
13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	✓
13B	Approval of Capital Authorization for Share-Based Incentive Plans		✓(3)

Transocean 2025    P-20    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

(1)    Affirmative vote of a simple majority of the votes cast at the 2025 Annual General Meeting on the applicable agenda item. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and have no impact on the approval of such agenda item.

(2)    Affirmative vote of a simple majority of the votes cast at the 2025 Annual General Meeting on the applicable agenda item. Shares held by members of the Board of Directors and members of the Company’s Executive Management Team are not entitled to vote on this matter and are not counted for this agenda item. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and have no impact on the approval of such agenda item.

(3)    The affirmative vote of at least two-thirds of the shares represented at the 2025 Annual General Meeting and entitled to vote on that agenda item. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.

(4)    The affirmative vote of at least two-thirds of the shares entitled to vote on this agenda item at the 2025 Annual General Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” this proposal.

(5)    Affirmative vote of a plurality of the votes cast at the 2025 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a position as a director, or the Chair or a position on the Compensation Committee, as applicable, is elected to that position. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a nominee. Abstentions, broker non-votes, blank or invalid ballots are not counted for such purposes and shall have no impact on the election of such nominees. As described later in this proxy statement, our Corporate Governance Guidelines set forth our procedures if a nominee for director is elected but does not receive more votes cast “FOR” than “AGAINST” the nominee’s election.

(6)    Even if a nominee receives a plurality of votes that nominee may not ultimately serve as a director if the nominee does not receive more votes cast “FOR” than “AGAINST” the nominee’s election, and the Company’s Board of Directors accepts the resignation of the nominee pursuant to the Company’s majority vote policy, as described later in this proxy statement.

(7)    The proposal is an advisory vote; as such, the vote is not binding on the Company.

OUTSTANDING SHARES

As of March 6, 2025, there were 883,261,456 Transocean Ltd. shares deemed to be outstanding, which exclude an aggregate of 57,567,445 shares held by us and our subsidiary as of such date. Only registered holders of our shares on May 12, 2025, the record date established for the 2025 Annual General Meeting, are entitled to notice of and to vote at the meeting. Holders of shares on the record date are entitled to one vote for each share held.

VOTING PROCEDURES

A copy of the Notice of Internet Availability of Proxy Materials is being sent to each shareholder registered in Transocean Ltd.’s share register as of the close of business on March 25, 2025. Any additional shareholders who are registered in Transocean Ltd.’s share register as of the close of business on May 12, 2025, but who were not registered in the share register as of March 25, 2025, will receive a copy of the proxy materials, including a proxy card, as soon as practicable after May 12, 2025. Shareholders not registered in Transocean Ltd.’s share register as of May 12, 2025, will not be entitled to vote or grant proxies to vote at the 2025 Annual General Meeting.

If you are registered as a shareholder in Transocean Ltd.’s share register as of May 12, 2025, or if you hold shares of Transocean Ltd. in “street name” as of such date, you may grant a proxy to vote on each of the proposals and any modification to any of the proposals or other matter on which voting is permissible under Swiss law and which is properly presented at the meeting for consideration in one of the following ways:

BY INTERNET

Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. The internet system allows you to confirm that the system has properly recorded your voting instructions. This method of submitting voting instructions will be available up until 2:00 p.m. Eastern Daylight Time on Thursday, May 29, 2025 (8:00 p.m. Swiss time on Thursday, May 29, 2025) unless extended by the Company.

BY TELEPHONE

Transocean 2025    P-21    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

On a touch-tone telephone, call toll-free +1 (800) 690-6903, 24 hours a day, seven days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice, proxy card or voting instructions form that is sent to you. As with the internet system, you will be able to confirm that the telephonic system has properly recorded your votes. This method of submitting voting instructions will be available up until 2:00 p.m. Eastern Daylight Time on Thursday, May 29, 2025 (8:00 p.m. Swiss time on Thursday, May 29, 2025) unless extended by the Company. If you are a holder of record, you cannot vote by telephone.

BY MAIL
Mark, date and sign your proxy card exactly as your name appears on the card and return it by mail to:

Transocean 2025 AGM Vote Processing		Transocean 2025 AGM Vote Processing
c/o Broadridge		c/o Schweiger Advokatur/Notariat
51 Mercedes Way	or	Dammstrasse 19
Edgewood, NY 11717		6300 Zug
USA		Switzerland

All proxy cards must be received no later than 2:00 p.m. Eastern Daylight Time on Thursday, May 29, 2025 (8:00 p.m. Swiss time on Thursday, May 29, 2025), unless extended by the Company. Do not mail the proxy card or voting instruction form if you are submitting voting instructions over the internet or by telephone.

YOUR VOTE IS IMPORTANT. We encourage you to submit your voting instructions over the internet, by telephone, or by mail prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee for voting your shares, including whether you may submit voting instructions by mail, telephone or over the internet.

Many of our shareholders hold their shares in more than one account and may receive more than one Notice. To ensure that all of your shares are represented at the 2025 Annual General Meeting, please submit your voting instructions for each account.

Under NYSE rules, brokers who hold shares in street name for customers, such that the shares are registered on the books of the Company as being held by the brokers, have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine or contested matters are referred to as “broker non-votes.” The following matters are non-routine matters under NYSE rules:

AGENDA ITEM	DESCRIPTION
1B	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2024
2	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024
6	Election of 12 Directors
7	Election of the Chair of the Board of Directors

Transocean 2025    P-22    Proxy Statement

PROXY STATEMENT | INFORMATION ABOUT THE MEETING AND VOTING

8	Election of the Members of the Compensation Committee
11	Advisory Vote to Approve Named Executive Officer Compensation
12A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2025 Annual General Meeting and the 2026 Annual General Meeting
12B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2026
13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan
13B	Approval of Capital Authorization for Share-Based Incentive Plans

If you hold your shares in “street name,” your broker will not be able to vote your shares on the agenda items set forth above and may not be able to vote your shares on other matters at the 2025 Annual General Meeting unless the broker receives appropriate instructions from you. We recommend that you contact your broker to exercise your right to vote your shares.

If you have timely submitted electronic or telephonic voting instructions or a properly executed proxy card, your shares will be voted by the independent proxy according to your instructions. Holders of shares who have timely submitted their proxy but have not specifically indicated how to vote their shares will be deemed to have instructed the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.

If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the 2025 Annual General Meeting for consideration, you will be deemed to have instructed the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters to come before the 2025 Annual General Meeting.

You may revoke your proxy card at any time prior to its exercise by taking one of the following actions:

■   submitting a properly completed and executed proxy card with a later date and timely delivering it either directly to the independent proxy or to Vote Processing, c/o Broadridge at the addresses indicated below; or

■   giving written notice of the revocation prior to the meeting to:

Transocean 2025 AGM Vote Processing		Transocean 2025 AGM Vote Processing
c/o Broadridge		c/o Schweiger Advokatur/Notariat
51 Mercedes Way	or	Dammstrasse 19
Edgewood, NY 11717		6300 Zug
USA		Switzerland

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Transocean 2025    P-23    Proxy Statement

AGENDA ITEM 1

Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024

1A

Approval of the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024, and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the 2024 Annual Report, including the audited consolidated financial statements of Transocean Ltd. for fiscal year 2024 and the audited statutory financial statements of Transocean Ltd. for fiscal year 2024, be approved.

EXPLANATION

The audited consolidated financial statements of Transocean Ltd. for fiscal year 2024 and the audited Swiss statutory financial statements of Transocean Ltd. for fiscal year 2024 are contained in the 2024 Annual Report, which, along with this proxy statement, are available at: www.deepwater.com by selecting Financial Reports, then Annual and Quarterly Reports in the Investors section dropdown.

The 2024 Annual Report also contains information on the Company’s business activities, the Company’s business and financial situation, and the reports of Ernst & Young Ltd, Zurich, the Company’s auditors pursuant to the Swiss Code, on the Company’s consolidated financial statements for fiscal year 2024 and statutory financial statements for fiscal year 2024. In its reports, Ernst & Young Ltd recommended without qualification that the Company’s consolidated financial statements and statutory financial statements for the year ended December 31, 2024, be approved. Ernst & Young Ltd expresses its opinion that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Transocean Ltd. and its subsidiaries as of December 31, 2024 and 2023, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States (“GAAP”) and comply with Swiss law. Ernst & Young Ltd further expresses its opinion and confirms that the statutory financial statements for fiscal year 2024 comply with Swiss law and the Articles of Association of the Company.

Under Swiss law, the annual report, the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

If the shareholders do not approve this proposal, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.

Transocean 2025    P-24    Proxy Statement

AGENDA ITEM 1

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 1A.

1B	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s Swiss Statutory Compensation Report for the fiscal year ended December 31, 2024, be approved on an advisory basis.

EXPLANATION

The Swiss Code requires that we prepare each year a separate Swiss Statutory Compensation Report. The current Swiss Statutory Compensation Report sets forth, for the years ended December 31, 2024 and 2023, the aggregate compensation of the members of the Board of Directors and the members of the Company’s Executive Management Team. Swiss law further requires us to submit our Swiss Statutory Compensation Report annually to shareholders for approval on an advisory basis.

With regard to the compensation of our Executive Management Team, we note that at the 2024 Annual General Meeting, shareholders ratified, with a 98.3% approval, the fiscal year 2025 maximum aggregate compensation amount for our Executive Management Team in the aggregate amount of $26 million. Shareholders also ratified at that meeting, with a 98.6% approval, the maximum aggregate compensation amount for the Board of Directors (for the period between the 2024 Annual General Meeting and the 2025 Annual General Meeting) in the aggregate amount of $4.121 million.

Our 2024 Swiss Statutory Compensation Report accompanies this proxy statement and is part of our Annual Report.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 1B.

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AGENDA ITEM 1

1C	Advisory Vote to Approve Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s Swiss Statutory Report on Non-Financial Matters for the fiscal year ended December 31, 2024, be approved on an advisory basis.

EXPLANATION

In accordance with the Swiss Code, companies organized in Switzerland that have equity securities listed on a securities exchange and exceed, on a consolidated basis, certain workforce and financial thresholds are required to prepare a report on non-financial matters and submit the report to a vote of shareholders at each annual general meeting. The Company meets such thresholds, and accordingly, shareholders are being asked to approve at the 2025 Annual General Meeting our Swiss Statutory Report on Non-Financial Matters for the fiscal year 2024. The shareholder vote on this report is advisory. As required by the Swiss Code, the report addresses certain environmental, social, employee-related, human rights and anti-corruption topics.

Our Swiss Statutory Report on Non-Financial Matters for the fiscal year 2024 is included in Appendix B.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 1C.

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AGENDA ITEM 2

Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the members of the Board of Directors and Messrs. Jeremy D. Thigpen, R. Thaddeus Vayda, Keelan I. Adamson and Mark L. Mey, who served as members of our Executive Management Team in 2024, be discharged from liability for activities during fiscal year 2024.

EXPLANATION

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code, shareholders are requested to discharge the members of the Board of Directors and our Executive Management Team from liability for their activities during the past fiscal year.

Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within 12 months after the approval of the proposal. After the expiration of the 12-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the Board of Directors or Executive Management Team with respect to activities during fiscal year 2024.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 2.

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AGENDA ITEM 3

Appropriation of the Accumulated Losses for Fiscal Year 2024

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the accumulated losses of the Company be carried forward.

APPROPRIATION OF ACCUMULATED LOSSES	IN U.S. $ THOUSANDS
Accumulated losses brought forward from previous years	(12,904,929)
Net income for the year	263,382
Accumulated losses to be brought forward	(12,641,547)

EXPLANATION

Under Swiss law, the appropriation of available earnings or accumulated losses, as the case may be, as set forth in the Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The accumulated losses subject to the vote of the Company’s shareholders at the 2025 Annual General Meeting is the accumulated losses of Transocean Ltd., on a standalone basis.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 3.

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AGENDA ITEM 4

Approval of Shares Authorized for Issuance

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that its authority to issue shares using general capital authorization be approved, and any share issuances thereunder be limited to 188,165,780 shares, representing approximately 20% of the Company’s issued shares as of March 6, 2025, for a term expiring on May 30, 2026.

The proposed amendments to our Articles of Association reflecting this authorization would replace the authorization to issue shares using authorized share capital that was approved by shareholders at our 2024 Annual General Meeting, which expires on May 29, 2025.

The Board of Directors believes that providing the flexibility to issue shares quickly and opportunistically is a strategic benefit to the Company and that the proposal would more closely align the Company’s ability to issue shares with that of its peers.

The proposed amendments to the Articles of Association in respect of this Agenda Item 4 are included in Annex A.

EXPLANATION

At our 2024 Annual General Meeting, shareholders authorized the issuance of issue up to 172,563,171 shares (representing approximately 20% of our share capital as of March 8, 2024) for general purposes. This authorization to issue shares expires on May 29, 2025.

As of March 6, 2025, the issued share capital of the Company consisted of 940,828,901 shares. Upon approval of the current proposal, we would be authorized to issue for general purposes up to 188,165,780 shares, or approximately 20% of our share capital as of March 6, 2025, for a term expiring on May 30, 2026. The proposed amendments to Article 5, part A of our Articles of Association reflecting this authorization would replace the authorization approved by shareholders at our 2024 Annual General Meeting. Under the proposed capital authorization, our Board of Directors would have authority to exclude preemptive rights in connection with an issuance of shares, as provided in our Articles of Association.

The Board of Directors believes it is advisable for our shareholders to authorize the Board of Directors to issue shares using general authorized capital within the limits of NYSE rules, our Articles of Association and the Swiss Code. If this proposal is approved, we would nevertheless seek shareholder approval for the share issuances pursuant to this authorization to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue shares or securities convertible into or exercisable for shares in one or a series of related transactions if such shares represent 20% or more of the voting power or outstanding shares of the Company at or upon issuance. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the Company, as well as for share issuances in connection with certain benefit plans or certain related party transactions.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 4.

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AGENDA ITEM 5

Amendment of the Articles of Association to Increase the Maximum Number of Members of the Board of Directors to 12 from 11 for a One-Year Period

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the maximum number of members of the Board of Directors under the Articles of Association be increased to 12 from 11 until the earlier of (i) the completion of the 2026 Annual General Meeting, or (ii) the resignation, removal or other departure of a member of our Board of Directors.

The proposed amendment to the Articles of Association in respect of this Agenda Item 5 is included in Annex B.

EXPLANATION

Robust corporate governance remains an imperative for the Board of Directors. The Board of Directors periodically reviews the skills, experience and diversity of its members and the size of the Board to determine whether any changes are appropriate. Pursuant to our Corporate Governance Guidelines, certain of our current directors will be subject to mandatory retirement from the Board of Directors in the next two years.

Increasing the maximum number of members of the Board of Directors to 12 directors for a one-year period will allow us to enhance the skills, experience and diversity among our directors, allow the Board of Directors to maintain committees of an appropriate size and composition, and provide for an orderly transition for the anticipated retirements that will help to maintain continuity within the membership of our Board of Directors. Assuming this proposal is approved by our shareholders and that all of the nominees proposed by the Board of Directors are elected, our Board of Directors will have 12 members until returning to a maximum of 11 members upon the earlier of the 2026 Annual General Meeting or the resignation, removal or other departure of a member of our Board of Directors elected at this 2025 Annual General Meeting.

In the event that Agenda Item 5 is not approved by shareholders at the 2025 Annual General Meeting, the maximum number of Board members will remain at 11. To address this scenario, each of the non-management nominees, other than nominees who would serve in a leadership position on the Board or a Committee thereof, has agreed to withdraw his or her nomination if the Board determines that the maximum size constraint necessitates such action. At the 2025 Annual General Meeting, votes for a nominee to the Board of Directors who withdraws his or her candidacy prior to the votes being counted for Agenda Item 6 would have no effect.

The Board of Directors is proposing to amend Article 38 of the Company’s Articles of Association, accordingly, and increase the maximum number of directors to 12 for a one-year period. If approved by our shareholders, the amendment of Article 38 becomes effective immediately. The proposed amendment to Article 38 of the Articles of Association is included in Annex B.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 5.

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AGENDA ITEM 6

Election of 12 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATIONS OF THE BOARD OF DIRECTORS

The Board of Directors has nominated the following candidates for election to the Board of Directors of the Company, each for a term extending until completion of the next annual general meeting.

Keelan I. Adamson	Vincent J. Intrieri
Glyn A. Barker	William F. “Bill” Lacey
Vanessa C.L. Chang	Samuel J. Merksamer
Frederico F. Curado	Frederik W. Mohn
Chadwick C. Deaton	Margareth Øvrum
Domenic J. “Nick” Dell’Osso, Jr.	Jeremy D. Thigpen

Director Nomination Process

The Board of Directors has designated the Governance, Safety & Environment Committee as the committee authorized to consider and recommend nominees for the Board of Directors. The Board of Directors believes that all members of the Governance, Safety & Environment Committee meet the applicable NYSE independence requirements.

Our Corporate Governance Guidelines provide that the Governance, Safety & Environment Committee should periodically assess the needs of the Company and the Board of Directors, so as to recommend candidates who will advance our goals. In making that assessment, the Governance, Safety & Environment Committee has determined that a recommended nominee must have the following minimum qualifications:

■   High professional and personal ethics and values

■   A record of professional accomplishment in his/her chosen field

■   Relevant expertise and experience

■   A reputation, both personal and professional, consistent with our FIRST Shared Values

In addition to these minimum qualifications, the Governance, Safety & Environment Committee considers other qualities in nominees that may be desirable. In particular, the Board of Directors is committed to having a majority of independent directors and, accordingly, the Governance, Safety & Environment Committee evaluates the independence status of any potential director. The Governance, Safety & Environment Committee evaluates whether or not a candidate contributes to the Board of Directors’ overall diversity, the candidate’s contribution to the Board of Directors’ existing chemistry and collaborative culture, and whether or not the candidate can contribute positively to the Board of Directors’ diverse expertise in environmental, health, safety, industry, sustainability, information security, corporate and business development, investor relations and financial matters. The Governance, Safety & Environment Committee also considers whether the candidate may have professional or personal experiences and expertise relevant to our business (such as expertise in the industry and in critical health, safety, environmental and sustainability matters) and the Company’s position as the leading international provider of offshore drilling services.

As described above, in accordance with the majority vote provisions of our Corporate Governance Guidelines, the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of

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AGENDA ITEM 6

Directors accepts the resignation. The Board of Directors will also request a statement from any person nominated as a director by anyone other than the Board of Directors as to whether that person will also submit an irrevocable letter of resignation upon the same terms as a person nominated by the Board of Directors. For purposes of our Corporate Governance Guidelines, an uncontested election occurs in an election of directors that does not constitute a contested election, and a contested election occurs when (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in our Articles of Association and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the shareholders.

The Governance, Safety & Environment Committee has several methods of identifying Board of Directors candidates. First, the Governance, Safety & Environment Committee considers and evaluates annually whether each director nominee is qualified to be nominated for election to the Board of Directors. Second, the Governance, Safety & Environment Committee requests from time to time that its members and the other Board members identify possible candidates for any vacancies or potential vacancies. Third, the Governance, Safety & Environment Committee has the authority to retain one or more executive search firms to aid in its search for potential Board of Directors candidates, interview those candidates and conduct investigations relative to their background and qualifications.

The Governance, Safety & Environment Committee considers nominees for director who are recommended by our shareholders. Recommendations may be submitted in writing, along with:

■   The name of and contact information for the candidate;

■   A statement detailing the candidate’s qualifications and business and educational experience;

■   Information regarding the qualifications and qualities described under “Director Nomination Process” above;

■   A signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

■   A signed irrevocable letter of resignation from the proposed candidate that, in accordance with our Corporate Governance Guidelines, would be effective upon and only in the event that (1) in an uncontested election, such candidate fails to receive more votes cast “FOR” than “AGAINST” his or her election and (2) the Board of Directors accepts the resignation;

■   A statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance, Safety & Environment Committee;

■   A statement detailing any relationship between the candidate and any customer, supplier or competitor of ours;

■   Financial and accounting experience of the candidate, to enable the Governance, Safety & Environment Committee to determine whether the candidate would be suitable for Audit Committee membership; and

■   Detailed information about any relationship or understanding between the proposing shareholder and the candidate.

Shareholders may submit nominations to:

Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland

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Table of Contnts

AGENDA ITEM 6

Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director. The extent to which the Governance, Safety & Environment Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Governance, Safety & Environment Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board of Directors, and is at the Governance, Safety & Environment Committee’s discretion. The Governance, Safety & Environment Committee evaluates the desirability for incumbent directors to continue on the Board of Directors following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from the increasing insight and experience developed over a period of time. Although the Governance, Safety & Environment Committee will consider candidates for director recommended by shareholders, it may determine not to recommend that the Board of Directors, and the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors.

In addition to recommending director nominees to the Governance, Safety & Environment Committee, any shareholder may, in compliance with applicable requirements, nominate directors for election at annual general meetings of the shareholders. For more information on this topic, see “Other Matters.”

In connection with the Board of Directors’ periodic review of the merits, skills, qualifications, and professional experiences of its members, the Board of Directors also assesses the appropriateness of its size to determine whether any changes are necessary. The Board of Directors has determined that, should each of the director nominees be elected, the Company will have an appropriate combination of leadership, experience and oversight at this time.

The Board of Directors considers diversity in the director nominee selection process. The Board of Directors takes an expansive view of the diversity of its members, with the goal of having directors who bring diverse expertise in environmental, health, safety, industry, sustainability, information security, corporate and business development, investor relations and financial matters and who reflect the international nature of our workforce, our customers and the cultures of the regions in which we operate. We are a multinational company and, as of March 6, 2025, have seven different nationalities represented in our director and executive officer group, and 61 in our global workforce. We have a presence in 22 countries worldwide.

7	61	22

NATIONALITIES	NATIONALITIES	COUNTRIES WORLDWIDE
IN OUR DIRECTOR AND EXECUTIVE OFFICER GROUP	IN OUR GLOBAL WORKFORCE	IN WHICH WE OPERATE

Board Leadership

The Board of Directors has chosen not to combine the positions of Chief Executive Officer and Chair of the Board of Directors. The Board of Directors believes that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while our Chair of the Board of Directors presides over the Board of Directors as the Board of Directors provides strategic advice to, and oversight of, management and the Company’s operations. The Board of Directors recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position and the additional commitment the position of Chair of the Board of Directors requires.

Upon election as Chair of the Board of Directors, Mr. Thigpen, our current Chief Executive Officer and an existing member of our Board of Directors, is expected to serve as Executive Chair of the Board of Directors. To further enhance independent oversight, Mr. Deaton, our current Chair of the Board of Directors, would transition to Lead Independent Director. The Lead Independent Director would continue to play a critical role in Board oversight and governance by, among other things:

■  presiding at all meetings of the Board of Directors at which the Executive Chair is not present, including executive sessions of independent directors;

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AGENDA ITEM 6

■  serving as the principal liaison between the Executive Chair and independent directors;

■  having the authority to call meetings of the independent directors; and

■  consulting with the Executive Chair on agendas for meetings of the Board of Directors and other matters pertinent to the Company and the Board of Directors.

The Board of Directors believes that this leadership structure is the appropriate leadership structure for us at this time and strikes the right balance between management continuity, strategic oversight, and independent Board leadership.

Executive Sessions

Our independent directors met in executive session without management at each of the regularly scheduled Board of Directors’ meetings held in 2024. During 2025, the independent directors are again scheduled to meet in executive session at each regularly scheduled Board of Directors’ meeting. Upon the effectiveness of the leadership transition described under “Nominees to the Board of Directors” above, the independent directors expect to designate the Lead Independent Director, Mr. Deaton, to act as the presiding director for executive sessions.

Director Attendance at Annual General Meeting

We expect all of our directors to attend the 2025 Annual General Meeting. All of our directors then serving on the Board of Directors attended the 2024 Annual General Meeting.

VOTING REQUIREMENT TO ELECT NOMINEES

The election of each nominee requires the affirmative vote of a plurality of the votes cast at the 2025 Annual General Meeting. The plurality requirement means that the nominee who receives the largest number of votes for a board seat is elected. Shareholders are entitled to one vote per share for each of the directors to be elected.

We have adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the Board of Directors may nominate only those candidates for director who have submitted an irrevocable letter of resignation, which would be effective upon and only in the event that (1) such nominee fails to receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election and (2) the Board of Directors accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast for than against the nominee’s election, the Governance, Safety & Environment Committee must promptly review the letter of resignation and recommend to the Board of Directors whether to accept the tendered resignation or reject it. The Board of Directors must then act on the Governance, Safety & Environment Committee’s recommendation within 90 days following the certification of the shareholder vote. The Board of Directors must promptly disclose its decision regarding whether or not to accept the nominee’s resignation letter in a Form 8-K filed with or furnished to the SEC or other broadly disseminated means of communication. Full details of this policy are set out in our Corporate Governance Guidelines, which are available on our website at www.deepwater.com by selecting the Governance page in the Investors section dropdown.

The Board of Directors has received from each nominee for election as a director at the 2025 Annual General Meeting listed below an executed irrevocable letter of resignation consistent with these guidelines described above.

As described above, the election of 12 members to our Board of Directors is subject to shareholder approval of Agenda Item 5. The information regarding the nominees presented below is as of March 6, 2025.

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Table of Contnts

AGENDA ITEM 6

NOMINEES FOR DIRECTOR

PRESIDENT AND COO, TRANSOCEAN LTD. IRISH AND U.S. CITIZEN Age: 55

KEELAN I. ADAMSON | Director Nominee

CAREER HIGHLIGHTS

Keelan I. Adamson is President and Chief Operating Officer of Transocean Ltd. As previously announced, Mr. Adamson is transitioning to the role of President and Chief Executive Officer during the second quarter of 2025. Before being named to his current position, Mr. Adamson served as Executive Vice President and Chief Operations Officer from August 2018 to February 2022, as Senior Vice President, Operations from October 2017 to July 2018, and as Senior Vice President, Operations Integrity and HSE, from June 2015 to October 2017.  Mr. Adamson has served in multiple executive positions with responsibilities spanning Engineering and Technical Services, Major Capital Projects, Human Resources, and as the Managing Director for the company's business in North America, Canada and Trinidad.

EDUCATION

Bachelor of Aeronautical Engineering, Queen’s University Belfast (1991)

Advanced Management Program, Harvard Business School (2016)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Adamson should serve on the Board of Directors. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. Mr. Adamson brings a competitive perspective and has substantial experience, as well as proven leadership, in:

Human Capital Management

Multinational Company

Oil & Gas (Including Oilfield Services)

Operations & Engineering

Safety & Environment

Technology, Research & Development

This experience supports the other members of the Board of Directors in evaluating strategic decisions for the Company.

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AGENDA ITEM 6

FORMER VICE CHAIR – U.K., PWC LLP U.K. CITIZEN Independent Age: 71 COMMITTEES Audit Compensation OTHER CURRENT PUBLIC COMPANY BOARDS Various Eateries plc (LON: VARE) (since 2020)

GLYN A. BARKER | Director since 2012

CAREER HIGHLIGHTS

Glyn A. Barker served as Vice Chair–U.K. of PricewaterhouseCoopers LLP (PwC) from 2008 to 2011. He was also responsible for PwC's strategy and business development for the geographic areas of Europe, the Middle East, Africa and India. Mr. Barker joined PwC in 1975 and became an audit partner in 1987. He then established PwC's private equity-focused Transactions Services business and led it globally. He joined the Management Board of PwC in the UK as Head of the Assurance Practice in 2002. In 2006, he became U.K. Managing Partner and served in that role until 2008. Mr. Barker is the Chair of Irwin Mitchell Holdings Limited (since 2012) and serves as a director of Various Eateries plc (LON: VARE) (since 2020). Previously, Mr. Barker served as the Chair of Tappit Technologies (UK) Ltd. (from 2020 to 2023), as a director of Cornerstone FS plc (from 2021 to 2022), as a director of Quilter (in 2022), as a director of Berkeley Group Holdings plc (from 2012 to 2022), as a director (from 2014 to 2016) and the Chair (from 2015 to 2016) of Transocean Partners LLC, as a director of Aviva plc (from 2012 to 2019), and a director of Interserve plc (from 2016 to 2019). Mr. Barker was Deputy Chair of the English National Opera Company from 2009 to 2016.

EDUCATION

Chartered Accountant

Bachelor of Science, Economics and Accounting, University of Bristol (1975)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Barker should remain on the Board of Directors due to his experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Information Security & Cybersecurity

Mergers & Acquisitions

Multinational Company

Public Company Governance

Strategy

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Table of Contnts

AGENDA ITEM 6

FORMER DIRECTOR AND SHAREHOLDER OF EL & EL INVESTMENTS LTD.

CANADIAN AND U.S. CITIZEN

Independent

Age: 72

COMMITTEES

Audit

Compensation

OTHER CURRENT PUBLIC COMPANY BOARDS

Edison International (NYSE: EIX) (since 2007)

VANESSA C.L. CHANG | Director since 2012

CAREER HIGHLIGHTS

Vanessa C.L. Chang previously served as a Director and shareholder of EL & EL Investments Ltd., a privately held real estate investment business, from 1998 to 2018, as the President and Chief Executive Officer of ResolveItNow.com from 2000 until 2002 and was the Senior Vice President of Secured Capital Corp in 1998. From 1986 until 1997, Ms. Chang was the West Coast partner in charge of Corporate Finance for KPMG Peat Marwick LLP. Ms. Chang is a director or trustee of 28 funds advised by the Capital Group and its subsidiaries, seven of which are members of the American Funds family and 21 of which are ETFs advised by the Capital Group that were launched between 2022 and 2024. She is also a director of Edison International (NYSE: EIX) and its wholly owned subsidiary, Southern California Edison Company (each since 2007), and a director of the privately-held Global Infrastructure Solutions, Inc. (since 2021). She was also a director of Sykes Enterprises, Incorporated from 2016 to 2021, Forest Lawn Memorial Parks Association, a non-profit organization, from 2005 to 2020 and SCO America, Inc., a non-profit organization, from 2013 to 2019. Ms. Chang is a member of the American Institute of Certified Public Accountants, the California State Board of Accountancy, Women Corporate Directors and the National Association of Corporate Directors.

EDUCATION

Certified Public Accountant (inactive)

Bachelor of Arts, University of British Columbia (1973)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Ms. Chang should remain on the Board of Directors due to her experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Human Capital Management

Information Security & Cybersecurity

Mergers & Acquisitions

Multinational Company

Public Company Governance

Strategy

Sustainability Risk, Reporting & Disclosures

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AGENDA ITEM 6

FORMER PRESIDENT AND CEO, EMBRAER S.A.

BRAZILIAN AND PORTUGUESE CITIZEN

Independent
Age: 63

COMMITTEES

Governance, Safety & Environment

OTHER CURRENT PUBLIC COMPANY BOARDS

ABB Ltd. (SIX: ABBN) (since 2016)

LATAM Airlines Group SA (BCS: LTM; NYSE: LTM)

FREDERICO F. CURADO | Director since 2013

CAREER HIGHLIGHTS

Frederico F. Curado served as the Chief Executive Officer of Ultrapar Participacoes S.A. from 2017 to 2021, and previously served as President and Chief Executive Officer of Embraer S.A. from 2007 to 2016. He joined Embraer in 1984 and served in a variety of management positions during his career, including Executive Vice President, Airline Market from 1998 to 2007 and Executive Vice President, Planning and Organizational Development from 1995 to 1998. Mr. Curado is a director of LATAM Airlines Group SA (BCS: LTM; NYSE: LTM) (since 2022) and a director of ABB Ltd. (SIX: ABBN) (since 2016). Mr. Curado was a director of Ultrapar from 2021 to 2022, a member of the Executive Board of the International Chamber of Commerce from 2013 to 2018, a director of Iochpe-Maxion S.A. from 2015 to 2017, the President of the Brazilian Chapter of the Brazil-United States Business Council from 2011 to 2016, a member of Brazil's National Council for Industrial Development from 2011 to 2016, and had been a director of the Smithsonian National Air and Space Museum from 2014 to 2017.

EDUCATION

Executive Master’s in Business Administration, University of São Paulo, Brazil (1997)

Bachelor of Science degree, Mechanical-Aeronautical Engineering, Instituto Tecnológico de Aeronáutica in Brazil (1983)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Curado should remain on the Board due to his experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Human Capital Management

Legal & Compliance

Mergers & Acquisitions

Multinational Company

Oil & Gas (Including Oilfield Services)

Operations & Engineering

Public Company CEO

Public Company Governance

Safety & Environment

Strategy

Sustainability Risk, Reporting & Disclosures

Technology, Research & Development

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Table of Contnts

AGENDA ITEM 6

FORMER EXECUTIVE CHAIR AND CEO, BAKER HUGHES INCORPORATED U.S. CITIZEN Independent Age 72

CHADWICK C. DEATON | Director since 2012

CAREER HIGHLIGHTS

Mr. Deaton served as Executive Chair of Baker Hughes Incorporated from 2012 to 2013, prior to which he served as Chair and Chief Executive Officer since 2004. He began his career with Schlumberger in 1976 and served in a variety of international capacities, including as Executive Vice President, Oilfield Services from 1998 to 1999 and as a Senior Advisor from 1999 until 2001. From 2002 until 2004, Mr. Deaton was the President, Chief Executive Officer and Director of Hanover Compressor Company. Mr. Deaton previously served as a director of Marathon Oil Corporation from 2014 to 2024, a director of Air Products and Chemicals, Inc. from 2010 to 2022 and Carbo Ceramics Inc. from 2004 to 2009 and from 2013 to 2020. He is a member of the Society of Petroleum Engineers (since 1980) and has served on its Industrial Advisory Council. He is also a director of the University of Wyoming Foundation, UCross Foundation, a non-profit research and development lab for the arts, and of the Houston Achievement Place. Mr. Deaton served as co-chair of the Wyoming Governor’s Task Force for the buildout of the University of Wyoming’s Engineering and Applied Sciences Center. He was a member of the National Petroleum Council (from 2007 to 2013).

EDUCATION

Bachelor of Science degree, Geology, University of Wyoming (1976)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Deaton should remain on the Board of Directors and serve as Lead Independent Director following the leadership transition due to his significant experience and expertise in:

Finance, Debt & Capital Markets

Human Capital Management

Legal & Compliance

Mergers & Acquisitions

Multinational Company

Oil & Gas (Including Oilfield Services)

Operations & Engineering

Public Company CEO

Public Company Governance

Safety & Environment

Strategy

Technology, Research & Development

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AGENDA ITEM 6

PRESIDENT AND CEO, EXPAND ENERGY CORPORATION

U.S. CITIZEN

Independent
Age 48

COMMITTEES

Finance

Governance, Safety & Environment

OTHER CURRENT PUBLIC COMPANY BOARDS

Expand Energy Corporation (NASDAQ: EXE) (since 2021)

DOMENIC J. “NICK” DELL’OSSO, JR. | Director since 2023

CAREER HIGHLIGHTS

Mr. Dell’Osso is the President and Chief Executive Officer of Expand Energy Corporation (NASDAQ: EXE) (formerly Chesapeake Energy Corporation), a role he has served in since 2021. He previously served as Chesapeake’s Executive Vice President and Chief Financial Officer from 2010 until 2021. Prior to that time, he served as Vice President – Finance and Chief Financial Officer of Chesapeake’s wholly owned midstream subsidiary, Chesapeake Midstream Development, L.P. from 2008 to 2010. Before joining Chesapeake, Mr. Dell’Osso was an energy investment banker with Jefferies & Co. from 2006 to 2008 and Banc of America Securities from 2004 to 2006.

EDUCATION

Master of Business Administration, Finance, University of Texas at Austin (2003)

Bachelor’s degree, Economics, Boston College (1998)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Dell’Osso should be elected to the Board of Directors due to his experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Human Capital Management

Legal & Compliance

Mergers & Acquisitions

Oil & Gas (Including Oilfield Services)

Public Company CEO

Public Company Governance

Safety & Environment

Strategy

Sustainability Risk, Reporting & Disclosures

Transocean 2025    P-40    Proxy Statement

Table of Contnts

AGENDA ITEM 6

FOUNDER AND CEO, VDA CAPITAL MANAGEMENT LLC

U.S. CITIZEN

Independent

Age 68

COMMITTEES

Finance

OTHER CURRENT PUBLIC COMPANY BOARDS

Hertz Global Holdings, Inc. (NASDAQ: HTZ) (since 2014)

SandRidge Energy, Inc. (NYSE: SD) (since 2024)

International Flavors & Fragrances Inc. (NYSE: IFF) (since 2025)

VINCENT J. INTRIERI | Director since 2014

CAREER HIGHLIGHTS

Mr. Intrieri is the Founder and Chief Executive Officer of VDA Capital Management LLC, a private investment fund founded in 2017. Mr. Intrieri was previously employed by Carl C. Icahn-related entities in various investment-related capacities from 1998 to 2016. From 2008 to 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from 2004 to 2016, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is a director of Hertz Global Holdings, Inc. (NASDAQ: HTZ) (since 2014), a director of SandRidge Energy, Inc. (NYSE: SD) (since 2024) and a director of International Flavors & Fragrances Inc. (NYSE: IFF) (since 2025). Mr. Intrieri previously served as a director of Navistar International Corporation from 2012 until 2021, Energen Corporation from March 2018 until November 2018, Conduent Incorporated from 2017 to 2018, Chesapeake Energy Corporation from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, Ferrous Resources Limited from 2015 to 2016, Forest Laboratories Inc. from 2013 to 2014, CVR Energy, Inc. from 2012 to 2014, Federal-Mogul Holdings Corporation from 2007 to 2013, Icahn Enterprises L.P. from 2006 to 2012, and was Senior Vice President of Icahn Enterprises L.P. from 2011 to 2012. Mr. Intrieri was also a director of Dynegy Inc. from 2011 to 2012, and Chair and a director of PSC Metals Inc. from 2007 to 2012. He served as a director of Motorola Solutions, Inc. from 2011 to 2012, XO Holdings from 2006 to 2011, National Energy Group, Inc. from 2006 to 2011, American Railcar Industries, Inc. from 2005 to 2011, WestPoint Home LLC from 2005 to 2011, and as Chair and a director of Viskase Companies, Inc. from 2003 to 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Icahn Enterprises, XO Holdings, National Energy Group, WestPoint Home, Viskase Companies and PSC Metals each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hertz, Forest Laboratories, Navistar, Chesapeake Energy, Motorola Solutions and Transocean through the ownership of securities.

EDUCATION

Certified Public Accountant (inactive)

Bachelor of Science degree, with Distinction, Accounting, The Pennsylvania State University (Erie Campus) (1984)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Intrieri should remain on the Board of Directors due to his significant experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Human Capital Management

Mergers & Acquisitions

Multinational Company

Oil & Gas (Including Oilfield Services)

Public Company Governance

Safety & Environment

Strategy

Technology, Research & Development

Transocean 2025    P-41    Proxy Statement

AGENDA ITEM 6

EXECUTIVE VICE PRESIDENT AND CFO, WOODWARD, INC. U.S. CITIZEN Independent Age 55

WILLIAM F. “BILL” LACEY | Director Nominee

CAREER HIGHLIGHTS

Mr. Lacey is Executive Vice President and Chief Financial Officer of Woodward, Inc. since May 2023. Mr. Lacey previously served as Vice President of Finance, Books and Kindle Content at Amazon, Inc. from 2022 to 2023. Prior to joining Amazon, Mr. Lacey was President and Chief Executive Officer of GE Lighting, a division of Savant Systems, Inc. (“Savant”) from 2020 to 2022, and President and Chief Executive Officer of GE Lighting at General Electric Company (“GE”) from 2016 to 2020 when GE Lighting was acquired by Savant. During nearly three decades with GE, Mr. Lacey also served as President and Chief Financial Officer of GE Home & Business Solution Lighting from 2011 to 2016, Chief Financial Officer of GE Healthcare Medical Diagnostic from 2007 to 2011, and as Chief Financial Officer of GE Wind Energy from 2002 to 2005. Mr. Lacey served as a director of Parker-Hannifin Corporation from 2021 to 2023.

EDUCATION

Bachelor’s degree, Accounting and Business Management, Florida Agricultural and Mechanical University (1992)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Lacey should be elected to the Board of Directors due to his significant experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Human Capital Management

Mergers & Acquisitions

Multinational Company

Public Company Governance

Strategy

Technology, Research & Development

Transocean 2025    P-42    Proxy Statement

Table of Contnts

AGENDA ITEM 6

EXECUTIVE DIRECTOR, MUBADALA CAPITAL U.S. CITIZEN Independent Age 44 COMMITTEES Audit Finance

SAMUEL J. MERKSAMER | Director since 2013

CAREER HIGHLIGHTS

Mr. Merksamer is Executive Director at Mubadala Capital (since 2024). He previously was a Partner at One Investment Management from 2022 to 2024. Prior to then, Mr. Merksamer was a Partner at SoftBank Investment Advisers and a Managing Director at SB Management, an affiliate of SoftBank from 2019 to 2022. From 2017 to 2019, he was a co-founder of Caligan Partners, L.P., an investment firm. Mr. Merksamer was a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., from 2008 to 2016. From 2003 until 2008, he was an analyst at Airlie Opportunity Capital Management. Mr. Merksamer was a director of Autostore Holdings Ltd. and EQRx, LLC each from 2021 to 2024. He also previously served as a director of American International Group, Inc. from 2016 to 2018, Hertz Global Holdings, Inc. from 2014 to 2017, Navistar International Corporation from 2012 to 2017, Cheniere Energy Inc. from 2015 to 2017, Transocean Partners from 2014 to 2016, Hologic Inc. from 2013 to 2016, Talisman Energy Inc. from 2013 to 2015, Ferrous Resources Limited from 2012 to 2016, CVR Refining, GP, LLC, the general partner of CVR Refining, LP, from 2012 to 2014, CVR Energy, Inc. from 2012 to 2014, American Railcar Industries, Inc. from 2011 to 2013, Dynegy Inc. from 2011 to 2012, Viskase Companies, Inc. from 2010 to 2013, Federal-Mogul Holdings Corporation from 2010 to 2014, and PSC Metals Inc. from 2009 to 2012. Ferrous Resources Limited, CVR Refining, CVR Energy, American Railcar Industries, Federal-Mogul, Viskase Companies and PSC Metals are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a noncontrolling interest in Dynegy, Hologic, Talisman Energy, Navistar, Hertz, Cheniere Energy, Transocean Ltd., Transocean Partners and American International Group, Inc. through the ownership of securities.

EDUCATION

A.B. degree, Economics, Cornell University (2002)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Merksamer should remain on the Board of Directors due to his experience and expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Mergers & Acquisitions

Multinational Company

Public Company Governance

Strategy

Transocean 2025    P-43    Proxy Statement

AGENDA ITEM 6

OWNER AND MANAGING DIRECTOR, PERESTROIKA AS; FORMER DIRECTOR AND CHAIR, SONGA

NORWEGIAN CITIZEN

Independent

Age 48

COMMITTEES

Finance

Governance, Safety & Environment

OTHER CURRENT PUBLIC COMPANY BOARDS

EMGS ASA (OSE: EMGS) (since 2021)

FREDERIK W. MOHN | Director since 2018

CAREER HIGHLIGHTS

Mr. Mohn has served as a director of the Company since 2018 when Transocean acquired Songa Offshore SE (“Songa”). Previously, Mr. Mohn served as a director of Songa from 2013 to 2014, and as Chair of the Songa board of directors from 2014 to 2018. Mr. Mohn is the sole owner and managing director of Perestroika AS, a Norwegian investment company with investments in oil and gas, shipping, infrastructure, real estate development and financial services. Mr. Mohn currently serves as the Chair of the Board of EMGS ASA (OSE: EMGS) (since 2021). He also currently serves on the board of directors of the following private companies: Viken Crude AS, Fornebu Sentrum Holding AS, and Fornebu Sentrum Utvikling AS. Mr. Mohn previously served as a director of Dof ASA, a Norwegian shipping company, from August 2017 to October 2019 and as a director of Fjord 1, a Norwegian transport company from August 2017 to December 2019. From 2011 to 2013, Mr. Mohn served as managing director of the worldwide family business Frank Mohn AS, a supplier of pumping systems to the oil and gas industry.

EDUCATION

Bachelor of Science degree, Royal Holloway, University of London (2001)

KEY QUALIFICATIONS AND EXPERTISE

Mr. Mohn served as the Chair of the Board of Songa prior to Transocean’s acquisition of that company in 2018. The Board of Directors recommends Mr. Mohn should remain on the Board of Directors due to his knowledge and experience as the former Chair of the Board of Songa and his expertise in:

Accounting & Auditing

Finance, Debt & Capital Markets

Mergers & Acquisitions

Multinational Company

Oil & Gas (Including Oilfield Services)

Public Company Governance

Safety & Environment

Strategy

Transocean 2025    P-44    Proxy Statement

Table of Contnts

AGENDA ITEM 6

TRANSOCEAN LTD. CITIZEN 46

 Thigpen is President and Chief Executive Officer and a director of the Company since 2015. Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. (NYSE: NOV) from 2012 to 2015. During his tenure at National Oilwell Varco, Mr. Thigpen spent five years from 2007 to 2012 as the company’s President of Downhole and Pumping Solutions business, and four years from 2003 to 2007 as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chair for National Oilwell Varco.

recommends Mr. Thigpen should serve an additional term. The Board of Directors believes that it is important for the Chief Executive Officer of the Company to serve on the Board of Directors, as it ensures an efficient flow of information between the Board of Directors and executive management. In addition, Mr. Thigpen has substantial industry experience and a competitive perspective, which assists the Board of Directors in considering strategic decisions for the Company.

FORMER EXECUTIVE VICE PRESIDENT FOR EQUINOR ASA, DEVELOPMENT AND PRODUCTION BRAZIL

NORWEGIAN CITIZEN

Independent

Age 66

COMMITTEES

Governance, Safety & Environment

OTHER CURRENT PUBLIC COMPANY BOARDS

FMC Corporation (NYSE: FMC) (since 2016)

Harbour Energy plc (LON: HBR) (since 2021)

TechnipFMC plc (NYSE: FTI) (PARIS: FTI) (since 2020)

MARGARETH ØVRUM | Director since 2021

CAREER HIGHLIGHTS

Ms. Øvrum served as Executive Vice President of Equinor ASA, Development and Production Brazil until 2021, when she retired after nearly 40 years with Equinor. Her tenure at Equinor included working as President, Equinor Brazil from 2018 to 2020; Executive Vice President of Technology, Projects and Drilling from 2011 to 2018; Executive Vice President, Technology and New Energy for Statoil Hydro from 2007 to 2011; Executive Vice President of Technology and Projects from 2004 to 2007 and Executive Vice President of Health, Safety and the Environment during 2004. Ms. Øvrum began her career in 1982 at Equinor in Strategic Analysis, Production and Maintenance and, within a decade, became the first female platform manager of the company’s oldest fields in the North Sea. Ms. Øvrum currently serves on the board of directors of Harbour Energy plc (LON: HBR) since 2021, TechnipFMC plc (NYSE: FTI) (PARIS: FTI) since 2020 and FMC Corporation (NYSE: FMC) since 2016. She also serves on the board of a private company, Fox Innovation & Technologies, Inc., since 2023. Ms. Øvrum previously served as a director of Fjordbase Holding from 2021 to 2023, Alfa Laval AB from 2015 to 2019, Atlas Copco AB from 2008 to 2017 and Ratos AB from 2009 to 2014.

EDUCATION

Master of Science Technical Physics, Norwegian Technical University (1981)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Ms. Øvrum should remain on the Board of Directors due to her experience and expertise in:

Human Capital Management

Information Security & Cybersecurity

Mergers & Acquisitions

Multinational Company

Oil & Gas (Including Oilfield Services)

Operations & Engineering

Public Company Governance

Safety & Environment

Strategy

Sustainability Risk, Reporting & Disclosures

Technology, Research & Development

Transocean 2025    P-45    Proxy Statement

AGENDA ITEM 6

CEO, TRANSOCEAN LTD. U.S. CITIZEN Age 50 OTHER CURRENT PUBLIC COMPANY BOARDS Sunnova International Inc. (NYSE: NOVA) (since 2024)

JEREMY D. THIGPEN | Director since 2015

CAREER HIGHLIGHTS

Mr. Thigpen is Chief Executive Officer and a director of the Company since 2015 and served as President until February 2022. Mr. Thigpen served as Senior Vice President and Chief Financial Officer at National Oilwell Varco, Inc. (“NOV”) from 2012 to 2015. During his tenure at NOV, Mr. Thigpen spent five years from 2007 to 2012 as the company’s President of Downhole and Pumping Solutions business, and four years from 2003 to 2007 as President of its Downhole Tools group. He also served in various management and business development capacities, including Director of Business Development and Special Assistant to NOV’s Chair of the Board.

Mr. Thigpen serves as a director of Sunnova International Inc. (NYSE: NOVA) (since 2024) and as a member of the Board of Trustees at Rice University (since 2022). He previously served as the International Association of Drilling Contractors’ Chair in 2022.

Upon election as Chair of the Board of Directors, Mr. Thigpen is expected to serve as Executive Chair of the Board of Directors.

EDUCATION

Program for Management Development, Harvard Business School (2001)

Bachelor of Arts degree, Economics and Managerial Studies, Rice University (1997)

KEY QUALIFICATIONS AND EXPERTISE

The Board of Directors recommends Mr. Thigpen should serve an additional term. The Board of Directors believes that, in the role of Executive Chair, Mr. Thigpen will serve an integral role in providing continued strategic direction following the Company’s leadership transition. Mr. Thigpen brings a competitive perspective and has substantial experience, as well as proven leadership, in:

Finance, Debt & Capital Markets

Human Capital Management

Multinational Company

Oil & Gas (Including Oilfield Services)

Operations & Engineering

Public Company CEO

Safety & Environment

Technology, Research & Development

This experience assists the other members of the Board of Directors in considering strategic decisions for the Company.

RECOMMENDATION The Board of Directors recommends you vote FOR the election of these candidates as directors.

Transocean 2025    P-46    Proxy Statement

SKILLS AND EXPERIENCE MATRIX FOR DIRECTOR NOMINEES

Below is a summary of certain skills and experience of our director nominees that are relevant to our business. In addition to the skills and experience referenced below, each of our director nominees has relevant business or professional experience and skills in Mergers and Acquisitions, Public Company Governance and Strategy.

BUSINESS OR PROFESSIONAL EXPERIENCE AND SKILLS	Keelan I. Adamson	Glyn A. Barker	Vanessa C.L. Chang	Frederico F. Curado	Chadwick C. Deaton	Domenic J. “Nick” Dell’Osso, Jr.	Vincent J. Intrieri	William F. “Bill” Lacey	Samuel Merksamer	Frederik W. Mohn	Margareth Øvrum	Jeremy D. Thigpen	OUT OF 12
Finance, Debt & Capital Markets		✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	10
Multinational Company	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	11
Accounting & Auditing		✓	✓	✓		✓	✓	✓	✓	✓			8
Safety & Environment	✓			✓	✓	✓	✓			✓	✓	✓	8
Human Capital Management	✓		✓	✓	✓	✓	✓	✓			✓	✓	9
Oil & Gas (Including Oilfield Services)	✓			✓	✓	✓	✓			✓	✓	✓	8
Technology, Research & Development	✓			✓	✓		✓	✓			✓	✓	7
Sustainability Risk, Reporting & Disclosures			✓	✓		✓					✓		4
Operations & Engineering	✓			✓	✓						✓	✓	5
Public Company CEO				✓	✓	✓						✓	4
Information Security & Cybersecurity		✓	✓								✓		3
Legal & Compliance				✓	✓	✓							3

Transocean 2025    P-47    Proxy Statement

SKILLS AND EXPERIENCE MATRIX FOR DIRECTOR NOMINEES

Backgrounds and Attributes of Our Director Nominees

All members of our Board of Directors are highly qualified with proven records of excellence and success. In addition to their credentials and experience, we value the thought leadership and varied perspectives that a diverse board brings to our business execution. The following provides an overview of the backgrounds of our director nominees.

Transocean 2025    P-48    Proxy Statement

AGENDA ITEM 7

Election of the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATION OF THE BOARD OF DIRECTORS

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the Chair of the Board of Directors is vested with the general meeting of shareholders. The term of office of the Chair of the Board of Directors is the same as the other directors’ terms and extends until completion of the next annual general meeting. The Chair elected at the 2025 Annual General Meeting will have the powers and duties as provided for in our Articles of Association and organizational regulations.

Upon the recommendation of the Governance, Safety & Environment Committee, the Board of Directors nominates Jeremy D. Thigpen for election by shareholders as the Chair of the Board of Directors. Mr. Thigpen has served on the Board and has been Chief Executive Officer of the Company since 2015. His election as Chair of the Board of Directors is part of the Company’s succession plan designed to maintain business and leadership continuity. Mr. Thigpen’s biographical information may be found above under Agenda Item 6.

For more information about the Company’s leadership transition, see “Nominees to the Board of Directors.”

RECOMMENDATION The Board of Directors recommends a vote FOR the election of the nominee for the Chair of the Board of Directors.

Transocean 2025    P-49    Proxy Statement

AGENDA ITEM 8

Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting

NOMINATIONS OF THE BOARD OF DIRECTORS

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the members of the Compensation Committee of the Board of Directors is vested with the general meeting of shareholders. The term of office of the members of the Compensation Committee is the same as the other directors’ term and extends until completion of the next annual general meeting.

Upon the recommendation of the Governance, Safety & Environment Committee, the Board of Directors has nominated for election by the shareholders at the 2025 Annual General Meeting

Glyn A. Barker

Vanessa C.L. Chang

Frederico F. Curado

as members of the Compensation Committee of the Board of Directors. Biographical information regarding the nominees may be found above under Agenda Item 6.

RECOMMENDATION The Board of Directors recommends a vote FOR the election of the nominees of the Compensation Committee of the Board of Directors.

Transocean 2025    P-50    Proxy Statement

AGENDA ITEM 9

Reelection of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting

Pursuant to the Swiss Code and our Articles of Association, the authority to elect the independent proxy is vested with the general meeting of shareholders. The independent proxy elected at the 2025 Annual General Meeting will serve as independent proxy at the 2026 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company that may be held prior to the 2026 Annual General Meeting.

The Board of Directors has nominated for election as independent proxy Schweiger Advokatur/Notariat, Dammstrasse 19, 6300 Zug, Switzerland. Schweiger Advokatur/Notariat was elected at the 2024 Annual General Meeting to serve as independent proxy at the 2025 Annual General Meeting and any extraordinary general meeting of shareholders of the Company held prior to the 2026 Annual General Meeting. Schweiger Advokatur/Notariat confirmed to the Company that it possesses the required independence to fulfill its responsibilities.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 9.

Transocean 2025    P-51    Proxy Statement

AGENDA ITEM 10

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One-Year Term

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Ernst & Young LLP be ratified as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2025 and that Ernst & Young Ltd, Zurich, be elected as Transocean Ltd.’s auditor pursuant to the Swiss Code for a further one-year term, commencing on the day of election at the 2025 Annual General Meeting and terminating on the day of the 2026 Annual General Meeting.

Representatives of Ernst & Young Ltd will participate in the 2025 Annual General Meeting, will have the opportunity to make a statement and will be available to respond to questions you may ask. Please submit any questions you may have to the Corporate Secretary prior to the 2025 Annual General Meeting. Information regarding the fees paid by the Company to Ernst & Young appears below.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 10.

ERNST & YOUNG FEES

Audit fees for Ernst & Young LLP and its affiliates for each of the fiscal years 2024 and 2023 and audit-related fees, tax fees and total of all other fees for services rendered in 2024 and 2023 are as follows:

	AUDIT FEES(1)	AUDIT-RELATED FEES(2)	TAX FEES	TOTAL OF ALL OTHER FEES(3)
	U.S. $	U.S. $	U.S. $	U.S. $
Fiscal year 2024	6,382,607	230,937	29,804	2,132
Fiscal year 2023	5,531,838	223,347	240,899	2,000

(1)    The audit fees include those associated with our annual audit, reviews of our quarterly reports on Form 10-Q, statutory audits of our subsidiaries, services associated with documents filed with the SEC and audit consultations.

(2)    The audit-related fees include services in connection with accounting consultations related to matters affecting future audit periods, employee benefit plan audits and permitted non-audit services related to financial reporting.

(3)    All other fees were for other publications and subscription services.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit, audit-related and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm and its affiliates. The Audit Committee has considered whether the provision of services rendered in 2024, other than the audit of our financial statements and reviews of quarterly financial statements, was compatible with maintaining the

Transocean 2025    P-52    Proxy Statement

AGENDA ITEM 10

independence of Ernst & Young LLP and determined that the provision of such services was compatible with maintaining such independence.

The Audit Committee has adopted policies and procedures for providing advance approval of services for such audit, audit-related and permitted non-audit services performed by the independent registered public accounting firm and its affiliates. These services require advance approval by the Audit Committee of all such work; provided that the Audit Committee may form subcommittees consisting of one or more members and delegate authority to such subcommittee to grant advance approvals of such work, so long as such advance approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee must provide advance approval for a service before the independent registered public accounting firm or its affiliate begins to perform the service. The Audit Committee has given advance approval for specified audit, audit-related, tax and other services for 2025. Requests for services that receive this advance approval are also subject to engagement fee pre-approval procedures, budget restrictions, as well as other internal controls.

Transocean 2025    P-53    Proxy Statement

AGENDA ITEM 11

Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote for the approval of the compensation of the Named Executive Officers as described in this proxy statement.

Accordingly, you may vote on the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in the proxy statement for the Company’s 2025 Annual General Meeting is hereby APPROVED.

EXPLANATION

As required by Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to vote on an advisory basis to approve the compensation of the Company’s Named Executive Officers.

At the Company’s 2023 Annual General Meeting, the Company’s shareholders supported the Board of Directors’ recommendation to hold an advisory vote on executive compensation every year for the Company’s Named Executive Officers. As a result, the Board of Directors determined that the Company will hold an advisory vote on executive compensation once every year until the 2029 Annual General Meeting, which, in accordance with applicable law, is the next required vote on the frequency of shareholder votes on the compensation of Named Executive Officers of the Company.

Our compensation program for our Named Executive Officers is designed to reward performance that creates long-term value for the Company’s shareholders through the following features, which are discussed in more detail in our Compensation Discussion and Analysis:

■	Annual cash bonuses based on performance as measured against pre-determined performance goals;	■

A share ownership policy that requires our executive officers to build and maintain an appropriate equity stake in the Company to further align our executive officers’ interests with the long-term interests of our shareholders;

■	A compensation mix weighted toward long-term incentives to allow our Named Executive Officers to participate in the long-term growth and profitability of the Company;	■

Hedging and pledging policies that prohibit any of our executive officers from hedging or pledging our shares or holding derivative instruments tied to our shares, other than derivative instruments issued by us; and

■	Long-term incentives include performance share units that vest based upon the Company’s total shareholder return compared to the companies in our performance peer groups and Free Cash Flow generation;	■

The Executive Officer Incentive-Based Compensation Recoupment Policy, a clawback policy in accordance with SEC and NYSE requirements, providing for the recovery of certain erroneously awarded incentive-based compensation (cash and equity) received by current and former executive officers in the case of an accounting restatement.

■	Median pay positioning for target performance, above median pay for above target performance, and below median pay for below target performance;

Transocean 2025    P-54    Proxy Statement

AGENDA ITEM 11

The vote on this proposal is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders. Following the 2025 Annual General Meeting, we will consider our shareholders’ feedback and the Compensation Committee will evaluate whether any actions are necessary to address this feedback.

RECOMMENDATION

The Board of Directors recommends that you vote FOR approval of the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure in this proxy statement.

Transocean 2025    P-55    Proxy Statement

AGENDA ITEM 12

Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team

12A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2025 Annual General Meeting and the 2026 Annual General Meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation of the Board of Directors for the period between the 2025 Annual General Meeting and the 2026 Annual General Meeting.

EXPLANATION

As required by our Articles of Association and the Swiss Code, the shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Board of Directors who are not employees for the period between the 2025 Annual General Meeting and the 2026 Annual General Meeting (the “2025/2026 Term”). The shareholder vote is binding.

DIRECTORS’ COMPENSATION PRINCIPLES

The general principles of the compensation for our Board of Directors are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. Our directors’ compensation consists of:

■   cash retainers and

■   grants of restricted share units

Set forth below is an overview of the non-employee director compensation elements for the term of office between the 2023 Annual General Meeting and the 2024 Annual General Meeting (the “2023/2024 Term”), and the term of office between the 2024 Annual General Meeting and the 2025 Annual General Meeting (the

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AGENDA ITEM 12

“2024/2025 Term”). Additionally, the compensation elements currently contemplated for the 2025/2026 Term are also provided:

	TERM OF OFFICE
	2023/2024 Term	2024/2025 Term	2025/2026 Term
	(U.S.$)	(U.S.$)	(U.S.$)
CASH RETAINERS
Non-employee chair	215,000	215,000	215,000
Non-employee directors (other than the chair)	100,000	100,000	100,000
Additional retainer for committee chair:
Audit Committee	35,000	35,000	35,000
Compensation Committee	20,000	20,000	20,000
Finance Committee and Governance, Safety & Environment Committee	10,000	10,000	10,000
TARGET VALUE OF RESTRICTED SHARE UNITS
Non-employee chair	215,000	215,000	215,000
Non-employee directors (other than the chair)	210,000	210,000	210,000

A more detailed description of the compensation principles currently in effect for our Board of Directors can be found under “Board Meetings and Committees—Director Compensation Strategy.” The actual amounts paid to each member of the Board of Directors for fiscal year 2024 are disclosed under “2024 Director Compensation” and in our Swiss Compensation Report under the caption “Board of Directors’ Compensation.”

PROPOSAL FOR RATIFICATION OF MAXIMUM AGGREGATE AMOUNT

The Board of Directors proposes that the shareholders ratify an amount of $4,121,000 as the maximum aggregate amount of compensation that the Company may pay to the Board of Directors for the 2025/2026 Term.

The proposed aggregate maximum amount has been calculated based on the directors’ compensation elements as outlined above and represents no change from the maximum aggregate amount of compensation for the prior nine terms since the Swiss compensation regulations were first implemented for the 2015/2016 Term; all of which were approved by shareholders.

The total compensation paid to the Board of Directors for the 2024/2025 Term was $3,100,440, which is below the $4,121,000 previously approved by shareholders at the 2024 Annual General Meeting.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 12A.

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AGENDA ITEM 12

12B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2026

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the shareholders ratify an amount of $26,000,000 as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2026.

EXPLANATION

As required by our Articles of Association and the Swiss Code, our shareholders are provided the opportunity to vote on the maximum aggregate amount of compensation that can be paid or granted to the members of the Executive Management Team for fiscal year 2026. The shareholder vote is binding.

EXECUTIVE MANAGEMENT TEAM COMPOSITION

Our Executive Management Team for fiscal year 2026 is expected to be comprised of our Executive Chair, our Chief Executive Officer, and our Chief Financial Officer. Each of our Executive Management Team members serves an integral role as an executive officer in making significant operational decisions to implement the Company’s strategic objectives.

EXECUTIVE MANAGEMENT TEAM COMPENSATION PRINCIPLES

The general principles of the compensation for the Executive Management Team are described in article 29b of our Articles of Association.

We use a combination of cash and equity compensation to attract, motivate and retain leaders from the global executive talent market within and outside our highly competitive industry and to achieve our objective of pay and performance alignment by delivering the vast majority of our Executive Management Team’s compensation opportunity as performance-based, ‘at-risk’ compensation. Our Executive Management Team’s compensation consists of:

■   base salary,

■   annual performance bonus,

■   long-term incentives, which may be comprised of grants of restricted share units, performance share units, performance cash and stock options, and

■   other compensation, including Company contributions to savings plans, pension plans, and life insurance premiums.

For a detailed description of our compensation principles currently in effect for the Executive Management Team (and our other Named Executive Officers who are not members of the Executive Management Team), please refer to the section of this proxy statement under the caption: “Compensation Discussion and Analysis.” We recommend that our shareholders read our Articles of Association and the Compensation Discussion and Analysis to understand our Executive Management Team compensation principles and process when considering this proposal. The actual amounts paid to each member of the Executive Management Team for fiscal years 2022-2024 are disclosed in this proxy statement under the caption: “Executive Compensation—Summary Compensation Table,” and for fiscal years 2023 and 2024 in our Swiss Compensation Report under the caption: “Executive Management Team Compensation.”

In addition to this binding vote on maximum Executive Management Team compensation, shareholders have had the opportunity since 2011 under U.S. law, subject to an advisory vote by shareholders and a determination

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by the Board of Directors as to the frequency of such opportunity, to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for the fiscal year preceding the annual general meeting. Our shareholders have consistently expressed their support for the Company’s executive compensation principles, and for the prior nine years, the shareholder approval levels have been 91% or higher, with eight of those years exceeding 95%. Our shareholders are again provided the opportunity to cast a retrospective advisory vote to approve the compensation paid to our Named Executive Officers (including our Executive Management Team members) for fiscal year 2024, as is explained in detail in Agenda Item 11.

The proposed maximum aggregate amount of compensation for the Executive Management Team for fiscal year 2026 is derived substantially from the Company’s executive compensation program receiving strong historical shareholder support as noted above. Consistent with the Company’s historical practice in setting executive compensation, as reflected in the Compensation Discussion and Analysis, we do not anticipate that the aggregate amount actually paid to our Executive Management Team members for fiscal year 2026 will be at the proposed maximum aggregate amount.

PROPOSAL FOR RATIFICATION OF MAXIMUM AGGREGATE AMOUNT

The Board of Directors proposes that the shareholders ratify an amount of $26,000,000, excluding employer-paid social taxes, as the maximum aggregate amount of compensation of the Executive Management Team for fiscal year 2026. This amount is the maximum amount that the Company can pay or grant to its members of the Executive Management Team for fiscal year 2026, subject to the authority of the Board of Directors to grant or pay a “supplementary amount” pursuant to article 29c of our Articles of Association without additional shareholder ratification to persons who newly assume an Executive Management Team function after the prospective vote at the 2025 Annual General Meeting. For more information, see “Compensation Discussion and Analysis.”

The proposed maximum aggregate amount of compensation for fiscal year 2026 is based on our estimated compensation levels and represents no change from the maximum aggregate amount of compensation for fiscal year 2025, which was approved by shareholders at last year’s annual general meeting.

Shareholder approval is based on the maximum aggregate amounts that could be payable in accordance with our compensation principles as set out in the Compensation Discussion and Analysis. Therefore, actual aggregate amounts paid to our Executive Management Team members for fiscal year 2026 will fall within the range that may be payable. Although historical compensation paid to our Executive Management Team, as disclosed in the Swiss Compensation Report, has been less (2024: $22,701,660) than the maximum amount payable (2024: $26,000,000), we request our shareholders approve the proposed maximum aggregate amount in order to comply with our Articles of Association and to ensure that the authorized compensation is set at a level that allows us to honor the compensation obligations under our compensation program and plans if the Executive Management Team or its individual members deliver superior performance and achieve all of the performance objectives at maximum performance level.

Actual compensation paid to the Executive Management Team in 2026 will be disclosed in the proxy statement for our 2027 Annual General Meeting and the Swiss Compensation Report for fiscal year 2026.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 12B.

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AGENDA ITEM 13

Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans

PROPOSAL OF THE BOARD OF DIRECTORS

13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan

The Board of Directors proposes that shareholders approve the amendment and restatement of the Transocean Ltd. 2015 Long-Term Incentive Plan, as amended and restated effective May 16, 2024 (the “2015 LTIP”). The proposed amendment would increase the number of shares available for issuance under the 2015 LTIP by 16,000,000 shares, if approved by shareholders, and amend the fungible share ratio such that awards of restricted shares or restricted share units (including performance awards) granted on or after May 30, 2025, would reduce the fungible share pool by 1.43 shares instead of 1.68 shares.

EXPLANATION

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is intense competition for qualified individuals. We need to (i) attract new highly qualified industry professionals and (ii) reward and retain our experienced professionals. We believe that the issuance of equity-based incentive compensation is a key component of our comprehensive human resource strategy, and that equity-based incentives promote and sustain the progress, growth and profitability of the Company by:

■   attracting, motivating and retaining highly talented individuals;

■   reinforcing a pay-for-performance culture;

■   aligning the interests of our employees with that of the Company; and

■   providing incentives and rewards to employees who are positioned to contribute to the success and long-term objectives of the Company.

The competition for highly-qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan. The Company granted awards under the 2015 LTIP to 143 individuals in 2024; six of whom were Executive Officers and nine of whom were non-employee directors.

We believe we have demonstrated our commitment to sound equity compensation practices. Management and our Board of Directors are cognizant of the expense attributable to compensatory share awards, as well as dilution, and strive to maintain both at appropriate levels in order to realize the significant motivational and performance benefits that may be achieved from making such awards.

As of March 6, 2025, we determined that the dilution attributed to the 2015 LTIP was approximately 2.53% and would increase to approximately 6.70%, in the aggregate, upon shareholder approval, of 16,000,000 additional share reserves. The three-year average annual percentage of the Company’s outstanding shares issued under equity incentive plans or the Company’s “burn rate” was 1.10%, well below the Institutional Shareholder Services (“ISS”) benchmark for our industry of 2.08%. We believe that it is important that meaningful equity-based long-term incentives remain a significant element of our compensation program throughout the business

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cycle of our industry. We may also increase cash compensation during such periods relative to our historical practices to limit the amount of dilution from equity awards.

The table below shows information as of March 6, 2025, with regard to all of our share-settled equity plans:

Total Stock Options Outstanding	4,069,334
Total Restricted Share Awards/Units Outstanding	12,726,860
Total Performance Share Awards/Units Outstanding	7,141,682
Total Common Shares Outstanding	883,261,456
Weighted-Average Exercise Price of Stock Options Outstanding	$9.53
Weighted-Average Remaining Duration of Stock Options Outstanding	2.43 years
Total Shares Available for Issuance Under the 2015 LTIP	23,578,161

DESCRIPTION OF THE 2015 LTIP

The Company believes that the 2015 LTIP incorporates state-of-the-art governance best practices, and a summary description of the material features of the 2015 LTIP is set forth below.

The 2015 LTIP plan document is attached to this proxy statement as Appendix C and is incorporated by reference into this proposal. As further described below, the 2015 LTIP will be amended and restated to provide for an increase of 16,000,000 shares available for issuance as long-term incentive awards.

Highlights of the 2015 LTIP include:

■   Fungible share pool. The 2015 LTIP uses a fungible share pool under which each share issued pursuant to a restricted share award or restricted share unit (including performance awards) will reduce the number of shares available under the 2015 LTIP by 1.68 shares for such awards granted prior to May 30, 2025, and by 1.43 for such awards thereafter, and each share issued pursuant to awards other than restricted share awards and restricted share units will reduce the number of shares available by 1.0 share.

■   No liberal share counting. The 2015 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements for any awards under the 2015 LTIP. The 2015 LTIP also prohibits “net share counting” upon the exercise of options or stock appreciation rights (or SARs) and the use of shares reacquired in the open market or otherwise using cash proceeds from the exercise of stock options.

■   No repricing or reloading of stock options or SARs; no cash outs. The 2015 LTIP prohibits the direct or indirect repricing of stock options or SARs without shareholder approval and also prohibits the repurchase by the Company of outstanding stock options or SARs with an exercise price higher than the current fair market value.

■   Clawback. All equity awards allow for the cancellation of outstanding awards for actions that are inconsistent with our Code of Integrity.

■   No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

■   Definition of change of control. The 2015 LTIP defines “change of control” in a manner such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

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■   No automatic vesting on a change of control. The terms of the 2015 LTIP do not provide for automatic single-trigger vesting upon the occurrence of a change of control. The 2015 LTIP was further amended in 2020 to remove Compensation Committee discretion to treat a change of control as a specific vesting event.

■   Minimum vesting. All awards shall have a minimum vesting period or restriction period of one year from grant date; provided, however, that awards with respect to up to five percent (5%) of the shares available for awards may be issued without regard to this limitation.

■   No dividends or dividend equivalents on options, SARs or unvested awards. The terms of the 2015 LTIP do not permit dividends or dividend equivalents to be made a part of an award of stock options or SARs and do not permit payment of dividends or dividend equivalents with respect to any awards that are unvested. The terms of the 2015 LTIP, as amended in 2020, clarified that no dividends shall be paid with respect to unvested restricted shares and no dividend equivalents shall be paid with respect to unvested restricted share units or performance unit awards.

■   Administered by an independent committee. The Compensation Committee, which is made up entirely of independent directors, has ultimate administration authority for the 2015 LTIP.

Shares Available for Award and Share Counting

When originally adopted, the 2015 LTIP reserved a total of 19,500,000 shares for awards, plus the remaining shares from a prior long-term incentive plan that had not been granted. In 2018, 2020, 2021, 2023 and 2024 amendments to the plan were approved for additional reserves in the aggregate amount of 12,000,000, 30,000,000, 23,000,000, 30,000,000 and 22,500,000 shares, respectively. Subject to shareholders’ approval of the proposed amendment and restatement of the 2015 LTIP, an additional 16,000,000 shares will be reserved for awards under the 2015 LTIP.

Awards under the 2015 LTIP will reduce the shares available for grant under the 2015 LTIP as follows: each share issued pursuant to a restricted share award or restricted share unit (including performance awards) will reduce the number of shares available under the 2015 LTIP by 1.68 shares (the “Fungible Ratio”), and each share issued pursuant to awards other than restricted share awards and restricted share units will reduce the number of shares available by 1.0 share. Subject to shareholder approval the Fungible Ratio will be 1.43 for awards made on or after May 30, 2025.

Any of the authorized shares may be used for any of the types of awards described in the 2015 LTIP. Shares related to performance awards that are payable solely in cash, which include performance share units to be awarded under the 2015 LTIP, will not be counted against the aggregate number of shares available under the 2015 LTIP. The aggregate fair market value of awards of options and SARs that may be granted to any employee in any calendar year each may not exceed $10,000,000 taking into account the grant date value of the shares subject to such awards without regard to the exercise price associated with such awards. No employee may be granted restricted shares, restricted share units or other share-based awards with an aggregate fair market value in excess of $10,000,000, taking into account the grant date value of the shares subject to such awards. In addition, the maximum amount that may be granted to an employee pursuant to awards that may be settled in cash in any calendar year may not exceed grant date value of $5,000,000. The maximum award value that may be granted to a non-employee director in any calendar year may not exceed $1,000,000.

If any shares subject to an award under the 2015 LTIP are forfeited, expire, are settled for cash or otherwise cancelled, then, in each case, the shares subject to the award may be used again for awards under the 2015 LTIP to the extent of the forfeiture, expiration, cash settlement or cancellation. The shares will be added back as (a) 1.68 shares for every share if the shares were subject to restricted share awards or restricted share units (including those designated as performance awards) for grants made prior to May 30, 2025 and (b) as 1.0 share for every share if the shares were subject to awards other than restricted share awards, restricted share units or performance units granted.

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Subject to shareholder approval for awards granted on or after May 30, 2025, shall be added back as 1.43 shares for every share if the shares were subject to restricted share awards or restricted share units (including those designated as performance awards).

The following shares will not be added to the shares authorized for grant as described above:

(i)	shares tendered by the participant or withheld by us in payment of the purchase price of an option;
(ii)	shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award;
(iii)	shares that are not issued due to net settlement of an award; and
(iv)	shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The 2015 LTIP provides for appropriate adjustments in the event of a merger, demerger, consolidation, recapitalization, stock split, combination of shares, plan of exchange, share dividend or similar transaction involving the Company.

Administration

The Compensation Committee of the Board of Directors has overall authority to administer the 2015 LTIP. The Board may designate another committee or committees to administer the 2015 LTIP.

Eligible Participants

All employees of the Company or any of its subsidiaries and all non-employee directors are eligible to participate in the 2015 LTIP.

Types of Awards

The 2015 LTIP authorizes the issuance of the following types of awards:

■    Nonqualified and Incentive Stock Options. Nonqualified stock options and incentive stock options may be granted under the 2015 LTIP. The exercise price of options may not be less than the fair market value of our shares on the date of grant and no option may be exercised after the expiration of 10 years from the date of grant. The fair market value of our shares is determined by reference to the reported closing price on the NYSE. An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Compensation Committee in its sole discretion.

■    Stock appreciation rights or SARs. SARs may be granted to participants under the 2015 LTIP. The exercise price of a SAR may not be less than the fair market value of our shares on the date of grant and no SAR may be exercised after the expiration of 10 years from the date of grant. The payment of the appreciation associated with the exercise of a SAR will be made by the Company in shares of our common stock or in cash as determined by the Compensation Committee. A SAR may be exercised only to the extent that the SAR is vested in accordance with a schedule determined by the Compensation Committee in its sole discretion.

■    Restricted share awards and restricted share units. Restricted share awards and restricted share units, or RSUs, may be granted under the 2015 LTIP. Restricted share awards and RSUs granted under the 2015 LTIP will vest in accordance with a schedule or achievement of certain performance or other criteria as determined by the Compensation Committee. Upon termination of service or employment prior to vesting, the restricted shares or RSUs will be forfeited, unless otherwise determined by the Compensation Committee. The Compensation Committee has the discretion to grant a holder of restricted shares the right to vote such shares and to receive dividends, provided that no dividends may be paid with respect to unvested restricted shares. RSUs do not entitle a

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holder to any of the rights of a shareholder with respect to the shares; however, the Compensation Committee has the discretion to grant dividend equivalents with respect to the RSUs provided that no dividend equivalents may be paid with respect to an RSU that has not vested.

■    Performance awards. Performance awards may be granted under the 2015 LTIP. Performance awards issued under the 2015 LTIP will become payable in accordance with the achievement of certain performance or other criteria as determined by the Compensation Committee, provided that a performance period may be no less than one year in duration. Performance measures may be based on the achievement of one or more of the following: (1) increased revenue; (2) net income measures (including but not limited to income after capital costs and income before or after taxes); (3) share price measures (including but not limited to growth measures and total shareholder return); price per share; market share; earnings per share (actual or targeted growth); (4) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (5) economic value added (or an equivalent metric); (6) market value added; (7) debt to equity ratio; (8) cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities, cash flow value added, cash flow return on market capitalization); (9) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (10) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (11) expense measures (including but not limited to overhead cost and general and administrative expense cost control and project management); (12) margins; (13) shareholder value; (14) total shareholder return; (15) proceeds from dispositions; (16) total market value and corporate values measures (including ethics compliance, environmental, human resources development and safety); and (17) any other measure as determined by the Compensation Committee.

■    Cash awards. Cash awards may be granted under the 2015 LTIP and may be made subject to a vesting schedule or other performance measures as determined by the Compensation Committee.

Minimum Vesting Requirements

All awards shall have a minimum vesting period or restriction period of one year from the grant date; provided, however, that awards with respect to up to five percent (5%) of the shares available for awards may be issued without regard to such limitations.

Prohibitions Related to Stock Options and SARs

Unless the approval of shareholders is obtained first, the 2015 LTIP does not permit (a) repricing of stock options or SARs after the grant date, (b) accepting outstanding stock options or SARs for surrender as consideration for the grant of a new option or SAR with a lower exercise price or for the grant of another award, (c) repurchasing from award recipients any outstanding stock options or SARs that have an exercise price higher than the current fair market value of a share, or (d) granting any stock option or SAR that contains a "reload" feature under which additional stock options, SARs or other awards are granted automatically upon exercise of the original stock option or SAR. The 2015 LTIP also prohibits dividends and dividend equivalents with respect to stock options and SARs.

Treatment of Awards Upon Certain Events

Retirement, Death, or Disability. The Committee may, in its sole discretion, accelerate the vesting of unvested awards or waive, eliminate or make less restrictive the restrictions or provisions governing awards or otherwise amend or modify awards in the case of retirement from employment or service on the Board, death, disability, or any other termination event, except that any modification may not be materially adverse to the award recipient unless the recipient has consented to the modification or the modification relates to a merger, reorganization or similar transaction.

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Termination and Agreement

The 2015 LTIP may be terminated or amended by the Board. Shareholder approval is required for any amendment to the 2015 LTIP if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board of Directors deems it necessary or desirable to qualify or comply; or (ii) in the opinion of counsel to the Company, shareholder approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the shares may be listed.

Transferability

Awards are not transferable except by will or by the laws of descent and distribution.

U.S. Federal Income Tax Consequences

Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to restricted shares, performance shares, options and other awards granted under the 2015 LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the IRS, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted shares, performance shares or other stock awards. Upon the vesting of a restricted stock award and transfer of stock or cash in connection with an RSU for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the shares. Income recognized upon vesting by, and transfer of shares to, a participant who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant's adjusted basis in the shares received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the shares, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award prior to its vesting, the participant will not recognize any ordinary income as a result of such forfeiture, and no deduction will be provided to the Company.

Upon the grant of restricted shares, the participant may file an election under Section 83(b) of the Internal Revenue Code (the “Code”) to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the shares on the grant date (assuming no payment by the participant for the shares) and is considered compensation subject to withholding for employees.

There are no tax consequences associated with the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares equal to the difference between the amount realized on the sale and the exercise price. If the shares are not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the participant recognizes ordinary income.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant

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to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of shares transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

If a participant surrenders shares which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant's holding period for such shares will commence on the day after such exercise.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of shares transferred to a participant pursuant to the exercise of a SAR is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the SAR. If a participant thereafter sells shares acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the shares will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

Upon the receipt of a cash award, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of a cash award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Code Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and certain of the company’s other current and former executive officers.

Code Section 409A generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A, if applicable, may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty and an interest charge penalty on the participant’s deferred compensation income. The Company intends to structure awards under the 2015 LTIP in a manner designed to be exempt from or compliant with Code Section 409A.

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WHY SHOULD YOU VOTE TO APPROVE THE AMENDMENT?

■   We must attract, motivate and retain individuals of high ability. The ability to issue equity is fundamental to our compensation strategy. Our success is dependent, in large part, on our ability to use equity compensation to attract, motivate and retain experienced and highly capable people.

■   We have a disciplined annual share granting practice. Our burn rate has averaged 1.10% over the past three years. For comparison purposes, our average burn rate over the past three and five years are both well below the ISS cap of 2.08% for Russell 3000 companies in the energy industry.

■   Without equity compensation, we risk the loss of employee talents or could be forced to pay more compensation in cash. If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long- term incentives to compensate employees, which would not be the best use of our liquidity and could result in a misalignment of the interests of our employees and shareholders.

■   We use equity compensation to align employee and shareholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders and provides a strong pay-for-performance link between the compensation provided to executives and the Company’s performance.

■   We grant shares that must be earned by our executives. Over one-half of the value of awards to our Named Executive Officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group and pre-determined free cash flow generation.

■   We have equity ownership requirements. We apply meaningful ownership requirements to our executives to ensure a significant ownership stake in our Company. This further aligns the interests of our executives with those of our shareholders.

■   The 2015 LTIP incorporates rigorous governance best practices. The 2015 LTIP meets governance best practices standards for employee incentive plans.

RECOMMENDATION The Board of Directors recommends a vote FOR this Agenda Item 13A.

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AGENDA ITEM 13

13B	Approval of Capital Authorization for Share-Based Incentive Plans

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that its authority to issue shares using a capital authorization to satisfy the Company’s equity incentive plans obligations be reapproved, and any share issuances thereunder be limited to 16,000,000 shares, corresponding to approximately 1.7% of the Company’s issued share capital as of March 6, 2025 for a five-year period expiring on May 30, 2030.

The proposed amendments to the Articles of Association in respect of this Agenda Item 13B are included in Annex A.

EXPLANATION

The Board of Directors believes that the Company must be able to satisfy its obligations to deliver shares under its equity incentive plans in effect from time to time. The number of shares that the Company seeks authorization to issue under the capital authorization described in this Agenda item 13B is approximately equivalent to the number of shares that would be issuable under the 2015 LTIP if shareholders approve Agenda item 13A. All shares under the proposed authorization would be issuable without advance subscription rights or preemptive rights as provided for in our Articles of Association in accordance with the Swiss Code and used to satisfy the share delivery requirements pursuant to the Company’s equity incentive plans in effect from time to time.

The Board of Directors believes that the authorization under this Agenda Item 13B is advisable for shareholders to approve for the Company to be able to satisfy its obligations to deliver shares under its equity incentive plans, consistent with the authorization granted at the 2024 Annual General Meeting.

As of March 6, 2025, the issued share capital of the Company consisted of 940,828,901 shares. Shareholder approval of the current proposal would grant the Company authority to issue 16,000,000 additional shares pursuant to this authorization for a five-year period expiring May 30, 2030.

RECOMMENDATION The Board of Directors recommends that you vote FOR this Agenda Item 13B.

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CORPORATE GOVERNANCE

WE ARE COMMITTED TO UPHOLDING HIGH STANDARDS OF CORPORATE GOVERNANCE AND BUSINESS CONDUCT AND BELIEVE THAT OUR ACTIONS HAVE REFLECTED OUR LONG-STANDING ADHERENCE TO THOSE HIGH STANDARDS.

■   We annually review and, as necessary, update our Corporate Governance Guidelines and our Code of Integrity.

■   We conduct online mandatory training for our employees and officers on our Code of Integrity and other relevant compliance topics.

■   We also require all of our officers and managerial and supervisory employees to certify compliance with our Code of Integrity each year and to proactively report any non-compliance they may discover.

■   Management and the Board of Directors solicit and are responsive to shareholder feedback that informs our governance practices.

The Governance, Safety & Environment Committee of the Board of Directors evaluates the Company’s and the Board of Directors’ governance practices and formally reviews, at least annually, all committee charters, with recommendations from the various committees of the Board of Directors, and the Board of Directors’ governance principles. The Governance, Safety & Environment Committee receives updates at each meeting regarding new developments and regulatory trends in the corporate governance arena. Our Corporate Governance Guidelines and committee charters also require, among other things, that each committee and the Board of Directors annually conduct a self-evaluation of their own performance. The evaluation provides an opportunity for an assessment of each member of the Board of Directors.

Director Shareholding Requirement

Non-Management Director	5x Annual Cash Retainer
Chief Executive Officer	6x Base Pay

We have equity ownership guidelines for directors that require each current non-management director to acquire and retain a number of our shares and/or restricted units at least equal in value to an amount five times the director’s annual cash retainer. Each new director is required to acquire and retain such number of shares, and/or restricted units during his or her initial five years as a director. Our Chief Executive Officer is subject to separate officer share ownership guidelines providing for a more stringent requirement of six times his base pay. In connection with such ownership requirement, the Board of Directors currently grants restricted share units to each of our non-management directors. See Compensation Discussion and Analysis for more information about these guidelines.

Trading, Hedging and Pledging

We maintain an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities by our directors, officers and employees, including family members and other individuals living in their respective households and procedures for the Company itself that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable NYSE listing standards. Our Insider Trading Policy prohibits such persons, including their respective wholly-owned businesses, from pledging, hedging or holding Company securities in a margin account. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and applicable NYSE listing standards.

The Company’s Insider Trading Policy is attached as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2025.

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Governance Documents

Our current governance documents may be found on our website at www.deepwater.com by selecting the Governance page in the Investors section dropdown. Among the information you can find there is the following:

Articles of Association	Organizational Regulations	Corporate Governance Guidelines
Audit Committee Charter	Compensation Committee Charter	Finance Committee Charter
Governance, Safety & Environment Committee Charter	Code of Integrity	FIRST Shared Values
Mission Statement	HSES Policy Statement	Human Rights Report
Human Rights Policy Statement	Quality Policy Statement	Tax Principles Statement

Information contained on our website is not part of this proxy statement.

Sustainability

As a business in the energy industry, we must operate with integrity, discipline and an unconditional respect for our people, our communities and our environment. Our Chief Legal Officer partners with our other functional leadership to manage and execute our sustainability program, including investments in:

■   Technologies, including artificial intelligence technologies, which improve the safety, reliability and efficiency of our assets and to reduce the impact our operations have on the environment.

■   Safety and training programs and tools to protect our people, assets and the environments in which we operate.

■   Recruiting, developing, retaining and motivating the industry’s most talented and geographically diverse workforce.

■   Benefits to promote employee health, well-being and financial security.

■   Programs to support the global communities in which we operate.

Our Board of Directors provides oversight of the Company’s sustainability practices. The Board of Directors’ Governance, Safety & Environment Committee assists the Board of Directors in fulfilling its oversight of the Company’s management of risk in the areas of governance, safety and environment. The Board of Directors’ Audit Committee is responsible for reviewing with Company management the environmental, social and governance (“ESG”) disclosures requiring external assurance and the adequacy and effectiveness of internal controls related to those disclosures. The Board of Directors’ Governance, Safety & Environment Committee reviews updates from Company management regarding the Company’s sustainability activities.

Environmental Stewardship

Our approach to managing and minimizing our environmental impact is driven by our commitment to work safely and in pursuit of operational excellence. Our current President and Chief Operating Officer administers our Environmental Management System (“EMS”), which applies to all Transocean facilities onshore and offshore. These policies govern our management of waste, water and other resources in our facilities, aid in our compliance with all regulatory requirements, and guide the evaluation of our environmental performance. Our EMS, paired with our Company Management System, sets forth the standards and processes for how our

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teams identify, consider and mitigate potential environmental impacts when planning and executing our operations. Consistent with our internal policies, all active rigs maintain individual rig energy management plans, which are aligned with ISO 50001 and International Maritime Organization (IMO) SEEMP frameworks.

Our Workforce and Our Community

Respectful and Safe Workplace

We endeavor to provide those who work at Transocean with a safe and respectful environment in which they can flourish. We periodically assess our workplace and adapt our practices and policies to ensure that our approach reflects contemporary norms and meets the needs and expectations of current and future talent. Our aim is to recruit, develop, and retain the best workforce in the offshore drilling industry. As a company with customers and operations around the world, our multinational workforce is key to our success.

Safety

Our safety program focuses on three key components: personal safety, process safety and occupational health. We conduct our business while prioritizing both the health and safety of our people and the integrity of our operations. Our safety vision is to conduct our operations in an incident-free workplace, all the time, everywhere. Underpinning this vision is our robust Company Management System, which details the requirements and tools employed by our teams to complete their work safely, efficiently, and effectively. In 2024, our Company TRIR, which represents the number of recordable work-related injuries or illnesses for every 200,000 hours worked, of 0.15 was a company-best and improved on our prior year’s performance, demonstrating the consistency of our execution and prioritization of safety in all our operations. Over the past few years, we have extended our safety program to focus on leading indicators of safety performance, and in particular, workplace assurance and verification conversations, branded as WorkSight. By monitoring the frequency and quality of these conversations, our HSE team proactively provides additional coaching and support to our offshore rig teams, and we are seeing positive trends in our safety performance, such as a decline in the severity of incidents.

For more information on our safety performance, please see our Compensation Discussion and Analysis.

Training

Our offshore Competency Assurance Management System is accredited by the Offshore Petroleum Industry Training Organization (OPITO). Our Competency Assurance Management System establishes a systematic and comprehensive framework for the effective assessment, development, and maintenance of the competence and skills of our personnel. This standard aims to enhance workforce capability, performance, and safety, ultimately contributing to achieving organizational goals and compliance with industry regulations. Competency Assessment Programs and training requirements are specified on our corporate training matrix, which is reviewed and approved by our internal training board annually. Personnel are regularly trained in accordance with our matrix and assessed on the knowledge required to safely and effectively execute job duties. Compliance with the training matrix is managed and tracked to make sure employee skillsets and competencies remain current.

Training requirements are addressed in an effective and pragmatic manner through a variety of mechanisms, including formal training courses, e-learning, virtual training simulations and supervised on-the-job training modules. Our training simulators at our Houston facility enhance crew education on the management of complex drilling, engineering and dynamic positioning scenarios. The training simulators also offer training on advanced well control techniques and facilitate the assessment of the competencies and knowledge of our crews in a zero-risk environment.

Social Responsibility/Community Partnership

We embrace our role as a global corporate citizen, and we aim to positively impact communities where we live and operate. Our support focuses on education, health and well-being and environmental conservation and

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restoration. Some examples of the community organizations with which we have partnered include the Galveston Bay Foundation, Houston Food Bank, Udaan Foundation (India), and Texas Children’s Hospital Heart Center (Global Programs).

Industry Leadership

As an industry leader, we are mindful of our responsibility in influencing and setting the standards that guide best practices. We continue to actively participate on committees and in events sponsored by:

■   American Critical Minerals Association

■   American Petroleum Institute

■   Dress for Success Houston

■   Energy Education Foundation

■   International Association of Drilling Contractors

■   International Marine Contractors Association

■   The Ion Houston

■   Greater Houston Partnership

■   National Ocean Industries Association

■   Offshore Energies UK

■   Rice University’s Baker Institute for Public Policy Center for Energy Studies

■   Society of Petroleum Engineers

Data Privacy and Information Security

Transocean’s information security and safety culture includes a commitment to following cybersecurity best practices with both personal and business data. We have established protocols and technology focused on maintaining the privacy of personal information disclosed to us by employees, their families and other sources and multiple levels of oversight as part of our approach to cybersecurity risk management. We are also committed to maintaining the security and integrity of personal data regarding contractors, directors, shareholders and customers.

We maintain strong information security, cybersecurity principles and governance support to protect our rigs and the data and digital assets processed within our enterprise. Our Audit Committee meets quarterly with the Company’s Vice President, Information Technology to review any material cybersecurity matters that may affect the Company, and thereafter provides regular updates to the Board of Directors, as appropriate. Our principles and technologies enhance the resiliency of our operations and protect our business moving forward. For additional information about our cybersecurity program, see “Item 1C. Cybersecurity” of our annual report on Form 10-K for the year ended December 31, 2024.

Risk Management

Executive management is responsible for the day-to-day management of the risks the Company faces, while our Board of Directors, including through its various committees, has responsibility for the oversight of risk management for the Company. Through its oversight role and review of management’s active role, the Board of Directors seeks to ensure that (1) the risk management processes designed and implemented by management (as more particularly described below) are adapted to and integrated with the Company’s corporate strategy, (2) that those processes are functioning as designed, and (3) that steps are taken to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

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The Company has an Enterprise Risk Management process and framework, which includes an Executive Risk Management Committee and a Risk Committee Working Group. The Executive Risk Management Committee is composed of members of senior management, including our Chief Executive Officer and other members of management in key functions of the Company. The Risk Committee Working Group is composed of representatives of all key functions of the Company. The duties of the Executive Risk Management Committee and the Risk Committee Working Group include the following:

■   reviewing and approving appropriate changes to the Company’s policies and procedures regarding enterprise risk management;

■   identifying and assessing operational, commercial, strategic, financial, information security, cybersecurity, governance, macroeconomic and geopolitical risks facing the Company;

■   identifying risks and taking corrective actions, within their respective functions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and

■   communicating with the Board of Directors at least once a year with respect to risk management.

The Executive Risk Management Committee and/or members of management present reports on risk management activities to the Board of Directors at least annually. The Risk Committee Working Group assesses risks facing the Company, and associated preventive and mitigating controls and then makes recommendations for improvement opportunities to senior management, as appropriate. Our management and Board of Directors continue to assess and respond to various risks that affect our industry, our Company and our employees, including but not limited to, operational offshore drilling risks, public health threats, information security, market fluctuations among commodities and the costs and accessibility of goods and services procured throughout our supply chain.

Compensation and Risk

We regularly assess risks related to our compensation programs, including our executive compensation programs. The Compensation Committee reviews information and solicits input from an independent compensation consultant regarding compensation factors, which could mitigate or encourage excessive risk-taking. In its review in 2024, the Compensation Committee considered the attributes of our programs, including the metrics used to determine incentive awards, the weight of each metric, the timing and processes for setting performance targets and validating results, the performance measurement periods and time horizons, the total mix of pay and the maximum compensation and incentive award payout opportunities. Based on its assessment, the Compensation Committee believes that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse change on the Company.

Independence of Our Board of Directors

Our Corporate Governance Guidelines require that at least a majority of the members of the Board of Directors meet the independence standards set by the NYSE. In order to meet the NYSE’s independence standards, a member of the Board of Directors must not have a relationship with the Company that falls within certain objective categories established by the NYSE. In addition, the Board of Directors must then affirmatively determine, with respect to each director and nominee, that he or she did not otherwise have a material relationship with the Company. There is no family relationship between any of our directors.

The Board of Directors has determined that its current members and nominees, with the exception of Messrs. Thigpen (the Company’s current Chief Executive Officer) and Adamson (the Company’s current President and Chief Operating Officer), are independent and meet the applicable independence standards set by the NYSE, the SEC and our guidelines. Additionally, our Compensation, Audit and Governance, Safety & Environment Committees are composed solely of directors who meet the applicable NYSE and SEC independence standards for membership on these committees, including the enhanced independence standards required for Compensation and Audit Committee, as applicable.

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In making its independence determinations, the Board of Directors considered the fact that certain current and former directors, as described below, are or within the past three years have been directors or officers of, or have had relationships with, companies with which we conduct business in the ordinary course.

The Board of Directors also considered the transactions with these companies and believes they were on arm’s-length terms that were reasonable and competitive.

■   Since 2016, Mr. Curado has been a non-executive director of ABB Ltd, from which the Company has purchased rig-related services and equipment.

■   Mr. Curado’s son began working in the corporate audit department of General Electric Company (“GE”) in 2017. GE sold its interest in Baker Hughes in 2019, and his son worked as a finance manager for Baker Hughes until April 2024. Baker Hughes has provided services or products to the Company.

■   Mr. Dell’Osso’s cousin works as an executive director for Lazard, which has provided professional services to the Company.

■   As of March 6, 2025, Mr. Mohn was the beneficial owner of approximately 91.4 million Company shares, corresponding to approximately 10.35% of the Company’s outstanding shares. The Board of Directors evaluated Mr. Mohn’s overall beneficial ownership of shares and concluded that his ownership of shares would not affect his independence or service as a director of the Company, and that he meets the standards for independence adopted by the SEC and the NYSE.

■   In November 2022, Mr. Mohn beneficially acquired a noncontrolling 13.33% interest in Liquila Ventures Ltd. (“Liquila”), a joint venture company owned by a subsidiary of the Company, Lime Rock Partners and Perestroika AS, formed to acquire the ultra-deepwater drillship, Deepwater Aquila, in exchange for $10 million. On September 15, 2023, the Company purchased the outstanding 13.33% interests in Liquila beneficially owned by Mr. Mohn in exchange for approximately 2.0 million Company shares, which at that time, reflected an aggregate value of approximately $16.4 million.

■   From 2021 to 2023, Ms. Øvrum served as a director of private company Fjordbase Holding from which the Company has purchased rig-related services.

■   Ms. Øvrum serves as a director of Harbour Energy plc, a customer of the Company, and TechnipFMC plc, from which the Company has purchased rig-related products and services.

Accordingly, the Board of Directors concluded that the relationships described above have no effect on the independence of these directors. Because of our extensive operations, transactions and director relationships, transactions of this nature are expected to take place in the ordinary course of business in the future.

Board Retirement

Pursuant to our Corporate Governance Guidelines, each member of our Board of Directors must retire from the Board of Directors at the annual general meeting following his or her 75th birthday or after he or she has served on the Board of Directors for 15 years, whichever occurs first.

Executive and Director Compensation Process

Our Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. An outside consultant, Pay Governance LLC (“Pay Governance”), retained by the Compensation Committee has provided the Compensation Committee with relevant market data and alternatives to consider in determining appropriate compensation levels for each of our executive officers. Pay Governance has served as the Compensation Committee’s outside consultant since February 2011. Our Chief Executive Officer also assists the Compensation Committee in the process of setting the compensation for other executives. For a more thorough discussion of the roles, responsibilities and process we use for setting executive compensation, see “Compensation Discussion and Analysis.”

Director compensation is set by the Board of Directors upon a recommendation from the Compensation Committee. Since 2015, director compensation is also subject to shareholder approval at the Company’s annual

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general meetings. Each calendar year, the Compensation Committee reviews the compensation paid to our directors to ensure it is competitive to attract and retain qualified directors. Pay Governance has gathered data regarding director compensation at (1) certain similarly sized companies in the general industry, as well as (2) the same peer group of companies generally utilized in the consideration of executive compensation, each of which, among other data points, are considered in determining appropriate compensation levels for director compensation, as further described in the Compensation Discussion and Analysis.

Process for Communication by Shareholders and Interested Parties with the Board of Directors

The Board of Directors has established a process whereby interested parties may communicate with the Board of Directors and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board of Directors or an individual director, to:

Transocean Ltd. Attention: Corporate Secretary Turmstrasse 30 6312 Steinhausen, Switzerland

The Corporate Secretary will forward these communications, as appropriate, to the addressee depending on the facts and circumstances outlined in the communication. The Board of Directors has directed the Corporate Secretary not to forward certain items, such as: spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board of Directors has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board of Directors aware of such material, and may request it be forwarded, retained or destroyed at the Board of Directors’ discretion.

Policies and Procedures for Approval of Transactions with Related Persons

The Board of Directors has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which:

(1)   the Company is a participant,

(2)   any related person has a direct or indirect material interest, and

(3)   the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction.

To identify related person transactions, each year we distribute and require our directors and executive officers to complete questionnaires identifying, among other things, transactions with us in which the executive officer or director or their immediate family members have an interest. Quarterly, our directors and executive officers must re-affirm in writing that the information previously provided in their questionnaires remains accurate and complete, and provide updates regarding any related person relationships that may have arisen. Our Code of Integrity further requires that an executive officer inform the Company when the executive officer’s private interest interferes or appears to interfere in any way with our interests. In addition, the Board of Directors’ Corporate Governance Guidelines require that a director must immediately inform the Board of Directors or the Chair of the Board of Directors in the event that a director believes he or she has an actual or potential conflict with our interests. Furthermore, under our Organizational Regulations, a director must disclose and abstain from voting with respect to matters that feature unresolved conflicts of interest.

Under our related persons transaction policy, the Audit Committee considers all relevant facts and circumstances available, including the related persons involved, their relationship to the Company, their interest

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and role in the transaction, the proposed terms of the transaction (including expected aggregate value and value to be derived by the related person), the benefits to the Company, the availability to the Company of alternative means or transactions to obtain like benefits and the terms that would prevail in a similar transaction with an unaffiliated third party. For related person transactions that do not receive prior approval from the Audit Committee, the transactions are submitted to the Audit Committee to consider all relevant facts and circumstances and, based on its conclusions, evaluate all options, including, but not limited to, ratification, amendment or termination of the transaction. Since the beginning of 2024, there were no related person transactions where such policies and procedures were not followed.

Certain Relationships and Related Party Transactions

In connection with our acquisition of Songa in 2018, Mr. Mohn acquired beneficial ownership of $355,813,000 aggregate principal amount of Transocean Inc.’s 0.5% Exchangeable Senior Bonds due 2023 (the “2023 Exchangeable Bonds”), including 2023 Exchangeable Bonds acquired by Perestroika AS (an entity affiliated with Mr. Mohn) as part of our private exchange offers undertaken to refinance certain of Songa’s previously outstanding indebtedness. All outstanding 2023 Exchangeable Bonds were repaid at their maturity as of January 30, 2023. In connection with our acquisition of Songa, we also entered into a registration rights agreement with Perestroika AS. This registration rights agreement provided certain customary registration rights over the 2023 Exchangeable Bonds received as part of our private exchange offers undertaken to refinance certain of Songa’s previously outstanding indebtedness and provides similar customary registration rights over any shares that Perestroika AS received in the acquisition as a former shareholder of Songa or that it may acquire in the future.

In August 2020, we completed a private exchange of $355,611,000 aggregate principal amount of 2023 Exchangeable Bonds owned by Mr. Mohn, including 2023 Exchangeable Bonds owned by Perestroika AS, for $213,367,000 original principal amount of Transocean Inc.’s 2.50% Senior Guaranteed Exchangeable Bonds due 2027 (the “2027 Exchangeable Bonds”). In connection with the completion of this private exchange, we also entered into an amendment to the existing registration rights agreement with Perestroika AS to reflect, among other things, that certain of the Company’s shares issuable upon the exchange of the 2027 Exchangeable Bonds would be subject to registration rights.

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BOARD MEETINGS AND COMMITTEES

During 2024, the Board of Directors held four meetings. The Board of Directors, and the committees of the Board of Directors, met at least once a quarter, and such quarterly meetings generally occurred over a period of two days. Each of our directors attended 100% of the Board of Directors’ meetings and meetings of committees on which he or she served during 2024.

The Board of Directors has the following standing committees: Audit, Compensation, Finance, and Governance, Safety & Environment. During 2024, the Board of Directors combined the former Health, Safety, Environment & Sustainability Committee and the former Corporate Governance Committee into the Governance, Safety & Environment Committee. As noted above, the charters for these committees may be found on our website at: www.deepwater.com by selecting the Governance page in the Investors section dropdown. In addition, the Board of Directors may from time to time form special committees to consider particular matters that arise. Following the 2025 Annual General Meeting, the Board of Directors expects to complete its annual review of committee assignments.

COMMITTEES FOR 2024 AGM to 2025 AGM
DIRECTOR	INDEPENDENT	AUDIT	COMPENSATION	FINANCE	GOVERNANCE, SAFETY & ENVIRONMENT(1)
Glyn A. Barker	✓
Vanessa C.L. Chang	✓
Frederico F. Curado	✓
Chadwick C. Deaton	✓
Domenic J. “Nick” Dell’Osso, Jr.	✓
Vincent J. Intrieri	✓
Samuel J. Merksamer	✓
Frederik W. Mohn	✓
Margareth Øvrum	✓	(2)
Jeremy D. Thigpen
MEETINGS IN 2024		9	4	5	6

Committee Chair	Committee Member	Audit Committee financial expert (SEC and NYSE)	✓	Independent, as determined by the Board of Directors in accordance with applicable rules and regulations
(1)	During 2024, the Board of Directors combined the HSES Committee and the former Corporate Governance Committee into the Governance, Safety & Environment Committee. The number of committee meetings held includes two meetings held by each of the former HSES Committee and former Corporate Governance Committee.
(2)	Ms. Øvrum previously served on the Audit Committee through fiscal year 2024 and into 2025.

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AUDIT COMMITTEE | Meetings in 2024: 9

MEMBERS

Vanessa C.L. Chang

Glyn A. Barker

Samuel J. Merksamer

Ms. Øvrum served on the Audit Committee throughout fiscal year 2024 and into 2025. Mr. Merksamer was appointed as a member in early 2025.

The Board of Directors requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that we disclose whether or not the Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses all of the following attributes:

■   An understanding of generally accepted accounting principles and financial statements;

■   The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

■   Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

■   An understanding of internal control over financial reporting; and

■   An understanding of audit committee functions.

The person must have acquired such attributes through one or more of the following:

■   Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

■   Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

■   Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

■   Other relevant experience.

The Board of Directors has reviewed the criteria set by the NYSE and SEC and determined that each of the current members of the Audit Committee is “financially literate” and all three of the members qualify as “audit committee financial experts.” In addition, the Board of Directors has determined that all of the current members of the Audit Committee qualify under NYSE rules as having accounting or related financial management expertise.

Ms. Chang was previously partner in charge of Corporate Finance for KPMG Peat Marwick LLP.

Mr. Barker is a chartered accountant, served as an audit partner in an accounting firm and served as the Vice Chair-U.K. of PricewaterhouseCoopers LLP from 2008 to 2011.

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Mr. Merksamer is an Executive Director at Mubadala Capital and a former partner at One Investment Management and a former Managing Director at Icahn Capital.

Finally, NYSE rules restrict directors who have relationships with the Company that may interfere with the exercise of their independence from management and the Company from serving on the Audit Committee. We believe that the members of the Audit Committee have no such relationships and are therefore independent for purposes of NYSE rules.

PRIMARY RESPONSIBILITIES

The responsibilities of the Audit Committee include, among others, the following:

■   Review at least annually, together with management, the Company’s ESG and cybersecurity disclosures and the adequacy and effectiveness of internal controls related to such disclosures;

■   The appointment, retention, oversight, evaluation and termination of our independent registered public accounting firm and recommending our statutory auditor pursuant to the Swiss Code to the Board of Directors and to shareholders for approval at a general meeting of shareholders;

■   Directly responsible for the compensation and oversight of our independent registered public accounting firm and our statutory auditor pursuant to the Swiss Code;

■   Advise as necessary in the selection of the lead audit partner, including with respect to the lead audit partner rotation;

■   Reviews our financial reporting processes, oversees the integrity of our financial statements, the reporting and assurance process for sustainability disclosures that require third party assurance and the independence, qualifications and performance of our auditors and their lead audit partner;

■   Review and report to the Board of Directors the scope and results of audits by our independent registered public accounting firm, our statutory auditor pursuant to the Swiss Code and our internal auditing staff and evaluates the audit, audit-related and permitted non-audit services rendered by the accounting firm;

■   Review any material information security or cybersecurity matters that may affect the Company;

■   Review with the accounting firm the adequacy of our system of internal controls over financial reporting;

■   Review transactions between us and our directors and executive officers for disclosure in the proxy statement, our policies regarding those transactions and compliance with our business ethics and conflict of interest policies; and

■   Receive regular reports from the Chief Compliance Officer and the Vice President, Information Technology.

Additional information can be found in the Audit Committee Report of this proxy statement.

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COMPENSATION COMMITTEE | Meetings in 2024: 4

MEMBERS

Glyn A. Barker

Vanessa C.L. Chang

Samuel J. Merksamer

The purpose of the Compensation Committee is to assist the Board of Directors in

■   developing an appropriate compensation program and benefit package for

■   members of the Executive Management Team (as defined above under the caption “Executive Management Team Composition”);

■   persons defined as “officers” pursuant to section 16(a) of the Exchange Act, and (c) any other person whose compensation is required to be disclosed by applicable securities laws and regulations (collectively, the “Specified Executives”) and members of the Board of Directors; and

■   complying with the Board of Directors’ legal and regulatory requirements as to Board member and Specified Executives compensation in order to facilitate the Company’s ability to attract, retain and motivate qualified individuals in a system that aligns compensation with the Company’s business performance.

PRIMARY RESPONSIBILITIES

The authority and responsibilities of the Compensation Committee include, among others, the following:

■   Annually review and recommend to the Board of Directors for submission to and ratification by the shareholders pursuant to Swiss law and our Articles of Association the maximum aggregate amount of compensation of the Board of Directors and the Executive Management Team for the period between the annual general meeting at which ratification is sought and the next annual general meeting;

■   Annually review and recommend to the Board of Directors for submission to and ratification by the shareholders the maximum aggregate amount of compensation of the Specified Executives and each member of the Board of Directors for the fiscal year commencing after the annual general meeting at which ratification is sought;

■   Select appropriate peer groups and market reference points against which the Company’s Board of Directors and executive compensation is compared;

■   Annually recommend focus areas for our Chief Executive Officer for approval by members of our Board of Directors who meet our independence and experience requirements;

■   Annually review, with participation of our full Board of Directors, our Chief Executive Officer’s performance in light of our established focus areas;

■   Annually set our Chief Executive Officer’s compensation based, as appropriate, upon his performance evaluation together with competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

■   Annually set our Executive Chair’s compensation based, as appropriate, upon competitive data and subject to shareholder ratification requirements pursuant to our Articles of Association and applicable law;

■   Administer our long-term incentive plans, Performance Award and Cash Bonus Plan, Deferred Compensation Plan, and any other compensation plans or arrangements providing for benefits primarily to members of the Board of Directors and executive officers in accordance with goals and

Transocean 2025    P-80    Proxy Statement

BOARD MEETINGS AND COMMITTEES

objectives established by the Board of Directors, the terms of the plans, and any applicable rules and regulations;

■   Consider and make recommendations to the Board of Directors, with guidance from an outside compensation consultant, concerning the existing Board of Directors and executive compensation programs and changes to such programs;

■   Consider, with guidance from an outside compensation consultant, and approve the material terms of any employment, severance, termination or other similar arrangements (to the extent permitted by applicable law and our Articles of Association) that may be entered into with members of the Board of Directors and Specified Executives; provided, however, that the Compensation Committee shall not recommend and the Board of Directors shall not authorize “single-trigger” change of control agreements for any of our officers or directors;

■   Annually review and discuss the Company’s Swiss statutory compensation report and, based upon such discussion, recommend such report for approval by the Board of Directors;

■   Assess the risks, with the assistance of external resources as the Compensation Committee deems appropriate, of the Company’s compensation arrangements applicable to members of the Board of Directors and the Specified Executives; and

■   Retain and approve the fees of legal, accounting or other advisors, including any compensation consultant, employed by the Compensation Committee to assist it in the evaluation of executive and director compensation.

See Compensation Discussion and Analysis for a discussion of additional responsibilities of the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, NYSE listing standards and the Compensation Committee’s governing documents. The Compensation Committee may delegate all or a portion of its powers and responsibilities with respect to the compensation plans and programs described above and in our Compensation Discussion and Analysis to one or more of our management committees; provided, that the Compensation Committee retains all power and responsibility with respect to awards granted to our Board of Directors members and executive officers. The Chief Executive Officer has been delegated authority to grant equity awards under the Company’s long-term incentive plans to new and existing employees of the Company, excluding executive officers and other officers at or above the Senior Vice President level, provided that such awards shall not exceed $5,000,000 in grant value per calendar year in aggregate and no such individual award shall exceed $350,000 in grant value.

The Compensation Committee has delegated to a subcommittee composed of its chair and at least one additional committee member the authority to approve interim compensation actions resulting from promotions, competitive realignment, or the hiring of new executive officers (excluding the Chief Executive Officer), including but not limited to establishing annual base salary, annual bonus targets, long-term bonus targets and the grant of equity awards, subject to any required vote of the shareholders. The Compensation Committee has also delegated authority to the Chief Executive Officer to, upon termination of service of an employee of the Company (excluding executive officers and other officers at or above the Senior Vice President level), accelerate vesting of awards granted under the Company’s long-term incentive plans and to extend exercisability of options for a period of up to one year, but not beyond the original exercise period. The Compensation Committee has further delegated authority to the Chief Executive Officer to determine whether an individual is disabled and/or to set applicable criteria for making such determination for purposes of the Company’s long-term incentives plans. The Compensation Committee is notified of compensation actions made by the Chief Executive Officer or the subcommittee at the meeting following the end of each calendar quarter in which such actions are taken.

Transocean 2025    P-81    Proxy Statement

BOARD MEETINGS AND COMMITTEES

FINANCE COMMITTEE | Meetings in 2024: 5

MEMBERS

Domenic J. “Nick” Dell’Osso, Jr.

Vincent J. Intrieri

Samuel J. Merksamer

Frederik W. Mohn

The purpose of the Finance Committee is to assist the Board of Directors in its oversight of the Company’s financial policies, financial strategies and capital structure to ensure that each is consistent with the Company’s values, strategies, financial risk management, fiscal policies and other policies.

PRIMARY RESPONSIBILITIES

The responsibilities of the Finance Committee include, among others, the following:

■   Review the annual and projected longer term financial plan, strategies and capital structure requirements of the Company;

■   Review and approve the Company’s risk management programs and investment guidelines;

■   Make recommendations to the Board of Directors concerning the Company’s dividend policy, securities repurchase actions, the issuance and terms of debt and equity securities and the establishment of bank lines of credit; and

■   Review the financial aspects of proposed significant transactions requiring Board approval, such as mergers, acquisitions, divestitures, joint ventures, spin-offs, initial public offerings and strategic investments.

Transocean 2025    P-82    Proxy Statement

BOARD MEETINGS AND COMMITTEES

GOVERNANCE, SAFETY & ENVIRONMENT COMMITTEE | Meetings in 2024: 6

Effective August 15, 2024, the company’s Organizational Regulations were amended by the Company’s Board of Directors to reflect the combination of the former Health, Safety, Environment & Sustainability Committee and the former Corporate Governance Committee into the Governance, Safety & Environment Committee. The number of committee meetings held indicated above includes two meetings held by each of the former HSES Committee and former Corporate Governance Committee. Prior to the combination, Mr. Intrieri served as the Chair of the Corporate Governance Committee and Messrs. Curado and Dell’Osso were committee members and Mr. Curado was the Chair of the Health, Safety & Environment Committee with Mr. Mohn and Ms. Øvrum serving as members. The below information provides the members of the Governance, Safety & Environment Committee and its primary responsibilities.

MEMBERS

Frederico F. Curado

Domenic J. “Nick” Dell’Osso, Jr.

Frederik W. Mohn

Margareth Øvrum

The purpose of the Governance, Safety & Environment Committee is to carry out the responsibilities delegated by the Board of Directors relating to the Company’s corporate governance matters and health, safety environment and sustainability matters.

PRIMARY RESPONSIBILITIES

The responsibilities of the Governance, Safety and Environment Committee include, among others, the following:

■   Identifying, evaluating and recommending to the Company’s Board of Directors individuals qualified to be nominated and elected to the Board of Directors in accordance with criteria set by the NYSE, SEC and Board of Directors;

■   Periodically reviewing the Articles of Association and the Organizational Regulations of the Company and recommending any changes to the Board of Directors;

■   Developing and evaluating corporate governance principles and policies applicable to the Company, including our Corporate Governance Guidelines, and recommending any changes to the Board of Directors;

■   Assessing and recommending committee assignments, structure, duties and operations, and reporting to the Board of Directors;

■   Overseeing the annual evaluation of the performance of the Board of Directors;

■   Reviewing and overseeing the Company’s programs, policies and practices with respect to health, safety, environment, and sustainability matters relevant to the Company’s operations, performance, and strategic planning; and

■   Exercising oversight of sustainability reporting that does not require third party assurance and does not otherwise fall within the scope of the Audit Committee’s responsibilities.

Transocean 2025    P-83    Proxy Statement

BOARD MEETINGS AND COMMITTEES

Director Compensation Strategy

Directors who are employees of the Company do not receive compensation for service on the Board of Directors. All of the directors in the 2024/2025 term except Mr. Thigpen, as Chief Executive Officer, were non-employees that receive compensation for their service on the Board of Directors.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors. The Board of Directors believes that any compensation method should be weighted more toward compensation in the form of equity in order to more closely align director compensation with shareholders’ interests.

In the 2024/2025 term, non-employee director target compensation in U.S. dollars included the following fixed components:

COMPENSATION COMPONENT	COMPENSATION (U.S. $)
Annual Retainer—non-employee Chair	215,000
Annual Retainer—non-employee Directors	100,000
Additional Annual Retainer for Committee Chair
Audit Committee	35,000
Compensation Committee	20,000
Finance Committee and Governance, Safety & Environment Committee	10,000
Grant of Restricted Share Units—non-employee Chair(1)	215,000
Grant of Restricted Share Units—non-employee Directors(1)	210,000

(1)  Restricted share units are granted to each non-employee director. The restricted share units vest on the date first to occur of (i) the first anniversary of the date of grant or (ii) the annual general meeting next following the date of grant, subject to continued service through the vesting date. Vesting of the restricted share units is not subject to any performance measures.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board of Directors, committee and shareholder meetings and for other Company business-related purposes.

Transocean 2025    P-84    Proxy Statement

2024 DIRECTOR COMPENSATION

At the Board of Directors meeting held immediately after the 2024 Annual General Meeting of our shareholders, 36,145 restricted share units were granted to each non-employee director (other than the Chair) and 37,005 restricted share units were granted to the Chair, in aggregate value equal to $210,000 and $215,000, respectively, based upon the average of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of grant (calculated at $5.81 per share).

Each non-employee director is required to acquire and retain a number of our shares and/or restricted share units at least equal in value to an amount five times the annual director retainer. Each non-employee director’s vested restricted share units generally are not settled until the non-employee director’s service with the Company ends.

The following summarizes the compensation of our non-employee directors for 2024.

NAME	FEES EARNED OR PAID IN CASH (U.S.$)	STOCK AWARDS(1) (U.S.$)	ALL OTHER COMPENSATION (U.S.$)	TOTAL (U.S.$)
Glyn A. Barker	120,000	217,954	—	337,954
Vanessa C. L. Chang	135,000	217,954	—	352,954
Frederico F. Curado	110,000	217,954	—	327,954
Chadwick C. Deaton	215,000	223,140	—	438,140
Domenic J. “Nick” Dell’Osso, Jr.	106,194	217,954	—	324,149
Vincent J. Intrieri	106,222	217,954	—	324,177
Samuel J. Merksamer	100,000	217,954	—	317,954
Frederik W. Mohn	100,000	217,954	—	317,954
Edward R. Muller(2)	41,250	—	—	41,250
Margareth Øvrum	100,000	217,954	—	317,954

(1)    This represents the aggregate grant-date fair value under accounting standards for recognition of share-based compensation expense for restricted share units granted to our directors in 2024. For a discussion of our policies for estimating fair values of, and additional information about, our share-based awards, please see Notes to Consolidated Financial Statements—Note 2—Significant Accounting Policies and Note 14—Share-Based Compensation included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2024.

(2)    Mr. Muller retired from the Board of Directors in accordance with our Corporate Governance Guidelines following the completion of his term of service, which concluded at the 2024 Annual General Meeting.

Transocean 2025    P-85    Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee, consisting of three independent directors, operates under the Audit Committee Charter as adopted by the Board of Directors, in overseeing:

■   The integrity of the financial reporting process resulting in the Company’s financial statements;

■   Compliance with legal and regulatory requirements;

■	The reporting and assurance process for sustainability disclosures that require third party assurance;

■   The independence, qualifications and performance of the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”); and

■   The performance of the internal audit function.

The Audit Committee also recommends our statutory auditor pursuant to the Swiss Code to the Board of Directors and to shareholders for approval at a general meeting of shareholders.

The Audit Committee complied in 2024 with all of the requirements described in its Charter, which is available on the Governance page of the Company’s website: www.deepwater.com.

The Board of Directors has determined that all the members of the Audit Committee are independent, in accordance with criteria set by the NYSE and SEC and, are “financially literate” pursuant to NYSE rules. Further, all of the members of the Audit Committee qualify as Audit Committee Financial Experts, as defined by SEC rules. In addition, the Board of Directors has determined that all of the current members of the Audit Committee qualify under NYSE rules as having accounting or related financial management expertise.

Management is responsible for the Company’s disclosure controls and procedures, internal controls and the financial reporting process, including the integrity and objectivity of the financial statements. The Audit Committee:

■   Reviewed the Company’s financial statements and financial reporting processes, including internal controls over financial reporting;

■   Reviewed and discussed with EY and management the Company’s audited financial statements included in the Annual Report;

■   Discussed various matters with EY, including matters required by the Public Company Accounting Oversight Board’s (“PCAOB”) “Communications with Audit Committees”;

■   Reviewed and discussed with EY its report on internal control over financial reporting;

■   Oversaw the Company’s internal audit function, including the performance of the chief audit executive, internal audit plan, budget, resources and staffing;

■   Oversaw the Company’s Legal, Compliance and Ethics program, including helpline calls and investigations, and employee code of integrity; and

■   Recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2024, be included in the annual report on Form 10-K filing with the SEC.

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered accountant in accordance with SEC, PCAOB and the Swiss Code. After a process to request a proposal from another independent accounting firm, the Audit Committee considered several factors in determining whether to reappoint EY as the Company’s independent registered public accountant, such as:

■   Qualifications including industry expertise, knowledge of the Company’s processes, global footprint, depth of experience in the countries where the Company’s finance, tax and accounting functions are located, and experience of the audit and tax teams;

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AUDIT COMMITTEE REPORT

■   Professional expertise in addressing complicated capital market transactions and the related accounting and disclosures;

■   Performance including quality of communication, professional skepticism;

■   The firm’s internal processes for monitoring and maintaining independence, including reporting requirements from its professionals and consequences for violations;

■   Length of service, which began in 1999;

■   Results from PCAOB inspections and EY’s responses to inspection findings;

■   EY’s firm-level internal control, the annual audit quality report and tone at the top;

■   EY’s engagement-level audit quality characteristics;

■   Evaluation of EY’s services annually; and

■   Evaluation of the lead audit engagement partner’s first year in his required five-year rotation.

The Audit Committee approves annually the scope, plans and fees for the annual audit, taking into consideration several factors including a breakdown of the services to be provided, proposed staffing, changes in the Company and industry from the prior year. The fee approval process balances the audit scope and hours required for a high-quality audit and driving efficiencies from both the Company and EY while compensating EY fairly. The Audit Committee pre-approved all audit-related and permitted non-audit services. A significant portion of the audit-related services involved services related to the Company’s financing transactions.

Agendas for Audit Committee meetings are developed with input from all Audit Committee members, management, the chief audit executive and EY. Quarterly meetings feature, among other things, reports on cybersecurity performance metrics and controls. The Audit Committee has periodic executive sessions with the Vice President, Information Technology and third-party information security consultants. The Audit Committee also regularly receives reports from management on select business processes to the extent that internal controls are impacted.

The Audit Committee met nine times in 2024 with regular executive sessions with EY, the Chief Compliance Officer, the chief audit executive and other members of management.

MEMBERS OF THE AUDIT COMMITTEE

Vanessa C.L. Chang, Chair Glyn A. Barker Samuel J. Merksamer

Transocean 2025    P-87    Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of March 6, 2025, of more than 5% of the Company’s shares.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(1)
Perestroika AS, Perestroika (Cyprus) Ltd.(2) Statminister Michelsensvei 38 5230 Paradis, Norway Frederik W. Mohn(2) Statminister Michelsensvei 38 5230 Paradis, Norway	91,382,156	10.35%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	70,506,279	7.98%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	68,551,328	7.76%
PRIMECAP Management Co.(5) 177 E. Colorado Blvd. 11th Floor Pasadena, CA 91105	50,699,389	5.74%

(1)    Unless otherwise required by applicable rules, the percentage indicated is based upon 883,261,456 Company shares deemed to be outstanding as of March 6, 2025, which exclude treasury shares held by the Company or our subsidiaries as of such date or issued into treasury thereafter.

(2)    The number of shares and associated percent of class includes information based on the Schedule 13D/A filed with the SEC on December 19, 2022, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS, Form 4 filings by Mr. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS, and information given to us by Mr. Mohn. According to such filings and information, Mr. Mohn has sole voting power and sole dispositive power with regard to 307,262 shares, which consists of: (a) 22,148 shares individually owned by Mr. Mohn; and (b) 285,114 vested share units Mr. Mohn has the right to receive based upon his service as a director of Transocean Ltd. The total shares beneficially owned by Mr. Mohn also includes 91,074,894 shares held directly by Perestroika (Cyprus) Ltd.

(3)    The number of shares is based upon the Schedule 13G filed with the SEC on November 8, 2024, by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power with regard to 69,234,386 shares, and sole dispositive power with regard to 70,506,279 shares.

(4)    The number of shares is based upon the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. According to the filing, The Vanguard Group has shared voting power with regard to 143,364 shares, sole dispositive power with regard to 67,736,275 shares and shared dispositive power with regard to 815,053 shares.

(5)    The number of shares is based upon the Schedule 13G/A filed with the SEC on February 12, 2024, by PRIMECAP Management Company (“PRIMECAP”). According to the filing, PRIMECAP has sole voting power with regard to 48,291,343 shares, and sole dispositive power with regard to 50,699,389 shares.

Transocean 2025    P-88    Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows how many shares each of our directors and nominees, each of the Named Executive Officers included in the summary compensation section below and all directors and executive officers as a group beneficially owned as of March 6, 2025.

NAME	SHARES OWNED(1)	SHARES SUBJECT TO RIGHT TO ACQUIRE BENEFICIAL OWNERSHIP(2)	TOTAL SHARES BENEFICIALLY OWNED(3)	PERCENT OF CLASS(3)
Jeremy D. Thigpen	6,261,813	1,212,621	7,474,434	*
R. Thaddeus Vayda	252,081	90,289	342,370	*
Keelan I. Adamson	1,411,094	264,856	1,675,950	*
Brady K. Long	1,258,499	345,569	1,604,068	*
Roderick J. Mackenzie	406,841	111,583	518,424	*
Mark L. Mey	1,961,220	485,597	485,597	*
Howard E. Davis	1,758,328	382,140	2,140,468	*
Glyn A. Barker	2,984	345,127	348,111	*
Vanessa C.L. Chang	49,200	350,869	400,069	*
Frederico F. Curado	—	345,127	345,127	*
Chadwick C. Deaton	141,000	414,543	555,543	*
Domenic J. “Nick” Dell’Osso, Jr.	—	35,654	35,654	*
Vincent J. Intrieri	20,000	340,367	360,367	*
William F. “Bill” Lacey	—	—	—	*
Samuel J. Merksamer	—	351,103	351,103	*
Frederik W. Mohn(4)	91,097,042	285,114	91,382,156	10.35%
Margareth Øvrum	—	144,606	144,606	*
All directors and executive officers as a group (17 persons)	102,859,982	5,532,943	108,392,925	12.27%

*       Less than 1%.

(1)    The business address of each director and executive officer is c/o Transocean Management Services GmbH, Turmstrasse 30, 6312 Steinhausen, Switzerland. In accordance with our Insider Trading Policy, none of the shares beneficially owned by our directors or executive officers are pledged as security.

(2)    Includes shares that may be acquired within 60 days from March 6, 2025, through the exercise of options held by Messrs. Thigpen (1,212,621), Vayda (90,289), Adamson (264,856), Long (345,569), Mackenzie (111,583), Mey (485,597), Davis (382,140) and all executive officers as a group (2,920,433). Also includes vested share units by Messrs. Barker (345,127), Curado (345,127), Deaton (414,543), Dell'Osso (35,654), Intrieri (340,367), Merksamer (351,103), and Mohn (285,114) and Mmes. Chang (350,869) and Øvrum (144,606) and all directors and executive officers as a group (2,612,510).

(3)    The percentage indicated is based upon 883,261,456 Company shares deemed to be outstanding as of March 6, 2025, which exclude treasury shares held by the Company or our subsidiaries as of such date or issued into treasury thereafter, unless otherwise required by applicable rules. As of March 6, 2025, each listed individual (with the exception of Mr. Mohn) and our directors and executive officers as a group (excluding Mr. Mohn) beneficially owned less than 1% of the Company’s outstanding shares.

(4)    The number of shares and associated percent of class includes information based on the Schedule 13D/A filed with the SEC on December 19, 2022, by Mr. Frederik W. Mohn, Perestroika (Cyprus) Ltd. and Perestroika AS, Form 4 filings by Mr. Mohn, Perestroika (Cyprus) Ltd and Perestroika AS, and information given to us by Mr. Mohn. According to such filings and information, Mr. Mohn has sole voting power and sole dispositive power with regard to 307,262 shares, which consists of: (a) 22,148 shares individually owned by Mr. Mohn; and (b) 285,114 restricted share units Mr. Mohn has the right to receive based upon his service as a director of Transocean Ltd. The total shares beneficially owned by Mr. Mohn also includes 91,074,894 shares held directly by Perestroika (Cyprus) Ltd.

Transocean 2025    P-89    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CONTENTS

P-90	EXECUTIVE SUMMARY
P-91	2024 COMPENSATION PROGRAM OVERVIEW
P-91	COMPENSATION PHILOSOPHY, STRATEGY AND DESIGN
P-93	SETTING EXECUTIVE COMPENSATION
P-95	EXECUTIVE COMPENSATION ELEMENTS
P-108	EXECUTIVE COMPENSATION GOVERNANCE, POLICY AND PRACTICE
P-111	TAX IMPACT ON COMPENSATION

This Compensation Discussion and Analysis provides an overview and analysis of Transocean’s executive compensation programs and policies, material compensation decisions for 2024, and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or granted to the following persons who constitute our Named Executive Officers (each an “NEO”) for 2024:

JEREMY D. THIGPEN Chief Executive Officer	R. THADDEUS VAYDA Executive Vice President and Chief Financial Officer	KEELAN I. ADAMSON President and Chief Operating Officer
BRADY K. LONG Executive Vice President and Chief Legal Officer	RODERICK J. MACKENZIE Executive Vice President and Chief Commercial Officer
MARK L. MEY Former Executive Vice President and Chief Financial Officer	HOWARD E. DAVIS Former Executive Vice President and Chief Administrative and Information Officer

Executive Summary

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. We specialize in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and we operate one of the largest, most technically capable and versatile offshore drilling fleets in the world.

INDUSTRY LEADING PERFORMANCE & DELIVERING LONG-TERM SUCCESS

Transocean entered 2024 with momentum that commenced in the prior year as the recovery of the offshore drilling market continued to take shape. Securing 22 new contract awards in 2024, Transocean solidified a 2025 active fleet utilization of 96.9%. As future contract revenues were procured, the Company continued to make opportunistic and well-timed financial transactions that extend our liquidity runway and position us to make meaningful progress in reducing debt. During 2024, and as reflected in our strong financial results, we remained acutely focused on safety and uptime performance across our fleet, delivering our best ever occupational and process safety performance and executing strong reliability and drilling efficiency for our customers.

As we did in 2024, in 2025 and beyond, we will remain focused on our key priorities: executing on our existing contracts and securing the best future opportunities for our portfolio of high specification rigs, continue to strengthen our balance sheet, and best position Transocean for long-term success in what we expect to be a sustained upcycle in offshore drilling.

Transocean 2025    P-90    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of our performance in 2024 include:

■   Delivering our best-ever occupational and process safety performance, ending the year with a TRIR of 0.15;

■   Installing the first two 20K subsea completions in the history of the offshore drilling industry with our  eighth generation drillships – the Deepwater Atlas and the Deepwater Titan;

■   Continuing to book market-leading rates – with contracts approaching and, in some cases, exceeding $500,000 per day for our high-hookload seventh generation “plus” assets and more than $600,000 per day for our eighth generation 20K assets; and

■   Commencing operations on the Deepwater Aquila, the newest 1,400 short ton drillship added to our fleet.

Our active fleet is near full utilization through mid-2026; and, as of the February 2025 Fleet Status Report, our backlog is approximately $8.3 billion.

2024 Compensation Program Overview

Our Compensation Committee of the Board of Directors (the “Committee”) considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs.

The 2024 compensation program design for our Named Executive Officers appropriately reflects our strong commitment to best practices in compensation governance and achieves the program design objectives of:

■   Retaining and motivating our executives to achieve important business objectives,

■   Rewarding our executives for delivering superior financial, operational, environmental and safety performance; and,

■   Strongly aligning executive pay with Company performance and the shareholder experience.

THE 2024 COMPENSATION ACTIONS REFLECT OUR CONTINUED FOCUS ON BEST-PRACTICE COMPENSATION GOVERNANCE, WHILE MAINTAINING PRUDENTLY DESIGNED, COMPETITIVE COMPENSATION PACKAGES.

In February 2024, using competitive market analysis provided by its consultant, the Committee evaluated all elements of the compensation program. The Committee’s critical objectives were: retaining key executive talent required for current and future Company financial performance and succession, assessing the alignment between performance and compensation, and analyzing realizable pay relative to target pay as compared to our peers.

Compensation Philosophy, Strategy and Design

Our executive compensation program includes a range of features that align the interests of our senior management with those of our shareholders and excludes features that may result in misalignment.

Important features of our executive compensation programs and practices are provided in the following table:

Transocean 2025    P-91    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	WHAT WE DON’T DO

✓    Conduct an annual review of our compensation strategy, including a review of our compensation-related risk profile

✓    Seek shareholder feedback annually on our executive compensation program through an advisory vote

✓    Mandate meaningful share ownership requirements for our executives

✓    Maintain a clawback policy in accordance with SEC and NYSE requirements providing for the recovery of erroneously awarded incentive-based compensation (cash and equity) in the case of an accounting restatement

✓    Base annual incentive performance on quantitative and qualitative metrics and long-term incentive performance on quantitative, formulaic metrics

✓    Maintain compensation plans that are weighted significantly toward variable pay to align our executive compensation with long-term shareholder interests

✓    Utilize multiple measurement periods and metrics for incentive compensation

✓    Allow for outstanding equity awards to be forfeited for violation of human resource or legal compliance and ethics policies, including the Company’s Code of Integrity

✓    Link long-term incentive compensation to relative performance metrics

✓    Deliver 100% of long-term incentives in equity, at least 50% of which is in performance-based awards

✓    Cap the earning of PSUs at target if the Company’s absolute TSR is less than negative 15%

✓    Cap the overall PSU payouts to prevent unintended windfalls

✓    Retain an independent consultant who reports only to our Compensation Committee (not management)

✓    Maintain double trigger change-in-control provisions

✕   Allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than derivative instruments issued by us)

✕   Allow our executives or directors to pledge Company shares

✕   Allow unearned performance-based full value awards and/or stock options to be counted towards executive stock ownership requirements

✕   Have pre-arranged individual severance agreements or special change-in-control compensation agreements with any Executive Officers; however, to the extent permitted under Swiss law, our executives are eligible for severance and change-in-control provisions pursuant to our policies, in exchange for covenants that protect the Company

✕   Provide gross-ups for severance payments

✕   Guarantee salary increases, non-performance based bonuses or unrestricted equity compensation

✕   Provide any payments or reimbursements for tax equalization

✕   Pay dividends or dividend equivalents on performance-based equity that has not vested

✕   Offer executive perquisites

Transocean 2025    P-92    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

THE PRIMARY GOAL OF OUR COMPENSATION PROGRAM IS TO ALIGN PAY WITH PERFORMANCE

We accomplish our goal of aligning pay with performance by providing our executives with a competitive compensation package that rewards performance against specific, strategic, financial and operational goals that the Committee believes are critical to the Company’s long-term success and the achievement of sustainable long-term shareholder returns. Attracting, retaining and motivating talented management is essential to creating shareholder value throughout the business cycles of our industry.

In administering our executive compensation program, we are guided by the following principal objectives:

■   Aligning annual incentive compensation with financial, operational and strategic objectives; and

■   Rewarding share price appreciation and relative performance through long-term equity incentive awards.

At the 2024 Annual General Meeting, approximately 98% of the votes cast were in favor of the NEO compensation for fiscal year 2024. The Committee recognized the support received from shareholders and viewed the results as a confirmation of our executive compensation programs and policies. We deliver the vast majority of executive pay as performance-based, “at-risk” incentive compensation, with a portion allocated to the delivery of shorter-term periodic results and the majority weighted toward the delivery of longer-term shareholder value. This approach achieves our objective of aligning pay and performance, without providing an incentive for excessive risk-taking. Our shareholders have consistently expressed their support for the Company’s executive compensation principles, and for the prior nine fiscal years, the shareholder approval levels have been 91% or higher with eight of the last nine years exceeding 95%. The Committee will maintain the practice of assessing shareholder votes and feedback when developing our executive compensation programs.

2024 Target Compensation

2024 Named Executive Officer Transitions

In 2024, the Company announced two Named Executive Officer departures: Mark Mey in May 2024 and Howard Davis in August 2024. Additional details regarding Mr. Mey and Mr. Davis’s departures can be found in the section titled “2024 Named Executive Officer Transitions” included in the Compensation Discussion and Analysis.

Setting Executive Compensation

We annually review our executive compensation program to ensure that we provide the opportunity for each of our Named Executive Officers to receive competitive compensation without providing an incentive for excessive risk-taking. With support from its independent compensation consultant, the Committee annually reviews each

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individual component of compensation as well as the aggregate compensation that may be paid or awarded to each of our Named Executive Officers and compares them:

■	Externally against compensation awarded and paid to executive officers holding comparable positions at companies with which we compete for executive talent; and
■	Internally against other members of the executive team to ensure internal equity, taking into account individual performance, skills, experience, and tenure.

We assess our compensation programs with the aim of positioning elements of compensation competitively to that of other executives in our industry sector and among companies in other industries of comparable size, international scope, and organizational complexity. We also seek to provide a direct link between pay and the enhancement of shareholder value. The Committee’s independent compensation consultant guides the Committee in evaluating and establishing the appropriate peer groups for this assessment.

The Committee, with support from its independent compensation consultant, employs two peer groups for the purpose of evaluating executive compensation. The “Compensation Peer Group” is used to assess the competitiveness of the compensation of our Named Executive Officers, and the “Performance Peer Group” is used to evaluate the relative performance of the Company.

COMPENSATION PEER GROUP

We compete for executive talent across many different sectors around the world. However, our primary competitive market generally includes other companies in the energy industry (oil and gas companies, offshore drilling companies and other energy services companies). In making compensation decisions for the Named Executive Officers, the total direct compensation and each underlying element thereof are compared against published and publicly available compensation data.

The Compensation Peer Group for 2024 comprised of the following companies:

■	Apache Corporation	■	McDermott International, Ltd.	■	Petrofac Limited
■	Chesapeake Energy Corporation*	■	Murphy Oil Corporation	■	TechnipFMC plc
■	Diamond Offshore Drilling, Inc.*	■	Nabors Industries Ltd.	■	Valaris Limited
■	Helmerich & Payne, Inc.	■	NOV Inc.	■	Weatherford International plc
■	Hess Corporation	■	Noble Corporation plc*
■	Marathon Oil Corporation*	■	Ovintiv Inc.
*The Compensation Peer Group for 2024 was established prior to certain corporate transactions involving these companies.

Recognizing the cyclical nature of the market in which we operate, and the impact that may have on the relative revenue and market capitalization of each peer company at any given time during the course of a downturn or recovery cycle, the Committee maintains a consistent approach to the overall peer company selection so that compensation benchmarks are stable over the course of the market cycle.

Accordingly, we consider the compensation practices of general non-energy industry peers of comparable size and international scope in setting executive compensation levels, and we use general industry data as a secondary market reference to ensure that a comprehensive view of the market is considered. These non-energy general industry peers are expected to vary from year-to-year based on changes in the marketplace and the availability of published survey data for companies that meet the defined size, international scope and organizational structure criteria.

Our target market position is determined based on the data believed to be most relevant for a given position. For example, the Compensation Peer Group data are weighted more heavily for positions in Operations and Marketing, whereas general industry data are also considered for executives overseeing corporate functions.

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However, in accordance with our pay-for-performance philosophy, the Compensation Peer Group data is the primary reference for assessing base salary, short-term incentive and long-term incentive compensation levels.

PERFORMANCE PEER GROUP

While the competition for executive talent spans a broader market, our Performance Peer Group is specific to the companies most closely aligned to our business with expertise in technically demanding oilfield services and which are most likely to compete with us for investor capital.

In February 2024, the Committee evaluated the previously established Performance Peer Group used to measure the Company’s TSR performance relative to that of companies considered to be direct business competitors and competitors for investment capital for inclusion in the 2024 long-term incentive program. The Committee engaged its compensation consultant to refine the peer group to companies that have the strongest correlation to the Company, giving consideration to factors such as emergence from bankruptcy/restructuring and strategic transactions. The Committee confirmed that no change to the current Performance Peer Group was warranted and elected to maintain the peer companies included.

The resulting Performance Peer Group for 2024 consisted of:

■	Aker Solutions	■	Oceaneering International, Inc.	■	Subsea 7 S.A.
■	Baker Hughes Company	■	Odfjell Drilling Ltd.	■	TechnipFMC plc
■	Diamond Offshore Drilling, Inc.*	■	Oil States International, Inc.	■	Tidewater Inc.
■	Noble Corporation plc*	■	Saipem S.p.A	■	Valaris Limited
■	NOV Inc.	■	Seadrill Limited
*The Performance Peer Group for 2024 was established prior to certain corporate transactions involving these companies.

2024 Executive Compensation Elements

OUR EXECUTIVE COMPENSATION PROGRAM IS DESIGNED TO MEET THE OBJECTIVES OF OUR “PAY FOR PERFORMANCE” PHILOSOPHY BY LINKING A SIGNIFICANT PORTION OF EACH EXECUTIVE’S COMPENSATION TO COMPANY PERFORMANCE.

The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

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COMPENSATION ELEMENT	PURPOSE	KEY CHARACTERISTICS

BASE SALARY	Provide a market competitive base level of income for executive talent.	Fixed compensation. Reviewed annually and adjusted as appropriate.

ANNUAL CASH BONUS	Motivate executives to achieve our short-term financial, operational, environmental and safety objectives.	Variable compensation. Award potential ranges from 0% to 200% of target based on corporate performance measured against pre-established performance goals.

I. LONG-TERM INCENTIVE – PERFORMANCE UNITS

Align the interests of our executives with those of our shareholders by creating a direct correlation between realized pay and shareholder return both relative to peers and on an absolute basis, over a three-year performance period.

Variable compensation.

The number of earned units can range from 0%-200% based on total shareholder return relative to performance of selected peers during a three-year performance period. Payout is capped at target if a predetermined threshold of absolute TSR is not met. Awards “cliff” vest at the end of the three-year performance period.

II. LONG-TERM INCENTIVE – RESTRICTED UNITS	Motivate executives to contribute to long-term increases in shareholder value, build executive ownership and retain executives through ratable, multi-year vesting.	Variable compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realized pay to shareholder value.

The Committee takes several objectives into consideration when assessing the reasonableness of the total direct compensation of the Named Executive Officers, particularly the compensation of our Chief Executive Officer. These objectives include ensuring alignment with our vision and business strategy, creating sustainable long-term shareholder value through the amount and mix of compensation provided, and advancing the core principles of our compensation philosophy and objectives while remaining within our risk tolerance.

Executive compensation is generally targeted around the market median and, when appropriate, adjusted for each Named Executive Officer based upon their individual skills, Company and industry tenure and impact to the Company’s short and long-term strategic goals.

Our Named Executive Officers have an average of 27 years of experience in multiple sectors of the oil and gas industry, including oilfield services and offshore drilling, and have served our Company for an average of 18 years. Ultimately, this combined expertise and experience was invaluable to maintaining the Company’s performance and preserving shareholder value during the extended market downturn. It is our belief that, particularly in comparison to that of our competitors – most of which filed for bankruptcy and restructured – the continuity of our management team, combined with their collective experience, provides a distinct competitive advantage and advances the Company’s leadership position, allowing it to appropriately manage the inherent cyclicality and other unique characteristics of the offshore drilling industry.

BASE SALARY

Our Named Executive Officers receive base salaries constituting a fixed amount of compensation for services rendered during the year. The base salaries of our Named Executive Officers are determined by the Committee upon each officer’s initial hire and reviewed annually, including in the context of promotions or other changes in job responsibilities. As part of its annual review, the Committee reviews each base salary, (i) for purposes of maintaining competitive compensation, relative to executive officers at applicable industry and outside-industry companies, and (ii) for internal pay equity purposes, relative to other executive officers at the Company.

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As part of its base salary review, the Committee considers input from our Chief Executive Officer (except with respect to his own compensation), competitive compensation data from our Compensation Peer Group and other survey data, job responsibilities, individual skills, experience and expected future contributions of each Named Executive Officer. The Committee also considers input from its independent compensation consultant within the framework of the Company’s compensation philosophy and objectives.

Following its annual review, in 2024, the Committee elected to maintain the base pay for our Named Executive Officers other than Mr. Long who received a 5% increase in May 2024.

The following base salaries were approved by the Committee for the individuals listed below.

EXECUTIVE	2024 BASE SALARY (U.S. $)	INCREASE OVER 2023 (%)
Mr. Thigpen	$1,150,000	0%
Mr. Vayda(1)	$625,000	N/A
Mr. Adamson	$800,000	0%
Mr. Long	$630,000	5%
Mr. Mackenzie(2)	$550,000	N/A
Former NEO:
Mr. Davis	$550,000	0%
Mr. Mey	$760,000	0%
(1) Pursuant to promotion to CFO (May 2024) (2) Newly designated 2024 NEO

ANNUAL PERFORMANCE BONUS

Our Performance Award and Cash Bonus Plan (the “Bonus Plan”) is a formulaic, goal-driven plan that provides participants, including the Named Executive Officers, with the opportunity to earn annual cash bonuses based on performance as measured against predetermined performance objectives. Individual target award levels, expressed as percentages of the participants’ base salaries, are established by the Committee at the beginning of the year. The target award opportunities under the Bonus Plan, when combined with base salaries, are intended to position the participants to earn total cash compensation approximating competitive market median levels. Individual awards correlate to Company performance, so the executives achieve above-target awards only when the Company achieves above-target performance. Further, the bonus opportunity is capped at a maximum payout level as noted below.

In 2024, the Committee maintained the target bonus opportunity for our Named Executive Officers. Under the Bonus Plan for 2024, the Named Executive Officers had a potential payout range of 0% to 200% of their

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individual target award opportunities. The 2024 target bonus opportunity for each Named Executive Officer, expressed as a percentage of base salary, was as follows:

EXECUTIVE	2024 BONUS TARGET (%)	INCREASE OVER 2023 (%)
Mr. Thigpen	135%	0%
Mr. Vayda(1)	100%	N/A
Mr. Adamson	100%	0%
Mr. Long	100%	0%
Mr. Mackenzie(2)	100%	N/A
Former NEO:
Mr. Davis	100%	0%
Mr. Mey	100%	0%
(1) Pursuant to promotion to CFO (May 2024) (2) Newly designated 2024 NEO

2024 ANNUAL BONUS STRUCTURE AND ACHIEVEMENT

The annual cash bonus structure is designed to recognize and motivate strong financial, operational and sustainability performance. Achievement in these three focus areas provides the Committee with a direct line of sight to annual Company operational and financial results while maintaining an emphasis on our environmental, safety and governance strategy. This structure is designed to focus our executives on those areas where we can differentiate ourselves from our competitors throughout the various cycles of our industry. The performance measures, relative weightings, and threshold-target-maximum payout ranges were designed based on our 2024 financial and operational forecasts, as presented to the Committee in early February 2024.

The following table outlines the 2024 bonus performance measures and relative weightings. Each of the measures is defined and discussed in more detail below.

Based on the performance measures described further below and using the pre-determined weightings assigned to each measure by the Committee, the overall bonus achievement for each of our Named Executive Officers was 101% of the targeted bonus opportunity under the Bonus Plan for 2024. The components of this total bonus payout under the Bonus Plan for 2024 are as follows:

PERFORMANCE MEASURE	2024 WEIGHTING (%)	2024 ACHIEVEMENT (%)	2024 WEIGHTED ACHIEVEMENT (%)
I. EBITDA	60%	72%	43%
II. Uptime	20%	90%	18%
III. Sustainability	20%	200%	40%
2024 Bonus Plan Achievement			101%

For specific award amounts, see “Executive Compensation—Summary Compensation Table.”

I.  FINANCIAL PERFORMANCE

Developing Our EBITDA Target

FOR THE 2024 BONUS PLAN, THE COMMITTEE EVALUATED FINANCIAL MEASURES THAT WOULD MOST CLOSELY ALIGN MANAGEMENT WITH THE COMPANY’S FINANCIAL OBJECTIVES.

The Committee concluded that EBITDA continues to be the most appropriate financial measure for our annual bonus for the following reasons:

■	EBITDA is commonly used by our shareholders to evaluate financial performance;

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■	EBITDA is commonly used by our peers to evaluate their own financial performance; and
■	While EBITDA is a non-GAAP financial measure, it is objective and reconcilable to the GAAP measures reported in our financial statements.

The Committee weighted EBITDA at 60% of the total 2024 Bonus Plan opportunity. Further, taking into account the Company’s 2024 financial plan, the Committee set the 2024 EBITDA target at $1.215 billion, which was a 41% increase above the 2023 EBITDA target and 56% above the 2023 actual achievement level. In evaluating the 2024 EBITDA target, the Committee, at the beginning of 2024, considered the following challenges for the Company and/or the industry:

■	Our customers’ focus on extended-duration opportunities with longer lead times to contract commencement;
■	Continued uncertainty, in the beginning of 2024, in the rig contracting environment, including the potential for decreasing dayrates for new contracts relative to expiring long-term contracts;
■	Continued volatility of commodity prices throughout the year, potentially causing delays for customer contracting activity and/or deferrals of their projects;
■	The anticipated increase in maintenance expenses due to expected supply chain and inflationary concerns; and
■	The uncertain duration of contract preparation time.

In further consideration of these challenges and uncertainties, the Committee elected to maintain the threshold-to-maximum range at +/- 20%.

Accordingly, the threshold and maximum performance outcomes were as follows:

EBITDA TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = $972M	0%
Target = $1,215M	100%
Maximum = $1,458M	200%

Measuring EBITDA Results

THE COMPANY DELIVERED ADJUSTED EBITDA OF $1,148M IN 2024

The Committee certified EBITDA performance achievement at 72% of target, resulting in a weighted payout of 43% of the total target bonus opportunity for each Named Executive Officer.

Attached as Appendix A in this proxy statement, is a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared and calculated in accordance with GAAP.

II.  OPERATIONAL PERFORMANCE

Developing Our Uptime Target

WE HAVE IDENTIFIED UPTIME AS THE OPERATIONAL PERFORMANCE MEASURE THAT BEST ALIGNS WITH THE INTERESTS OF OUR CUSTOMERS AND, ULTIMATELY, OUR SHAREHOLDERS.

Uptime represented 20% of the 2024 total target annual bonus opportunity, reinforcing the importance of maintaining excellence in our rig operations. We determined that uptime is the best measure of operational efficiency, which is an imperative for our customers and directly impacts their operational plan. Further, uptime has a direct correlation to the Company’s revenue.

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Although uptime is a common operational metric in our industry, it has no standard industry definition or reporting structure. As a result, the Company has developed its own definition, in consultation with the Committee, and that definition recognizes the key impediments to Uptime: mechanical failures and human performance errors.

Uptime is measured as total operating hours, minus downtime hours, expressed as a percentage of the total operating hours. Operating hours are defined as the number of hours a rig is operating under a contract. Downtime is generally defined as the number of hours the rig is not engaged in drilling activities, resulting from mechanical failure or human performance error.

Total Operating Hours – Downtime Hours
Uptime =	__________________________________
Total Operating Hours

Using this formula, zero mechanical failures and human performance errors that do not result in a cessation of rig operations (i.e., downtime), would result in a rig operating at 100% Uptime. Downtime events detract from optimal performance and have a direct negative impact on the customer’s operational plan, as well as the Company’s financial goals.

In setting the threshold-target-maximum range for this measure, the mathematical differential of 2% from threshold to maximum is significant considering the total number of operating hours during a calendar year (e.g., 189,575.5 hours of operation in 2024).

The Committee approved the following uptime target for 2024:

UPTIME TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Threshold = 96.0%	0%
Target = 97.0%	100%
Maximum = 98.0%	200%

In setting the uptime target, the Committee considered the Company’s emerging 2024 outlook and the forecasted challenges related to possibly reactivating stacked assets and onboarding new personnel. Following multiple years of above-target uptime achievement, and setting company record breaking uptime performance in 2023, the Committee opted to not only increase the 2024 target from 96.5% to 97.0%, but also to reduce the spread between threshold and maximum achievement from 3% to 2%. These adjustments represented a challenge for management to constantly improve operational efficiency achievement by requiring an incremental increase of approximately 948 operating hours, or nearly 40 operating days, compared to the previous target.

Measuring Uptime Results

THE COMPANY ACHIEVED 96.9% UPTIME PERFORMANCE IN 2024.

Despite the forecasted challenges for 2024, we achieved uptime performance just below the increased 2024 target. Notably, the Company delivered these results in a year that included several rig mobilizations to new geographic locations requiring recruitment and onboarding of new local crew members as well as crew member relocation.

As illustrated, the formulaic performance of uptime achieved a payout level of 90% of target and an associated weighted payout of 18% of the total target bonus opportunity for each of the Named Executive Officers.

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III.  SUSTAINABILITY PERFORMANCE

Developing Our Sustainability Targets

WE RECOGNIZE THE IMPORTANCE OF SUSTAINABILITY TO OUR BUSINESS AND OUR INDUSTRY, SO WE INCLUDED CORPORATE SUSTAINABILITY OBJECTIVES IN THE 2024 CASH BONUS PLAN TO DRIVE PERFORMANCE ALIGNED WITH OUR LONG-TERM BUSINESS STRATEGY.

The Company is committed to operating our business responsibly, mitigating risks and creating value. This means, among other imperatives, minimizing our impact to the environment, stewarding resources conscientiously, treating our workforce with respect, and innovating purposefully.

To further emphasize this commitment, the Committee included a sustainability component to the 2024 Bonus Plan design comprised of the following two measures, selected by the Governance, Safety & Environment Committee, in support of our continuous and deliberate focus on protecting our personnel, our assets and the environment from the numerous potential operating hazards endemic to our business:

■	Environmental & Safety Performance – based on Operational Integrity and Occupational Safety (10%); and
■	Sustainability Governance Performance (10%).

Environmental & Safety Performance

The Environmental & Safety measure for the 2024 award is comprised of:

■	Operational Integrity; and
■	Occupational Safety – based on TRIR.

The Committee maintained the Operational Integrity and Occupational Safety components in the Environmental & Safety Performance measure for the 2024 award to emphasize the importance of delivering safe and reliable operations.

Operational Integrity events are low frequency, high severity events that can result in impact to the environment, significant asset damage, or in the worst instance, loss of life. Since 2013, the Company has maintained a five-tier Operational Integrity framework to categorize events based on potential impact to safety or the environment. The most impactful events are categorized as Tier 1 or Tier 2, which can occur when multiple operational barriers fail. Operational Integrity became the primary component of the Environmental & Safety Performance measure in 2023 to reinforce the importance of delivering safe and reliable operations, both for those onboard our assets and for the ecosystems in which we operate.

Occupational Safety, based on TRIR, is the secondary component of the Safety & Environmental Performance measure. TRIR is a safety metric recognized by the Occupational Safety and Health Administration and is used by companies across an array of industries. TRIR is calculated based on the guidelines set by the International Association of Drilling Contractors, by taking the aggregate number of occurrences of work-related injuries or illnesses that result in medical care or treatment beyond minor first aid. The result is the number of such occurrences for every 200,000 hours worked.

The cumulative Safety & Environmental Performance achievement is calculated using a scorecard, which determines the outcome based on the Operational Integrity and Occupational Safety results.

■

Occupational Integrity results are based on the prevention of Tier 1 and Tier 2 Operational Integrity events. In the event a Tier 1 event occurs, the entire Safety & Environmental Performance achievement component is automatically reduced to 0%. In the event a Tier 2 event occurs, the Safety & Environmental Performance maximum achievement possible is reduced from 200% to 150%.

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■

Occupational Safety performance is calculated based on TRIR performance relative to target. The Committee approved a TRIR target for 2024 of 0.22 based on input from the GSE Committee. This target represents a five-year actual TRIR results and applies to a 0.95 modifier to ensure the pursuit of continuous improvement. The TRIR target has increased by 29% in the last 5 years driven by continuously improving TRIR results.

In setting the threshold and maximum values, the Committee applied a 25% range above and below target. This range created a threshold, or entry point, of 0.28 and a maximum of 0.17.

TRIR TARGET AND PERFORMANCE RANGE	BONUS PAYOUT (%)
Entry (Threshold) = 0.28	0%
Mid-Point (Target) = 0.22	100%
Maximum = 0.17	200%

Environmental & Safety Performance Scorecard:

Comprehensive measures are in place to safeguard against underreporting of safety events by our workforce. These measures encompass a robust framework of oversight, including stringent auditing procedures, transparent reporting mechanisms, and a culture of accountability aimed at fostering an environment where safety reporting is conducted without concern for retaliation.

Sustainability Governance Performance

Upon recommendation from the GSE Committee, the Committee approved the Sustainability Governance Performance measure for the 2024 award based on the critical imperative that the Company is prepared to comply with new sustainability reporting requirements such as the European Sustainability Reporting Standards (“ESRS”) contained in the EU Corporate Sustainability Reporting Directive (“CSRD”) and other anticipated reporting standards such as the International Financial Reporting Standards (“IFRS”) Climate-Related Disclosures which is based on the Task Force on Climate-Related Financial Disclosures (“TCFD”) framework. The CSRD is applicable to the Company in FY 2025 for reporting year 2026.

The Sustainability Governance goal contains two primary and two secondary objectives related to preparation for TCFD and ESRS compliance.

■   The primary TCFD performance criteria are to adopt and implement the required framework with secondary performance criteria based on integrating into our Enterprise Risk Management System the risks identified in the TCFD implementation.

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■   The primary ESRS performance criteria are to complete a Double Materiality Assessment to identify the required disclosures with secondary performance criteria based on completing a Gap Analysis on each required ESRS disclosure.

Completion of each measure’s primary performance criteria objectives results in 5% achievement toward the cumulative Sustainability Governance Goal, weighted in total at 10%. Results of the primary performance criteria are binary. Completion of the secondary performance criteria for each measure modifies the primary measure achievement result between 100% and 200% as described in the scorecard below:

● The overall Governance Performance payout range is 0% - 20%.
● The primary TCFD and ESRS payout calculations are binary and are valued at 5% each.
● The integration in ERM and the ESRS Gap Analysis are secondary elements that serve as modifiers in the governance performance calculation.

●    The ERM integration will action the inventory of climate-related risks identified in the primary TCFD goal by embedding it in the Company’s risk management system. The inclusion of each risk in the ERM determines the performance outcome on a straight-line interpolation, which is determined based on a calculation of the total number of inventory items embedded in the ERM divided by the total number of risks identified.

●    The Gap Analysis will action the inventory of required ESRS disclosures identified in the primary ESRS goal (DMA) by comparing it to existing Company disclosures and practices. The assessment of each disclosure determines the performance outcome on a straight-line interpolation, which is determined based on a calculation of the total number of ESRS disclosures actioned divided by the total number of ESRS disclosures identified.

Measuring Sustainability Results

THE COMPANY ACHIEVED COMPANY-RECORD-BREAKING SAFETY PERFORMANCE IN 2024.

There were no Tier 1 or Tier 2 events recorded in 2024, allowing for the Environmental & Safety Performance component of the Sustainability measure to result in 100% achievement. Further, in 2024, the Company achieved company-record-breaking TRIR performance of 0.15, which not only exceeded the target but also the maximum achievement performance range.

To continuously improve our Environmental and Safety performance, the Company (with support from our customers) has continued to develop and deploy new technology to enhance operational performance and occupational safety:

■	The Inteliwell automation platform has been installed on two rigs which allowed for over 1.5 million feet of drill pipe to be tripped with no personnel present in the red zone.
■	The rotary multi-tool is developed to eliminate certain manual tasks on the drill floor; this is now on its initial deployment on the Transocean Enabler.
■	The robotic riser bolting system automates the riser joint connection process, one of the most taxing and hazardous activities we perform offshore. The system removes personnel from the red zone during riser handling operations.

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■	The kinetic blowout stopper, a tubular shearing technology that is retrofittable to existing blowout preventers.
■	HaloGuardSM, a monitoring and control system designed to stop drill floor moving equipment when traveling in close proximity to personnel – now operational on eight of our rigs, resulting in even greater protection for our offshore crew members.
■	WorkSight, a digital behavior-based safety observation, assurance, and verification program, which uses a mobile application to implement an observation and verification process.

The cumulative Environmental & Safety Performance resulted in a payout achievement of 200% and an associated weighted payout of 20%.

Following completion of the primary and secondary performance criteria for both the TCFD and ESRS components of the Sustainability Governance Measure, the Company completed an audit of the results and a scorecard summarizing the actions completed was presented to the GSE Committee for their review and confirmation. Both measures’ primary and secondary performance criteria were completed in full and payout achievement was confirmed by the Committee at 200% of target with an associated weighted payout of 20%.

As illustrated, the combined sustainability results exceeded our goal, and the Committee certified sustainability performance achievement, resulting in an associated weighted payout of 40% of the total target bonus opportunity for each Named Executive Officer.

OVERALL 2024 ANNUAL BONUS ACHIEVEMENT

IN 2024, WE DELIVERED STRONG ANNUAL PERFORMANCE RESULTS.

Our executive leadership showed exceptional discipline and commitment in managing the Company, driving the success of our business, and building long-term value. Further, our success in delivering solid results in 2024 against the measures approved by the Committee could not have been realized without the discipline, flexibility and resilience of our dedicated workforce.

LONG-TERM INCENTIVES

THE COMMITTEE ESTABLISHES COMPETITIVE LONG-TERM INCENTIVE (“LTI”) OPPORTUNITIES FOR OUR NAMED EXECUTIVE OFFICERS THAT MOTIVATE THEM TO INCREASE TOTAL SHAREHOLDER RETURN, DRIVE LONG-TERM SUSTAINABLE VALUE AND ALIGN THE INTERESTS OF PARTICIPANTS WITH THOSE OF SHAREHOLDERS.

To provide an appropriate balance of incentives tied to performance, two types of long-term equity instruments were used in 2024: Performance Units (“PSUs”) and Restricted Share Units (“RSUs”), each weighted at 50%.

This LTI mix was designed to ensure that a minimum of 50% of total LTI is conveyed through performance-based awards. RSUs were included in the incentive mix to reinforce a direct relationship to the shareholder experience and to promote ownership of Company equity. Both instruments were also designed to be retentive in nature through extended performance and vesting periods.

The following LTI award values were delivered to our Named Executive Officers in 2024.

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EXECUTIVE	2024 LTI TARGET VALUE (U.S. $)
Mr. Thigpen	8,000,000
Mr. Vayda	1,497,916
Mr. Adamson	3,400,000
Mr. Long	2,181,818
Mr. Mackenzie	1,650,000
Former NEO:
Mr. Davis	2,150,000
Mr. Mey	2,700,000

Each Named Executive Officer target LTI value is delivered in shares based on the following:

■   Performance Units: one-half of the total LTI target value is divided by an approximated Grant Date Fair Value based on an estimated Monte Carlo valuation performed immediately prior to the date of grant; and

■   Restricted Share Units: one-half of the total LTI target value is divided by a value equal to the average of our high-low trading prices for the 10 days immediately preceding the date of grant.

This practice is utilized to most closely approximate the expected grant value. The values disclosed in the Summary Compensation Table reflect the actual grant date fair value and may vary slightly from the target value.

In connection with his promotion to CFO, and in consultation with the Committee’s independent consultant, the Committee awarded Mr. Vayda a promotional equity grant in May 2024 calibrated to the compensation target of his new position and prorated for the portion of the year following his promotion, delivered equally in PSUs and RSUs. The total LTI value granted to Mr. Vayda for 2024 was $1,497,916 as shown in the preceding table. Based on his compensation package approved by the Committee in May 2024, Mr. Vayda’s LTI target value for a full year as CFO would be $1,875,000.

PERFORMANCE UNITS (“PSU”)

In 2024, the Committee decided to base the 2024 PSU design 100% on the market-based measure of relative Total Shareholder Return (“TSR”).

The target award value of the 2024 PSU grants to each of the Named Executive Officers was weighted at 50% of each officer’s total 2024 LTI target award value and each PSU granted represents one share and is earned based on comparing the Company’s TSR relative to the Company’s Performance Peer Group over a three-year period from January 1, 2024 to December 31, 2026.

Payout potential ranges for the entirety of the PSU award from 0% to 200% of target award value, calculated by linear interpolation between the percentages assigned below.

Transocean 2025    P-105    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In recognition of the importance of shareholder alignment, the Committee capped the earning of PSUs at target if the Company’s absolute TSR during the performance period is less than negative 15%. The Committee set the cap at this level to ensure that management does not benefit disproportionately from shareholder returns that are more than marginally negative. The Committee also set a floor such that PSU achievement may not be less than threshold performance (50% of target) if TSR is above positive 15% to recognize delivered shareholder return irrespective of performance within the peer group. Additionally, the Committee has applied a price cap such that if the fair market value of a share exceeds $20 on the date the Committee makes a determination with respect to achievement of TSR performance over the performance cycle (such date being the “determination date”), the number of PSUs that would have been earned will be reduced by multiplying such number of PSUs by a fraction, the numerator of which is $20 and the denominator of which is the fair market value of a share on the determination date. The Committee set this price cap to prevent an unintended compensation windfall in a recovering market.

Upon completion of the 2024-2026 PSU performance cycle, the Committee will determine final payout levels, if any, and shares will be distributed to the Named Executive Officers, along with a cash payment equal to any dividends or equivalents for earned shares that may have accrued during the performance cycle.

For the 2025 PSU grant, in recognition of the importance of deleveraging the Company’s balance sheet, the Committee introduced a primary performance measure based on Company Free Cash Flow, measured annually and averaged over a three-year period, with a performance modifier based on three-year relative TSR.  Further, the previously utilized absolute TSR modifier feature that adjusted achievement based on Company TSR was removed for the 2025 PSU grant such that there will no longer be a minimum payout for a baseline absolute TSR if relative TSR performance is below threshold.

RESTRICTED SHARE UNITS (“RSU”)

The target award value of the 2024 RSU grants to each of the Named Executive Officers was weighted at 50% of each officer’s total 2024 LTI target award value.

Time-vested RSUs were granted to all Named Executive Officers as part of the 2024 annual long-term incentive grants. Each RSU represents one share and the RSUs vest over a three-year schedule (ratably one-third each year), contingent upon continued service.

PSUs EARNED IN 2024

The 2022 PSU award achievement is based on the Company’s TSR performance relative to a group of 14 industry peer companies measured over three, one-year performance periods weighted 20% each, and one, three-year performance period weighted 40%. At the completion of each performance period, the Committee evaluated the Company’s performance relative to the peer group established for the 2022 PSU award. In 2025, following the completion of the final performance period, the Committee confirmed cumulative performance achievement at 86.43% of target, based on performance for each relevant period as follows:

Performance Period	Result	Weighted Achievement
12-months, ending December 31, 2022	71.43%	14.29%
12-months, ending December 31, 2023	189.29%	37.86%
12-months, ending December 31, 2024	0.00%	0.00%
36-months, ending December 31, 2024	85.71%	34.28%
Cumulative Performance Achievement		86.43%

Transocean 2025    P-106    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2024 Named Executive Officer Transitions

The Company announced a transition of the role of Executive Vice President, Chief Financial Officer from Mr. Mark Mey to Mr. Thad Vayda. Such transition was completed on May 1, 2024. In accordance with Mr. Mey’s 2015 employment agreement, and per the Company’s Articles of Association, regardless of which party is terminating employment, Mr. Mey is entitled to a one-year notice period during which time he will continue to receive an amount equal to his base salary plus his target bonus paid monthly during the applicable 12-month notice period. During the notice period, Mr. Mey remains employed by the Company and provides services on an as-needed basis as a strategic advisor. Following completion of the notice period, Mr. Mey’s employment will be terminated and a prorated portion of his outstanding shares will be released per the terms of each award. All of Mr. Mey’s unvested units will be forfeited in accordance with the terms and conditions of his awards.

On April 26, 2024, Mr. Howard Davis, Transocean’s Executive Vice President, Chief Administrative Officer and Chief Information Officer elected to retire pursuant to Transocean’s broad based 2024 Voluntary Early Retirement Plan (the “VERP”). The VERP was open to all U.S. employees aged 55 or above who also met specific service requirements and provided for retirement benefits subject to certain restricted covenants. Mr. Davis’s retirement was effective July 31, 2024.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment agreements with our Executive Management Team comply with the Swiss Code, which prohibits the payment of severance benefits to members of the Executive Management Team. Other than the individual compensation terms applicable for each executive, the same basic form of employment agreement was used for Named Executive Officers with agreements.

INDIRECT COMPENSATION

In addition to base salary, annual and long-term incentive compensation, we offer limited indirect compensatory arrangements to our executives. These indirect elements of executive compensation are not performance-based and are offered as part of the overall compensation package to ensure that the package is competitive with other companies with which we compete for talent. Below is a summary of the indirect elements of compensation for our Named Executive Officers.

HEALTH, WELFARE AND RETIREMENT

Our Named Executive Officers are eligible for Company-wide benefits on substantially the same basis as other full-time employees, including savings, pension, medical and life insurance benefits. Our Named Executive Officers also receive a supplemental life insurance benefit equal to four times base salary capped at a maximum of $4 million. In addition, we make a supplemental non-qualified defined contribution restoration plan available to employees (including the Named Executive Officers) to compensate for benefits that are capped due to U.S. Internal Revenue Service limits on qualified retirement plans.

PERQUISITES

The Committee eliminated all executive perquisites for our Named Executive Officers, effective January 1, 2017. As a result, none of our Named Executive Officers received perquisites in 2024.

POST-EMPLOYMENT COMPENSATION

The competitive marketplace for executive talent and our desire to retain our Executive Officers require us, subject to compliance with applicable law, to provide our Executive Officers with a severance package. Each of our Executive Officers who are not members of our Executive Management Team is eligible to receive severance benefits in the event the Company chooses to terminate the Executive Officer without cause or the Executive Officer voluntarily terminates employment for good reason (both referred to as a “qualifying termination”). Subject to the Committee’s approval, the benefits provided in the event of a qualifying termination under the terms of our Executive Severance Benefit Policy include a cash severance benefit limited to one year

Transocean 2025    P-107    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of base salary; a pro rata share of the termination year’s award under the Bonus Plan for such executive; treatment of outstanding long-term incentive awards as provided for in the terms and conditions of each award (as more fully described under “Executive Compensation—Potential Payments Upon Termination or Change of Control”); and outplacement services not to exceed 5% of the base salary of the executive. In 2024, the policy was updated to increase the amount of the cash severance benefit to Executive Officers reporting directly to the Chief Executive Officer to two times base salary in the event of a qualifying termination that occurs 30 days prior to or 24 months following a change of control.

The interests of our shareholders are served by including a double-trigger change-in-control provision in the Bonus Plan and the Long-Term Incentive Plan for Named Executive Officers who would be integral to the success of, and are most likely to be impacted by, a change of control of the Company. By requiring two triggering events to occur, those Executive Officers who remain with the Company through a change of control will be appropriately focused on the success of the combined enterprise while those who depart because of a change of control will be appropriately compensated. The types of payments that will be made to our executives, along with estimated values as of December 31, 2024, are described under “Executive Compensation-Potential Payments Upon Termination or Change of Control.”

The Committee periodically reviews severance packages offered to the Executive Officers that are not part of our Executive Management Team to ensure the benefits are aligned with prevailing market practices. For a Named Executive Officer to receive the benefits described above, the Named Executive Officer must first sign a release of all claims against the Company and enter into a legally compliant non-competition, non-solicitation, and confidentiality agreement covering our trade secrets and proprietary information.

The Swiss Code prohibits certain types of compensation payments to members of the Executive Management Team, including severance payments in any form. Therefore, members of the Executive Management Team are not eligible to participate in the Executive Severance Benefit Policy.

Executive Compensation Governance, Policy and Practice

The Committee is responsible for the executive compensation program design and decision-making process. The Committee solicits input from independent members of the Board of Directors, the Chief Executive Officer, other members of management, and the independent compensation consultant to assist with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.

COMPENSATION COMMITTEE

The Committee is composed solely of members of the Board of Directors who

(i)	are not employees of the Company, and
(ii)	meet the independence requirements of the NYSE.

The Committee acts on behalf of our Board of Directors to establish the executive compensation philosophy and oversee our executive compensation and long-term incentive programs. Specifically, the Committee is responsible for:

■	Reviewing and approving the target and actual compensation paid to, and the benefits received by, our Executive Officers;
■	Recommending focus areas for our Chief Executive Officer for approval by the members of our Board of Directors who meet the independence and experience requirements set forth in the Committee charter;
■

Evaluating all aspects of our Chief Executive Officer’s performance in light of these focus areas (with the participation of all non-executive members of the Board of Directors) and setting our Chief Executive Officer’s compensation based on this evaluation as well as a review of compensation practices in the competitive market;

Transocean 2025    P-108    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

■

Establishing and approving our executive compensation plans and arrangements to provide benefits to our Executive Officers in accordance with the goals and objectives of the Company, as established by the Board of Directors;

■	Administering the Company’s LTI plans, including determining plan eligibility and approving individual awards for all plan participants;
■	Administering the Company’s Performance Award and Cash Bonus Plan and approving individual awards for all Executive Officers;
■

Considering and approving executive employment and, to the extent permissible under Swiss law, severance agreements or other contractual agreements that may be entered into with our Executive Officers (that shall not include “single-trigger” change-in-control agreements);

■	Engage with our shareholders to review and consider their feedback on executive compensation design;
■

Reviewing and discussing this Compensation Discussion and Analysis, the Company’s Swiss statutory compensation report and maximum aggregate compensation limits for the Board of Directors and members of the Executive Management Team with our management and, based upon such review and discussion, recommending to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our Annual General Meeting or our annual report, as applicable; and

■	Assessing the risks associated with the Company’s compensation arrangements.

The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers. The Committee may exercise its discretion in modifying any compensation element to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

During 2024, the Compensation Committee consisted of the following directors: Glyn A. Barker (Chair), Vanessa C.L. Chang, and Samuel J. Merksamer.

INDEPENDENT COMPENSATION CONSULTANT

To assist in discharging its responsibilities and to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards, the Committee engaged an independent executive compensation consulting firm, Pay Governance LLC (“Pay Governance”), that advised the Committee on executive compensation matters in 2024.

In order to preserve the independence of the Committee’s compensation consultant and avoid the appearance of an impairment of such independence, the Committee adopted a policy that any compensation consultant to the Committee may not provide other services to the Company in excess of $100,000. Neither Pay Governance nor any of its affiliates provided the Company with any other services in 2024. In May 2024, the Committee assessed whether the work of Pay Governance for the Committee during 2024 raised any conflict of interest by conducting a review of several independence factors, which included the factors set forth under Rule 10C-1 of the Exchange Act. The Committee concluded that no conflict of interest was raised that would prevent Pay Governance from independently advising the Committee.

In advising the Committee, the compensation consultant reports to and acts at the direction of the Committee. The Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

In advising the Committee, the compensation consultant reports to and acts at the direction of the Committee. The Committee directs the compensation consultant in the performance of its duties under its engagement to provide certain guidance on an ongoing basis, including:

■	Expertise on compensation strategy and program design;
■	Information relating to the selection of the Company’s peer groups;
■	Relevant market data and alternatives to consider when making compensation decisions;

Transocean 2025    P-109    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

■	Assistance in establishing and updating annual and long-term incentive guidelines;
■	Periodic reviews of the total executive compensation program;
■	Regular assessment of realizable pay-for-performance; and
■	Support and advise as the Committee conducts its analysis of and makes its decisions regarding executive compensation.

The Committee does not necessarily adopt all recommendations made by the compensation consultant but uses the consultant’s work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions.

The compensation consultant participates in every meeting of the Committee and meets privately with the Committee at the Committee’s request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

OTHER ADVISORS

From time-to-time, management engages other advisors to assist in providing advice to the Committee. Such advisors have included, among others, an outside law firm to provide advice regarding various legal issues, financial analysts to examine relevant performance metrics and an outside actuarial firm to evaluate benefit programs. The Committee evaluates these advisors for independence, when retained. No advisors other than Pay Governance were hired in 2024.

MANAGEMENT

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Bonus Plan (other than for himself), are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other Executive Officers.

The Committee may exercise its discretion in modifying any compensation element to any Executive Officer, including reducing or increasing the payment amount for one or more components of such awards.

Officers and other employees in our Human Resources Department assist our Chief Executive Officer with his recommendations and develop and present other recommendations regarding compensation to the Committee as needed. Our officers and other employees participate in Committee discussions in an informational and advisory capacity and have no authority in the Committee’s decision-making process.

SHARE OWNERSHIP GUIDELINES FOR EXECUTIVES

IT IS IMPORTANT FOR OUR NAMED EXECUTIVE OFFICERS TO BUILD AND MAINTAIN AN APPROPRIATE EQUITY STAKE IN THE COMPANY.

The Company’s share ownership guidelines for executives, including our Named Executive Officers, are intended to further align executives’ interests with the interests of our shareholders. Under these guidelines, Named Executive Officers must retain 50% of any shares received (net of tax shares) on the exercise, vesting or settlement, as applicable, of each award until the share ownership guidelines are met. Each of our Named Executive Officers must own at least an amount of shares equivalent in value to the following, as applicable:

CEO	6x	Base Pay
President and/or Executive Vice President	3x	Base Pay
Senior Vice President	2x	Base Pay

Transocean 2025    P-110    Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Vice President	1x	Base Pay

Under our share ownership guidelines, time-vested restricted share units and earned but unsettled performance units may be counted towards compliance. Unearned performance-based full value awards and/or unexercised stock options may not be counted towards compliance with the guidelines.

Compliance with these guidelines is reviewed by the Committee, and executives must certify their compliance on an annual basis. The Committee may exercise its discretion in response to any non-compliance of these guidelines. The Committee determined that all executives were in compliance with these requirements in 2024.

EXECUTIVE COMPENSATION RECOUPMENT/CLAWBACK POLICY

A new Executive Officer Incentive-Based Compensation Recoupment Policy was adopted in August 2023 in compliance with the most recent SEC and NYSE clawback rules.

The policy provides that certain incentive compensation (cash or equity) received by current and former executive officers is subject to recoupment in the event of an accounting restatement. Specifically, amounts of compensation paid in excess of the amount that otherwise would have been received had payment of the incentive-based compensation been determined based on the accounting restatement, computed without regard to taxes paid, must be recouped to the extent received after the policy went into effect and during the three fiscal years preceding the date it is determined that the Company is required to prepare an accounting restatement. Further, the Committee has separately established terms and conditions for equity awards providing that awards may be forfeited in the event an executive’s conduct is in violation of human resource or legal compliance and ethics policies, including our Code of Integrity.

NO HEDGING OR PLEDGING OF COMPANY SHARES

Our Insider Trading Policy prohibits any employee, officer or director of the Company from engaging in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that employees, officers and directors and their family members and wholly-owned businesses not engage in any of the following transactions with respect to the Company’s securities:

■	Short sales;
■	Publicly traded options;
■	Hedging transactions; and
■	Margin accounts and pledging.

Our Executive Officers and directors must certify compliance with the hedging and pledging provisions of our Insider Trading Policy on an annual basis, and all have done so.

USE OF TALLY SHEETS

The Committee reviews compensation tally sheets, prepared by management, that present comprehensive data on the total compensation and benefits package for each of our Named Executive Officers. Tally sheets include all current compensation obligations, as well as additional analyses with respect to payments at hypothetical terminations to consider the Company’s obligations under such circumstances. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved but, rather, to evaluate the Company’s obligations under the various programs.

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer, its chief financial officer, and certain of the company’s other current and former executive officers.

Transocean 2025    P-111    Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the above Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Glyn A. Barker, Chair Vanessa C.L. Chang Samuel J. Merksamer

Transocean 2025    P-112    Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid by the Company for the fiscal year ended December 31, 2024, to each of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated Executive Officers, who are collectively referred to herein as our Named Executive Officers.

							CHANGE IN
							PENSION
							VALUE AND
						NON-EQUITY	NONQUALIFIED
						INCENTIVE	DEFERRED
				STOCK	OPTION	PLAN	COMPENSATION	ALL OTHER
NAME AND		SALARY	BONUS	AWARDS(1)	AWARDS(1)	COMPENSATION(2)	EARNINGS(3)	COMPENSATION(4)	TOTAL
PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	($)	($)	($)	($)
Jeremy D. Thigpen	2024	1,150,000	―	7,918,289	—	1,568,025	―	301,827	10,938,141
Chief Executive	2023	1,150,000	―	8,308,561	—	1,583,550	―	313,105	11,355,216
Officer	2022	1,133,523	―	8,591,879	—	1,713,886	―	294,575	11,733,864
R. Thaddeus Vayda (5)	2024	558,333	―	1,509,483	—	528,698	―	97,089	2,693,603
Executive Vice President
and Chief Financial Officer
Keelan I. Adamson	2024	800,000	―	3,365,270	—	808,000	―	188,661	5,161,932
President and Chief	2023	800,000	―	2,907,999	—	816,000	60,336	187,000	4,771,335
Operating Officer	2022	783,523	―	3,007,154	—	877,546	―	159,958	4,828,181
Brady K. Long	2024	618,750	―	2,159,534	—	624,938	―	144,362	3,547,583
Executive Vice President	2023	600,000	―	2,265,972	—	612,000	―	148,300	3,626,272
and Chief Legal Officer	2022	594,508	―	2,343,243	—	665,849	―	131,597	3,735,196
Roderick J. Mackenzie	2024	547,443	―	1,633,149	—	552,918	―	125,383	2,858,893
Executive Vice President and
Chief Commercial Officer
Mark L. Mey (5)	2024	253,333	―	2,672,422	—	255,867	―	1,228,785	4,410,407
Former Executive Vice President	2023	760,000	―	2,804,140	—	1,535,200	―	183,964	5,283,304
and Chief Financial Officer	2022	760,000	―	2,899,756	—	851,200	―	178,582	4,689,538
Howard E. Davis (6)	2024	320,833	―	2,128,039	—	—	―	1,284,361	3,733,233
Former Executive Vice President	2023	550,000	―	2,232,927	—	1,111,000	―	135,319	4,029,246
Chief Administrative Officer and	2022	550,000	―	2,309,074	—	616,000	―	124,520	3,599,594
Information Officer

(1)    These amounts represent the aggregate grant date fair value of performance share units and restricted share units granted in each year as shown in the “Grants of Plan-Based Awards for 2024” table and computed in accordance with the provisions of FASB ASC Topic 718. For a discussion of our policies for estimating fair values of, and additional information about, our share-based awards, please see Notes to Consolidated Financial Statements—Note 2—Significant Accounting Policies and Note 14—Share-Based Compensation included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2024.

(2)    These amounts represent annual cash bonuses payable to the Named Executive Officers based on service during the year and awarded in the following year pursuant to the Performance Award and Cash Bonus Plan. The Performance Award and Cash Bonus Plan, including the performance targets used for 2024, is described under the Compensation Discussion and Analysis – Annual Performance Bonus.

(3)    These amounts represent the change in value during the 12-month period ending on December 31 of each year. There are no nonqualified deferred compensation earnings included in this column because no Named Executive Officers received above-market or preferential earnings on such compensation during 2024, 2023 or 2022.

(4)    All Other Compensation for 2024 includes Company matching contributions of $34,500 to the account of each Named Executive Officer under the U.S. 401(k) Savings Plan; Company matching contributions under the Savings Restoration Plan in the following amounts: Mr. Thigpen, $238,855; Mr. Vayda $53,521; Mr. Adamson $127,100; Mr. Long $88,575; Mr. Mackenzie $65,762; Mr. Mey $157,020 and Mr. Davis $108,683; and Company-paid benefits in the following amounts: Mr. Thigpen $28,472; Mr. Vayda $9,068; Mr. Adamson $27,061; Mr. Long $21,287; Mr. Mackenzie $25,121; Mr. Mey $23,932; and Mr. Davis, $10,321. For Mr. Mey this includes payments related to his Notice Period. For Mr. Davis this includes payments equal to one year of base salary plus target bonus, made under the Voluntary Early Retirement Plan.

(5)    The role of Executive Vice President and Chief Financial Officer was transitioned from Mr. Mey to Mr. Vayda on May 1, 2024. Mr. Mey remained an employee of the Company through December 31, 2024.

Transocean 2025   P-113    Proxy Statement

EXECUTIVE COMPENSATION

(6)    Mr. Davis retired from the Company on July 31, 2024.

Grants of Plan-Based Awards for 2024

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executive Officers in the fiscal year ended December 31, 2024.

										ALL OTHER
									ALL OTHER	OPTION		GRANT
									STOCK	AWARDS:		DATE
									AWARDS:	NUMBER OF		FAIR
			ESTIMATED FUTURE PAYOUTS						NUMBER	SHARES OF	EXERCISE	VALUE OF
			UNDER NON-EQUITY			ESTIMATED FUTURE PAYOUTS UNDER			OF SHARES	SECURITIES	PRICE OF	STOCK AND
			INCENTIVEPLAN AWARDS(1)			EQUITY INCENTIVE PLAN AWARDS(2)			OF STOCK	UNDERLYING	OPTION	OPTION
	TYPE OF	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OR UNITS(3)	OPTIONS	AWARDS	AWARDS(4)
	AWARD	DATE	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Jeremy D. Thigpen	AIP	2/8/2024	—	1,552,500	3,105,000
	PSU	2/8/2024				—	798,467	1,596,934				4,064,197
	RSU	2/8/2024							736,920			3,854,092
R. Thaddeus Vayda	AIP	2/8/2024	—	558,333	1,116,667
	PSU	2/8/2024				—	74,232	148,464				377,841
	PSU	5/16/2024				—	70,147	140,294				379,495
	RSU	2/8/2024							68,511			358,313
	RSU	5/16/2024							65,639			393,834
Keelan I. Adamson	AIP	2/8/2024	—	800,000	1,600,000
	PSU	2/8/2024				—	339,348	678,696				1,727,281
	RSU	2/8/2024							313,191			1,637,989
Brady K. Long	AIP	2/8/2024	—	618,750	1,237,500
	PSU	2/8/2024				—	217,764	435,528				1,108,419
	RSU	2/8/2024							200,978			1,051,115
Roderick J. Mackenzie	AIP	2/8/2024	—	547,443	1,094,887
	PSU	2/8/2024				—	164,684	329,368				838,242
	RSU	2/8/2024							151,990			794,908
Mark L. Mey	AIP	2/8/2024	—	760,000	1,520,000
	PSU	2/8/2024				—	269,483	538,966				1,371,668
	RSU	2/8/2024							248,710			1,300,753
Howard E. Davis	AIP	2/8/2024	—	550,000	1,100,000
	PSU	2/8/2024				—	214,588	429,176				1,092,253
	RSU	2/8/2024							198,047			1,035,786

(1)    These amounts represent the potential payout opportunities to the Named Executive Officers for the 2024 performance period under the Performance Award and Cash Bonus Plan. There is no payout at or below threshold under this plan for 2024. Actual amounts earned by the Named Executive Officers under the plan are reported in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.” For more information regarding the Performance Award and Cash Bonus Plan, including the performance targets used for 2024, see Compensation Discussion Analysis—Annual Performance Bonus.

(2)    The February 8, 2024 performance share unit award is subject to a 36-month performance period beginning January 1, 2024 and ending December 31, 2026. The actual number of performance units received will be determined in the first 60 days of 2027 and is contingent on the Company’s performance in total shareholder return relative to the Performance Peer Group over a three-year performance measurement period. Any earned shares will vest on December 31, 2026. The amounts shown under the Maximum column represent the payout level of 200%. There is no payout below threshold level under this plan for 2024. Mr. Vayda received an additional grant, in connection with his promotion to CFO, on May 16, 2024. The award is subject to the same performance period and conditions as the awards granted on February 8, 2024.

(3)    These amounts represent the number of time-vested restricted share units granted to the Named Executive Officers under the long-term incentive plans. The units vest in one-third increments over an approximate 36-month period commencing on February 8, 2024. The first installment vested on March 1, 2025, and the other installments will vest on March 1, 2026, and March 1, 2027. Mr. Vayda received an additional grant, in connection with his promotion as CFO, on May 16, 2024. The units will vest in one-third increments over a 31-month period. The first installment vests on May 29, 2025, and the other installments will vest on March 1, 2026, and March 1, 2027.

(4)    These amounts represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The 2024 performance share unit fair value is calculated using a Monte Carlo simulation to value total shareholder return at the share price on the date of grant.

Transocean 2025    P-114    Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End 2024

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2024, for the Named Executive Officers.

									EQUITY
								EQUITY	INCENTIVE PLAN
								INCENTIVE	AWARDS:
								PLAN AWARDS:	MARKET OR
		NUMBER OF	NUMBER OF			NUMBER OF	MARKET VALUE	NUMBER OF	PAYOUT VALUE
		SECURITIES	SECURITIES			SHARES OR	OF SHARES	UNEARNED	OF UNEARNED
		UNDERLYING	UNDERLYING			UNITS OF	OR UNITS OF	SHARES, UNITS,	SHARES, UNITS,
		UNEXERCISED	UNEXERCISED	OPTION		STOCK THAT	STOCK THAT	OTHER RIGHTS	OTHER RIGHTS
		OPTIONS	OPTIONS	EXERCISE	OPTION	HAVE NOT	HAVE NOT	THAT HAVE NOT	THAT HAVE NOT
	Grant	(#)	(#)	PRICE	EXPIRATION	VESTED(2)	VESTED(3)	VESTED(4)(5)	VESTED(3)
NAME	Date	EXERCISABLE(1)	UNEXERCISABLE(1)	($/SHARE)	DATE	(#)	($)	(#)	($)
Jeremy D. Thigpen	2/11/2016	233,957	—	8.61	2/10/2026
	2/10/2017	217,618	—	13.35	2/9/2027
	2/8/2018	328,947	—	9.18	2/7/2028
	2/7/2019	432,099	—	8.35	2/6/2029
	2/10/2022					385,357	1,445,089
	2/9/2023					387,035	1,451,381
	2/8/2024					736,920	2,763,450
	2/10/2022							1,133,145	4,249,294
	2/9/2023							597,907	2,242,151
	2/8/2024							798,467	2,994,251
R. Thaddeus Vayda	2/11/2016	21,390	—	8.61	2/10/2026
	2/10/2017	16,713	—	13.35	2/9/2027
	2/8/2018	22,556	—	9.18	2/7/2028
	2/7/2019	29,630	—	8.35	2/6/2029
	2/10/2022					27,818	104,318
	2/9/2023					35,982	134,933
	2/8/2024					68,511	256,916
	5/16/2024					65,639	246,146
	2/10/2022							81,800	306,750
	2/9/2023							55,587	208,451
	2/8/2024							74,232	278,370
	5/16/2024							70,147	263,051
Keelan I. Adamson	2/11/2016	44,118	—	8.61	2/10/2026
	2/10/2017	46,657	—	13.35	2/9/2027
	2/8/2018	62,970	—	9.18	2/7/2028
	2/7/2019	111,111	—	8.35	2/6/2029
	2/10/2022					134,875	505,781
	2/9/2023					135,462	507,983
	2/8/2024					313,191	1,174,466
	2/10/2022							396,600	1,487,250
	2/9/2023							209,268	784,755
	2/8/2024							339,348	1,272,555

Transocean 2025    P-115    Proxy Statement

EXECUTIVE COMPENSATION

Brady K. Long	2/11/2016	58,489	—	8.61	2/10/2026
	2/10/2017	69,638	—	13.35	2/9/2027
	2/8/2018	93,985	—	9.18	2/7/2028
	2/7/2019	123,457	—	8.35	2/6/2029
	2/10/2022					105,098	394,118
	2/9/2023					105,555	395,831
	2/8/2024					200,978	753,668
	2/10/2022							309,040	1,158,900
	2/9/2023							163,066	611,498
	2/8/2024							217,764	816,615
Roderick J. Mackenzie	2/11/2016	12,478	—	8.61	2/10/2026
	2/10/2017	19,586	—	13.35	2/9/2027
	2/8/2018	26,433	—	9.18	2/7/2028
	2/7/2019	53,086	—	8.35	2/6/2029
	2/10/2022					69,545	260,794
	2/9/2023					69,848	261,930
	2/8/2024					151,990	569,963
	2/10/2022							204,496	766,860
	2/9/2023							107,904	404,640
	2/8/2024							164,684	617,565
Mark L. Mey	2/11/2016	98,039	—	8.61	2/10/2026
	2/10/2017	94,011	—	13.35	2/9/2027
	2/8/2018	126,880	—	9.18	2/7/2028
	2/7/2019	166,667	—	8.35	2/6/2029
	2/10/2022					130,058	487,718
	2/9/2023					130,624	489,840
	2/8/2024					248,710	932,663
	2/10/2022							382,436	1,434,135
	2/9/2023							201,794	756,728
	2/8/2024							269,483	1,010,561
Howard E. Davis	2/11/2016	73,529	—	8.61	2/10/2026
	2/10/2017	74,861	—	13.35	2/9/2027
	2/8/2018	101,034	—	9.18	2/7/2028
	2/7/2019	132,716	—	8.35	2/6/2029
	2/10/2022					19,766	74,123
	2/9/2023					53,822	201,833
	2/8/2024					167,045	626,419
	2/10/2022							304,534	1,142,003
	2/9/2023							160,688	602,580
	2/8/2024							214,588	804,705

(1)    Each option award has a 10-year term from the grant date.

(2)    Restricted share units granted on February 10, 2022; one-third vested on each March 1, 2023, 2024 and 2025. Restricted share units granted on February 9, 2023; one-third vested on each March 1, 2024, 2025 and 2026. Restricted share units granted on February 8, 2024; one-third vested on each March 1, 2025, 2026 and 2027.

(3)    For purposes of calculating the amounts in these columns, the closing price of our shares on the NYSE on December 31, 2024, of $3.75 was used.

(4)    Performance share units granted in 2022, 2023 and 2024 are subject to a three-year performance period ending on December 31, 2024, December 31, 2025 and December 31, 2026 respectively. The actual number of performance share units received will be determined in the first 60 days following the end of the performance period and is contingent on our performance as determined by comparing our total shareholder return relative to the Performance Peer Group relative to annual targets. Any shares earned will vest on the last day of the performance period. For more information regarding long-term incentive plans, please see Compensation Discussion and Analysis—Long-Term Incentives.

(5)    Performance share units are listed at the targeted number of units.

Transocean 2025    P-116    Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Shares Vested for 2024

The following table sets forth certain information with respect to the exercise of options and the vesting of RSUs and PSUs, as applicable, during 2024 for the Named Executive Officers.

	NUMBER OF SHARES	VALUE	NUMBER OF	VALUE
	ACQUIRED ON	REALIZED ON	SHARES ACQUIRED	REALIZED ON
	EXERCISE	EXERCISE	ON VESTING	VESTING(1)
NAME	(#)	($)	(#)	($)
Jeremy D. Thigpen	—	—	2,876,545	14,912,563
R. Thaddeus Vayda	—	—	206,645	1,070,789
Keelan I. Adamson	—	—	899,565	4,660,974
Brady K. Long	—	—	770,587	3,994,541
Roderick J. Mackenzie	—	—	395,507	2,047,451
Mark L. Mey	—	—	1,022,532	5,302,230
Howard E. Davis	—	—	979,233	5,177,465

(1)	Value realized on vesting is calculated by multiplying the closing price of our shares on the NYSE on the date of release by the number of gross shares that were released on such date, including any shares subsequently withheld in satisfaction of requisite tax withholding.

We do not (i) grant, and have not granted, stock options in anticipation of the release of material nonpublic information, (ii) time, and have not timed, the release of material nonpublic information based on stock option grant dates or for the purpose of affecting the value of executive compensation and (iii) take, and have not taken, material nonpublic information into account when determining the timing and terms of stock options.

Transocean 2025    P-117    Proxy Statement

EXECUTIVE COMPENSATION

Pension Benefits for 2024

We maintain the following pension plans for executive officers and other employees that provide for post-retirement income based on age and years of service:

■	Transocean Savings Restoration Plan
■	Transocean U.S. Retirement Plan
■	Transocean Pension Equalization Plan

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the Named Executive Officers pursuant to these plans:

		NUMBER OF	PRESENT
		YEARS	VALUE OF	PAYMENTS
		CREDITED	ACCUMULATED	DURING
		SERVICE	BENEFIT	2024
NAME	PLAN NAME	(#)	($)	($)
Jeremy D. Thigpen	Transocean Savings Restoration Plan	10	2,340,468	—

R. Thaddeus Vayda	Transocean Savings Restoration Plan	9	300,112	—
	Transocean U.S. Retirement Plan	27	112,170	—
	Transocean Pension Equalization Plan	27	64,253

Keelan I. Adamson	Transocean Savings Restoration Plan	10	867,129
	Transocean U.S. Retirement Plan	10	404,457	—
	Transocean Pension Equalization Plan	10	367,033

Brady K. Long	Transocean Savings Restoration Plan	9	719,129	—

Roderick J. Mackenzie	Transocean Savings Restoration Plan	9	432,419	—
	Transocean U.S. Retirement Plan	25	172,484	—
	Transocean Pension Equalization Plan	25	13,105

Mark L. Mey	Transocean Savings Restoration Plan	10	1,287,725	—

Howard E. Davis	Transocean Savings Restoration Plan	9	758,333	—

Transocean Savings Restoration Plan

The Company maintains the Transocean Savings Restoration Plan, a nonqualified, unfunded, defined contribution plan for key management employees who earn compensation in excess of certain limits in the Internal Revenue Code. All Named Executive Officers participate in this plan. Effective January 1, 2017, all participants in this plan are fully vested. The plan provides that eligible participants receive an annual contribution equal to 10% (or such other percentage as determined by the administrative committee) of the compensation earned in a particular calendar year that is in excess of the Internal Revenue Code limits. Compensation considered under this plan includes basic salary and annual performance bonus. A participant must be employed on the last day of the calendar year in order to receive a contribution for a particular year. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers.

Transocean 2025    P-118    Proxy Statement

EXECUTIVE COMPENSATION

Transocean U.S. Retirement Plan

The Transocean U.S. Retirement Plan is a tax-qualified pension plan. Benefit accruals under this plan were frozen effective as of December 31, 2014. Messrs. Vayda, Adamson and Mackenzie are the only Named Executive Officers who participate in this plan.

The plan was established to provide post-retirement income benefits to employees in recognition of their long-term service to the Company. Benefits available to executives were no greater than those offered to non-executive participants. The plan is funded through cash contributions made by the Company based on actuarial valuations and regulatory requirements. Employees working for the Company in the U.S. were fully vested after completing five years of eligible employment. Employees earned the right to receive a benefit upon retirement at the normal retirement age of 65 or upon early retirement (age 55 or older with five years of service). Furthermore, employees earned the right to receive a benefit if they are active employees and age 65 or older (with five years of service).

The elements of compensation included in computing the retirement benefit are basic salary and annual performance bonuses earned prior to January 1, 2015. Retirement benefits are calculated as (i) the sum of 1% of the employee’s compensation for each calendar year (or partial year) of employment, divided by (ii) twelve.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2024” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2024. The present value of these benefits was calculated based on assumptions disclosed in the Company’s financial statements for 2024. See Notes to Consolidated Financial Statements—Note 2—Significant Accounting Policies and Note 9—Benefit Plans included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2024.

Transocean Pension Equalization Plan

The Pension Equalization Plan (“PEP”) is a nonqualified, unfunded, noncontributory pension plan that was frozen effective December 31, 2014. Messrs. Vayda, Adamson and Mackenzie are the only Named Executive Officers with a frozen benefit in the PEP.

The PEP was established to provide supplemental post-retirement income in recognition of service to the Company. Benefits are payable upon a participant’s termination of employment, or six months after termination in the case of certain officers. Certain employees were eligible to receive a benefit under the PEP if the level of their compensation prior to January 1, 2015, would otherwise cause them to exceed the Internal Revenue Code compensation limitations imposed on the Transocean U.S. Retirement Plan.

The plan recognizes the same forms of compensation and the same formula used to calculate the plan benefit as the Transocean U.S. Retirement Plan; however, earnings are not limited to the pay cap under the Internal Revenue Code Section 401(a)(17) ($260,000 in 2014 when the PEP was frozen). Benefits are not earned until the individual has five years of credited service with the Company.

Certain assumptions and calculation methods were used to determine the values of the pension benefits disclosed in the “Pension Benefits for 2024” table above. In particular, monthly accrued pension benefits, payable at age 65, were determined as of December 31, 2024. The present value of these benefits was calculated based on assumptions disclosed in the Company’s financial statements for 2024. See Notes to Consolidated Financial Statements—Note 2—Significant Accounting Policies and Note 9—Benefit Plans included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2024.

Transocean 2025    P-119    Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The following table summarizes the treatment of outstanding awards as provided in the terms and conditions of each award.

EVENT	CONSEQUENCES
Voluntary not-for-cause termination

Restricted Share Units, Performance Share Units, Performance Cash and Stock Options – executive’s right to unvested portion of award terminates immediately; vested and outstanding stock options will remain exercisable for 60 days following termination (or until expiration, if sooner)

Involuntary not-for-cause termination or Retirement

Restricted Share Units – prorated portion of award vests

Performance Share Units and Performance Cash – prorated portion of award vests based on actual performance after the performance period ends

Stock Options – unvested portion of award terminates immediately; vested and outstanding will remain exercisable for one year following termination (or until option expiration, if sooner)

Termination due to Death or Disability

Restricted Share Units – award vests

Performance Share Units and Performance Cash – prorated portion of award vests based on actual performance after the performance period ends

Stock Options – award vests and all vested and outstanding will remain exercisable for one year following termination (or until option expiration (or until option expiration, if sooner)

Involuntary termination not-for-cause after a Change of Control

Restricted Share Units – award vests

Performance Share Units and Performance Cash – award vests based on target performance

Stock options – awards vest and all vested and outstanding will remain exercisable for one year following termination (or until option expiration, if sooner)

The following table sets forth certain information with respect to compensation that would be payable to the Named Executive Officers as of December 31, 2024, upon a variety of termination scenarios. It does not include benefits that are generally available to salaried employees on a non-discriminatory basis, including payments that would be made under the Company’s life and disability insurance plans, and unused vacation days.

Transocean 2025    P-120    Proxy Statement

EXECUTIVE COMPENSATION

As of December 31, 2024, the Named Executive Officers of the Company were eligible for the Executive Severance Benefit Policy. However, members of the Executive Management Team are further subject to the full limitations of the Minder Ordinance regarding severance.

		CASH	NON-EQUITY			RETIREMENT
		SEVERANCE	INCENTIVE		OPTION	PLAN
		PAYMENT(2)	COMPENSATION(3)	STOCK AWARDS(4)	AWARDS(5)	BENEFIT(6)	TOTAL
NAME	TRIGGERING EVENT(1)	($)	($)	($)	($)	($)	($)
Jeremy D. Thigpen	Voluntary Not-for-Cause	―	―	―	—	2,340,468	2,340,468
	Involuntary Not-for-Cause	―	1,568,025	8,897,430	—	2,340,468	12,805,923
	Retirement	―	1,568,025	8,897,430	—	2,340,468	12,805,923
	Death (7)	―	1,568,025	10,624,428	—	2,340,468	14,532,921
	Disability(7)	―	1,568,025	10,624,428	—	2,340,468	14,532,921
	Change of Control	―	1,568,025	15,145,616	—	2,340,468	19,054,109
R. Thaddeus Vayda	Voluntary Not-for-Cause	―	―	―	—	364,365	364,365
	Involuntary Not-for-Cause	―	528,698	819,323	—	364,365	1,712,386
	Retirement	―	528,698	819,323	—	364,365	1,712,386
	Death (7)	―	528,698	1,127,539	—	346,654	2,002,891
	Disability(7)	―	528,698	1,127,539	—	364,365	2,020,602
	Change of Control	―	528,698	1,798,935	—	364,365	2,691,998
Keelan I. Adamson	Voluntary Not-for-Cause	―	―	―	—	1,234,162	1,234,162
	Involuntary Not-for-Cause	―	808,000	3,222,735	—	1,234,162	5,264,897
	Retirement	―	808,000	3,222,735	—	1,234,162	5,264,897
	Death (7)	―	808,000	3,925,804	—	1,132,537	5,866,340
	Disability(7)	―	808,000	3,925,804	—	1,234,162	5,967,965
	Change of Control	―	808,000	5,732,790	—	1,234,162	7,774,952
Brady K. Long	Voluntary Not-for-Cause	―	―	―	—	719,129	719,129
	Involuntary Not-for-Cause	661,500	636,300	2,426,576	—	719,129	4,443,505
	Retirement	―	636,300	2,426,576	—	719,129	3,782,005
	Death (7)	―	636,300	2,897,576	—	719,129	4,253,005
	Disability(7)	―	636,300	2,897,576	—	719,129	4,253,005
	Change of Control	1,291,500	636,300	4,130,629	—	719,129	6,777,557
Roderick J. Mackenzie	Voluntary Not-for-Cause	―	―	―	—	445,524	445,524
	Involuntary Not-for-Cause	577,500	555,500	1,643,051	—	445,524	3,221,575
	Retirement	―	555,500	1,643,051	—	445,524	2,644,075
	Death (7)	―	555,500	1,988,621	—	440,160	2,984,281
	Disability(7)	―	555,500	1,988,621	—	445,524	2,989,645
	Change of Control	1,127,500	555,500	2,881,751	—	445,524	5,010,275

Transocean 2025    P-121    Proxy Statement

EXECUTIVE COMPENSATION

Mark L. Mey	Voluntary Not-for-Cause	―	―	―	—	1,287,725	1,287,725
	Involuntary Not-for-Cause	―	255,867	3,002,884	—	1,287,725	4,546,475
	Retirement	―	255,867	3,002,884	—	1,287,725	4,546,475
	Death (7)	―	255,867	3,585,743	—	1,287,725	5,129,334
	Disability(7)	―	255,867	3,585,743	—	1,287,725	5,129,334
	Change of Control	―	255,867	5,111,644	—	1,287,725	6,655,235
Howard E. Davis (8)	Voluntary Not-for-Cause	―	―	―	—	758,333	758,333
	Involuntary Not-for-Cause	―	―	2,410,194	—	758,333	3,168,527
	Retirement	550,000	550,000	2,410,194	—	758,333	4,268,527
	Death (7)	―	―	2,410,194	—	758,333	3,168,527
	Disability(7)	―	―	2,410,194	—	758,333	3,168,527
	Change of Control	―	―	2,410,194	—	758,333	3,168,527

(1)    These amounts represent obligations of the Company under agreements currently in place and valued as of December 31, 2024. Agreements do not provide for any single-trigger payments upon a change of control.

(2)    Amounts payable under the terms of the Executive Severance Benefit Policy in connection with a qualifying termination. This includes a lump sum cash payment equal to one year of base salary, as well as outplacement services (not to exceed 5% of base salary) for Messrs. Long and Mackenzie. The Executive Severance Benefit Policy was amended and restated in 2023 to provide that in the event of a qualifying termination in connection with a change of control, qualifying executives who directly report to the Chief Executive Officer of the Company will be eligible to receive a lump sum cash payment equal to two times such executive’s base salary. For Mr. Davis this includes payments associated with his participation in the Voluntary Early Retirement Plan.

(3)    Amounts payable for the 2024 annual cash bonus earned. For Mr. Davis this includes payments associated with his participation in the Voluntary Early Retirement Plan.

(4)    These amounts represent the value of restricted share units and performance share units that would vest upon the triggering event, based on U.S. $3.75, the closing stock price on the last trading day of 2024.

(5)    These amounts represent the (“in-the-money”) value of vested and unvested stock options.

(6)    These amounts represent the present value of PEP and Savings Restoration Plan benefits, which would have been payable as of December 31, 2024.

(7)    In addition to the benefits listed in the preceding table, payments will also be made under the Company’s life and disability insurance plans, a benefit that is generally available to all employees.

(8)    Per the terms of the Voluntary Early Retirement Program that Mr. Davis participated in, his equity will continue to vest as if he remained an employee of the Company through the original vesting schedule of the equity grants included in this table.

Transocean 2025    P-122    Proxy Statement

EXECUTIVE COMPENSATION

CEO Pay Ratio

As of December 31, 2024, we had a global workforce of approximately 5,400 employees comprised of approximately 2,000 U.S. employees and approximately 3,400 non-U.S. employees. Pursuant to the Exchange Act, the Company is required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee.

Based on SEC rules for this disclosure and applying the methodology described below, the Company determined that our CEO’s total compensation for 2024 was $10,938,141 and the 2024 total compensation of the median employee in U.S. dollars was $108,600. Accordingly, for 2024, the Company estimates the ratio of our CEO’s total compensation to the median total compensation of all employees to be 101 to 1.

Due to changes in our employee population and compensation arrangements, we are not using the same median employee as during the prior year. In determining the applicable median salary, we first excluded 271 of our non-U.S. employees located in Angola (221), Cayman Islands (3), Greece (17), Hungary (2), Malaysia (7), and Spain (21), representing less than 5% of our workforce, a de minimis number of non-U.S. employees. Next, for all other non-U.S. employees paid in local non-U.S. currency, salaries were denominated in U.S. dollars by applying applicable currency exchange rates in place on December 31, 2024. This currency exchange was necessary for comparison to our CEO pay, which is denominated in U.S. dollars. We then identified the median employee based on a tabulation of year-to-date earnings for all included employees on December 31, 2024, the last day of our fiscal year.

Once the median employee was identified as described above, the total annual compensation for 2024 for that employee was determined using the same rules that apply to reporting Named Executive Officer compensation in the Total column of the “Summary Compensation Table.”

Transocean 2025    P-123    Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance

The following table displays our Named Executive Officer’s compensation relative to the Company’s key performance measures of net income, Adjusted EBITDA and calculated returns on a $100 investment in Company stock compared to the PHLX Oil Service Sector Index (OSX).

Pay Versus Performance Table

			AVERAGE	AVERAGE
			SUMMARY	COMPENSATION
			COMPENSATION	ACTUALLY	VALUE OF INITIAL FIXED $100
			TABLE TOTAL	PAID TO	INVESTMENT BASED ON(4):
	SUMMARY	COMPENSATION	FOR NON-CEO	NON-CEO		PEER GROUP
	COMPENSATION	ACTUALLY	NAMED	NAMED	TOTAL	TOTAL	NET	ADJUSTED
	TABLE TOTAL	PAID TO	EXECUTIVE	EXECUTIVE	SHAREHOLDER	SHAREHOLDER	INCOME (LOSS)	EBITDA(5)
YEAR	FOR CEO (1)	CEO (2)	OFFICERS (3)	OFFICERS (2),(3)	RETURN	RETURN	($M)	($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$10,938,141	$(5,609,409)	$3,734,275	$(512,328)	$55	$102	$(512)	$1,148
2023	$11,355,216	$21,695,979	$4,427,539	$7,592,127	$92	$115	$(954)	$738
2022	$11,733,864	$18,982,502	$4,213,127	$6,391,352	$66	$113	$(621)	$816
2021	$13,715,358	$14,571,784	$4,735,382	$4,999,729	$40	$70	$(591)	$995
2020	$6,491,804	$3,401,473	$2,619,786	$1,679,139	$34	$58	$(568)	$1,201

(1)	Amounts shown represent the total compensation reported for our CEO, Mr. Jeremy D. Thigpen, in the Summary Compensation Table for fiscal years 2024, 2023, 2022, 2021 and 2020.
(2)

Amounts shown represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. These amounts do not reflect the actual compensation paid to our CEO or other Named Executive Officers during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs.

(3)

For years 2024, 2023, 2022, 2021 and 2020 reflects compensation information for our NEOs: Mr. R. Thaddeus Vayda, Mr. Keelan I. Adamson, Mr. Brady K. Long, Mr. Roderick J. Mackenzie, Mr. Mark L. Mey and Mr. Howard E. Davis.

(4)

Reflects cumulative total shareholder return of the Philadelphia SE Oil Services Sector (OSX) index, as of December 31, 2024, weighted according to each companies’ market capitalization at the beginning of each period for which a return is indicated. The OSX is the peer group utilized by Transocean for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Transocean’s Annual Report on Form 10-K for the year ended December 31, 2024.

(5)

Adjusted EBITDA represents income before interest expense, interest income, taxes, depreciation and amortization, and excluding certain identified charges and credits. See Appendix A in this proxy statement for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared and calculated in accordance with GAAP.

The following tables set forth the requisite adjustments to determine Compensation Actually Paid (CAP) to our CEO and the average Compensation Actually Paid (CAP) to our non-CEO Named Executive Officers for fiscal years 2024, 2023, 2022, 2021 and 2020.

The summary compensation table total for our CEO and the average summary compensation table totals for non-CEO Named Executive Officers are adjusted to arrive at the compensation actually paid and average compensation actually paid each year using the methodology as indicated in the table below.

Transocean 2025    P-124    Proxy Statement

EXECUTIVE COMPENSATION

With respect to equity award adjustments for 2024 as disclosed in the table below, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Summary Compensation Table to Compensation Actually Paid Adjustments	2024 ($)
Summary Compensation Table	$10,938,141
Adjustments to Determine Compensation Actually Paid for CEO
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	-
Increase for “Service Cost” for Pension Plans	-
Increase for “Prior Service Cost” for Pension Plans	-
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(7,918,289)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	-
Increase for fair value of awards granted during year that remain unvested as of year-end	$4,260,895
Increase for fair value of awards granted during year that vest during year	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	($4,770,729)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	($6,411,627)
Deduction of fair value of awards granted prior to year that were forfeited during year	($1,707,801)
Increase based on dividends or other earnings paid during year prior to vesting date of award	-
Total Adjustments	($16,547,550)
Compensation Actually Paid (CAP) to CEO	($5,609,409)

Transocean 2025    P-125    Proxy Statement

EXECUTIVE COMPENSATION

The individuals who were non-CEO Named Executive Officers during the applicable year are: Messrs. Vayda, Adamson, Davis, Long, Mackenzie and Mey.

Summary Compensation Table to Compensation Actually Paid Adjustments	2024 ($)
Summary Compensation Table	$3,734,275
Adjustments to Determine Average Compensation Actually Paid for Non-CEO Named Executive Officers
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table	($11,622)
Increase for “Service Cost” for Pension Plans	-
Increase for “Prior Service Cost” for Pension Plans	-
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	($2,244,649)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	-
Increase for fair value of awards granted during year that remain unvested as of year-end	$1,201,458
Increase for fair value of awards granted during year that vest during year	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	($1,191,135)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	($1,578,929)
Deduction of fair value of awards granted prior to year that were forfeited during year	($421,727)
Increase based on dividends or other earnings paid during year prior to vesting date of award	-
Total Adjustments	($4,246,604)
Average Compensation Actually Paid (CAP) to Non-CEO Named Executive Officers	($512,328)

Transocean 2025    P-126    Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Performance Measures

As described in detail in our CD&A, the Committee utilizes multiple key financial, operational, and sustainability measures to correlate our Named Executive Officer’s compensation to Company performance. In particular, the majority of compensation actually paid to our executives is based on the performance of Company stock.  The key performance measures for 2024 are:

COMPANY SELECTED METRICS
Relative Total Shareholder Return
Adjusted EBITDA
Uptime(1)
Sustainability(2)

(1) This is a non-financial performance measurement that is defined in the CD&A
(2) Specific Company developed sustainability targets are explained in the CD&A

The following charts display the relationship between the Compensation Actually Paid to our CEO and the average of our non-CEO Named Executive Officers with the key performance measures of Company Total Shareholder Return (TSR), net income and Adjusted EBITDA. Also included is the Company TSR, calculated for the one-, two-, three-, four- and five-year period based on an initial $100 investment with a comparison to our peers based upon the PHLX Oil Service Sector Index (OSX), a modified market weighted index composed of companies involved in the oil services sector that, in addition to containing Company stock, includes the stock of 14 other oil services sector companies. Because the performance of Company stock, and the incremental changes in value of equity awards, is tied to the majority of the compensation actually paid to our executives (approximately 72% for our CEO), we have also included a chart displaying the annual TSR for the applicable periods presented. For additional information and context for our executive compensation practices, please refer to the CD&A.

Transocean 2025    P-127    Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2024.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B) (U.S.$)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)(2)
Equity compensation plans approved by security holders(1)	4,069,334	9.53	50,169,270
Equity compensation plans not approved by security holders	—	—	—
Total	4,069,334	9.53	50,169,270

(1)    We may also grant restricted share units and other forms of share-based awards under our long-term incentive plans previously approved by our shareholders. At December 31, 2024, we had 36,402,007 shares available for future issuance pursuant to grants of restricted share units.

(2)    In February 2025, we granted share-based awards to our employees, following which we had 23,578,161 shares remaining available under our existing authorization to grant future share-based awards under our long-term incentive plan.

Transocean 2025    P-128    Proxy Statement

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors during fiscal year 2024 were Glyn A. Barker, Chair, Vanessa C.L. Chang and Samuel J. Merksamer. There are no matters relating to interlocks or insider participation that we are required to report.

Householding

The SEC permits us, under certain circumstances, to send a single set of the Notice, proxy materials, and annual reports to any household at which two or more shareholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

In order to take advantage of this opportunity, we have delivered only one copy of the Notice or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to shareholders who share an address (unless we received contrary instructions from one or more of the affected shareholders prior to the mailing date). However, if any such shareholder residing at such an address wishes to receive a separate copy of any of these documents either now or in the future, or if any such shareholder who elected to continue to receive separate copies wishes to receive a single copy in the future, that shareholder should send a request in writing to Investor Relations at our offices in the United States, at 1414 Enclave Parkway, Houston, Texas 77077 or by calling +1 (713) 232-7500. We will deliver, promptly upon written or oral request to Investor Relations, a separate copy of the Notice, proxy materials or annual report, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the proxy materials or wish to revoke your decision to household and thereby receive multiple copies.

Proposals of Shareholders

Shareholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2026 Annual General Meeting, your proposals must be received at our principal executive offices c/o Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland by no later than 5:00 p.m. Swiss time on December 2, 2025. However, if the date of the 2026 Annual General Meeting changes by more than 30 days from the anniversary of the 2025 Annual General Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q, in a Current Report on Form 8-K or in another communication to you. Shareholder proposals must also be otherwise eligible for inclusion.

Shareholder Proposals and Nominations for Directors to be Presented at Meetings. If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in our Articles of Association. Our Articles of Association provide generally that, if you desire to propose any business at an annual general meeting (including the nomination of any director), you must give us written notice at least 30 calendar days prior to the anniversary date of the proxy statement in connection with Transocean’s last annual general meeting; provided, however, that if the date of the annual general meeting is 30 calendar days before or after the anniversary date of the last annual general meeting, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the annual general meeting. The deadline under our Articles of Association for submitting proposals will be 5:00 p.m. Swiss time on March 2, 2026, for the 2026 Annual General Meeting unless it is more than 30 calendar days before or after May 30, 2026.

Transocean 2025    P-129    Proxy Statement

OTHER MATTERS

In order for the notice to be considered timely under Rule 14a-4(c) of the Exchange Act, proposals must be received no later than 5:00 p.m. Swiss time on February 15, 2026. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information required to be included in a proxy statement pursuant to the rules of the SEC.

If you desire to nominate directors to be presented at an annual general meeting, you must give us written notice within the time period described in the preceding paragraph. If you desire to nominate directors to be presented at an extraordinary general meeting at which the Board of Directors has determined that directors will be elected, you must give us written notice by the close of business on the tenth day following our public disclosure of the meeting date. Notice for the nomination of directors at any general meeting must set forth:

■   Your name and address and the name and address of the person or persons to be nominated;

■   A representation that you are a holder of record of our shares entitled to vote at the meeting or, if the record date for the meeting is subsequent to the date required for that shareholder notice, a representation that you are a holder of record at the time of the notice and intend to be a holder of record on the date of the meeting and; in either case, setting forth the class and number of shares so held, including shares held beneficially;

■   A representation that you intend to appear in person (if permitted) or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

■   A description of all arrangements or understandings between you and each nominee you propose and any other person or persons under which the nomination or nominations are to be made by you;

■   Any other information regarding each nominee you propose that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

■   The consent of each nominee to serve as a director if so elected.

In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 31, 2026.

The Board of Directors may refuse to transact any business you propose or to acknowledge your nomination of any person if you fail to comply with the foregoing procedures. You may obtain a copy of our Articles of Association and Organizational Regulations, in which these procedures are set forth, upon written request to our Corporate Secretary, Transocean Ltd., Turmstrasse 30, 6312 Steinhausen, Switzerland.

Cost of Solicitation

The accompanying proxy is being solicited on behalf of the Board of Directors. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by us. We have retained Georgeson LLC for a fee of $20,000, plus expenses, to aid in the solicitation of proxies. Proxies may be solicited by personal interview, mail, telephone, facsimile, internet or other means of electronic distribution by our directors, officers and employees, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and we will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

Forward-Looking Statements

The statements included in this proxy statement, including in the letter to shareholders and in the section entitled Compensation Discussion and Analysis—Executive Summary, regarding future financial performance, results of operations, liquidity, stacking of assets and the market and other statements that are not historical facts are

Transocean 2025    P-130    Proxy Statement

OTHER MATTERS

forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to, the future prices of oil and gas, operating hazards and delays, actions by customers and other third parties, conditions in the drilling industry and in the capital markets and those described under “Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Transocean 2025    P-131    Proxy Statement

APPENDIX A

TRANSOCEAN LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS

(in millions, except percentages)

Year ended
December 31, 2024

Contract drilling revenues	$3,524
Contract intangible amortization	4
Adjusted Contract Drilling Revenues	$3,528

Net loss	$(524)
Interest expense, net of interest income	300
Income tax expense	13
Depreciation and amortization	739
Contract intangible amortization	4
EBITDA	532

Loss on impairment of assets	772
Loss on impairment of investment in unconsolidated affiliate	5
Loss on retirement of debt	(161)
Adjusted EBITDA	$1,148

Loss Margin	(14.9)%
EBITDA Margin	15.1%
Adjusted EBITDA Margin	32.5%

Transocean 2025    APA-1    Proxy Statement

APPENDIX B

2024 Swiss Non-Financial Matters Report

This Swiss Non-Financial Matters Report (“Report”) was prepared in accordance with the requirements of article 964b of the Swiss Code of Obligations (“CO”) for Transocean Ltd. and its subsidiaries (collectively, “Transocean,” the “Company,” “we,” “us” or “our”). As permitted by the Swiss Ordinance on Climate Matters (the “Ordinance”), the Company does not align with a climate concept as defined by article 2 para. 2 letter b of the Ordinance, limiting its reporting to environmental matters pursuant to article 964b para. 1 CO. This is because the Company does not have specified targets for emissions reductions, as discussed in our latest annual report on Form 10-K, “Part 1. - Item 1. Business - Environmental Responsibility,” available at https://investor.deepwater.com/sec-filings. However, the Company does have practices for managing energy efficiency and climate impacts. An overview is provided in the subsequent paragraphs below under “Environmental Matters.”

Our Business

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells.  As of February 12, 2025, we owned or had partial ownership interests in and operated 34 mobile offshore drilling units, consisting of 26 ultra-deepwater floaters and eight harsh environment floaters.

We provide, as our primary business, contract drilling services in a single operating segment, which involves contracting our mobile offshore drilling rigs, related equipment, and professional work crews to drill oil and gas wells. We specialize in technically demanding regions of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services. Our drilling fleet is one of the most versatile fleets in the world, consisting of drillships and semisubmersible floaters used in support of offshore drilling activities and offshore support services on a worldwide basis.

Transocean Ltd. is a Swiss corporation with its registered office in Steinhausen, Canton of Zug, and with principal executive offices located at Turmstrasse 30, 6312 Steinhausen, Switzerland. The Company’s  shares are listed on the New York Stock Exchange under the ticker symbol “RIG.” For information about the revenues, operating income, assets and other information related to our business and the geographic areas in which we operate, please see the Company’s latest annual report on Form 10-K, available at https://investor.deepwater.com/sec-filings.

Topics Covered by this Report

Pursuant to CO 964b, the Company prepared this Report covering the following required non-financial matters (collectively, “Swiss Non-Financial Matters”):

■   Environmental Matters

■   Social Matters

■   Employee Matters

■   Human Rights Matters

■   Anti-Corruption Matters

Transocean 2025    APB-1    Proxy Statement

APPENDIX B

Organization and Governance – Swiss Non-Financial Matters

In mid-2024, we refined the roles of certain committees of our Board of Directors (“Board”) and reorganized executive and management responsibilities, including oversight and implementation of our sustainability framework and reporting. While the Board continues to exercise overall oversight of the Company’s sustainability practices and initiatives, the Board has delegated oversight to its committees as follows:

■   The Governance, Safety and Environment (“GSE”) Committee is responsible for review and oversight of the Company’s sustainability programs, policies and practices that are relevant to the Company’s operations, performance, and strategic planning.

■   The Audit Committee is responsible for overseeing the reporting and assurance process for the Company’s sustainability disclosures, which require third party assurance.

For detailed information on the specific responsibilities of the Board’s committees, please refer to the committee charters available at www.deepwater.com/investors/corporate-governance.

Transocean’s Chief Executive Officer (“CEO”) plays a crucial role in the development and execution of the Company's sustainability strategies, initiatives, and opportunities. The Executive Vice President & Chief Legal Officer (“CLO”) is the functional executive responsible for facilitating the Company’s sustainability strategies, coordination cross-functionally, and disclosures. Together, the CEO, CLO, and other executives integrate appropriate sustainability principles into the design of applicable business processes and activities, resulting in a cohesive, adaptable approach toward sustainability that aligns with Company objectives. The CLO reports directly to the CEO, and he and his reports act as the primary liaison to the Board for sustainability matters.

The Company’s Legal Compliance and Ethics (“LCE”) Department, under the supervision of the CLO with oversight from the Audit Committee, plays a pivotal role in safeguarding Transocean’s commitment to legal integrity and ethical conduct. The LCE Department oversees compliance with non-operational laws and regulations as well as all ethical guidelines.

Executive management is responsible for the day-to-day management of the risks the Company faces, while our Board, including through its various committees, is responsible for the oversight of the Company’s risk management. The Board oversees (1) the design, implementation and execution of risk management processes designed to support the Company’s corporate strategy and (2) steps designed, implemented and executed to foster a culture in which each employee understands his or her impact on the assessment and management of risk, his or her responsibility for acting within appropriate limits, and his or her ultimate accountability.

The Company has an Enterprise Risk Management process and framework, which includes an Executive Risk Management Committee and a Risk Committee Working Group. The Executive Risk Management Committee is composed of members of senior management, including our CEO and other members of management in key functions of the Company. The Risk Committee Working Group is composed of representatives of all key functions of the Company. The duties of the Executive Risk Management Committee and the Risk Committee Working Group include the following:

■   reviewing and approving appropriate changes to the Company’s policies and procedures regarding Enterprise Risk Management;

■   identifying and assessing operational, commercial, strategic, financial, information security, cybersecurity, environmental, social, and governance (“ESG”), macroeconomic and geopolitical risks facing the Company;

■   identifying risks and taking corrective actions, within their respective functions, if appropriate; monitoring key indicators to assess the effectiveness and adequacy of the Company’s risk management activities; and

Transocean 2025    APB-2    Proxy Statement

APPENDIX B

■   maintaining regular communications with the Board with respect to risk management.

The Executive Risk Management Committee and/or members of management present reports on risk management activities to the Board at least annually. Risks are identified within each function. The cross-functional Risk Committee Working Group assesses risks facing the Company, and associated preventive and mitigating controls. The Risk Committee Working Group then makes recommendations for improvement opportunities to senior management, as appropriate. Our management and Board continue to assess and respond to various risks that affect our industry, our Company and our employees, including but not limited to, operational offshore drilling risks, public health threats, market fluctuations among commodities and the costs and accessibility of goods and services procured throughout our supply chain.

Business Performance and Results

Please refer to the Company’s latest annual report on Form 10-K, available at https://investor.deepwater.com/sec-filings, for information about the Company’s business performance and results for the periods referenced therein.

Risk Factors

The Company’s business involves various risks, and the Company provides information about the main risks, including risk pertaining to the Swiss Non-Financial Matters topics covered by this Report, in its latest annual report on Form 10-K and its latest quarterly report on Form 10-Q, as applicable, available at https://investor.deepwater.com/sec-filings.

Approach to Swiss Non-Financial Matters

The Company integrates sustainability principles throughout the organization, whether associated with our core business of drilling oil and gas wells or otherwise.

The industry outlook for our core business is positive, based upon underlying economic factors, including numerous long-term forecasts that indicate hydrocarbons will continue to be a critical source of energy for the foreseeable future, despite significant relative growth in alternative energy technologies. We believe that these factors will contribute to robust demand for oil and gas. For additional information, please refer to our latest annual report on Form 10-K, Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Outlook, available at https://investor.deepwater.com/sec-filings.

However, we recognize that oil and gas resources alone are not sufficient to meet the growing global energy demands. Our assets, core competencies, and capabilities also apply to renewables and other energy alternatives. We have continued to opportunistically pursue adjacent energy-related projects, leveraging our strengths and experience in offshore drilling and working with companies engaged in exploration and development preparation work associated with critical minerals resources found offshore.

The Company recognizes the evolving landscape of sustainability regulations and associated disclosure requirements. By adapting to the evolving expectations of investors and regulators, and maintaining a dialogue about sustainability matters, the Company is better positioned to proactively address sustainability challenges and recognize opportunities.

Engagement

As we develop and refine our sustainability framework in line with applicable requirements, we have been guided, in part, by our sustainability-focused engagements with the following groups: shareholders; customers; vendors; the Board, management and employees; industry organizations; and community groups.

These efforts included in-depth discussions, submitting and responding to surveys, and/or reviewing certain stewardship guidelines. We also actively participate in organizations and committees thereof, and industry events, advocating for the adoption of best practices and responsible operations in offshore drilling.

Transocean 2025    APB-3    Proxy Statement

APPENDIX B

The results of our engagement efforts have helped guide the development and refinement of our sustainability strategies. We continue to refine these strategies and the sustainability-focused materiality assessment in accordance with applicable regulations.

Environmental Matters

We strive to deliver services in a manner that minimizes the impact our business has on the environment. We continuously seek new ways to advance our commitment to safely performing operations while simultaneously safeguarding the environments in which we work.

We maintain a global Environmental Management System (EMS) policy, aligned to ISO 14001, that we apply to our rigs, offices and facilities. The EMS provides a framework to consistently manage our worldwide operations in an environmentally responsible manner and monitor our performance.  Within this framework, we regularly assess the environmental impact of operations, focusing on the reduction of greenhouse gas emissions, operational discharges, water use and waste. Our EMS, paired with our Operations Management System, sets forth the processes by which we seek to identify, consider and potentially mitigate certain environmental impacts when planning and executing our operations.

Our approach to managing our environmental impact is driven by our commitment to work safely and in pursuit of operational excellence. Our President and Chief Operating Officer administers our EMS, which applies to all Transocean facilities onshore and offshore. These policies govern our management of waste, water, and other resources in our facilities, aid in our compliance with all regulatory requirements, and help to guide the evaluation of our environmental performance. Consistent with our internal policies, all active rigs maintain individual rig energy management plans, which are aligned with ISO 50001 and International Maritime Organization (IMO) SEEMP frameworks.

Energy Efficiency and Climate

Diesel fuel engines are used to generate power on the Company’s rigs, and they produce greenhouse gas emissions, including carbon dioxide. To reduce emissions, it is critical to minimize fuel consumption and optimize power-management systems. To do so, we focus on both sides of the energy-management equation — how we generate and consume power, and how we can optimize this balance while sustaining the safety and efficiency of operations. We regularly undertake initiatives, such as replacing traditional incandescent lighting with lower energy-consuming LED bulbs as they fail in certain locations onboard the rig, running the optimal number of engines at the most efficient power loads, and strategic heading management (i.e., the orientation of the rig’s bow and stern) to minimize the impact of environmental conditions, such as tide and current, on the power needs of the rig’s thrusters. In addition, seven of our drillships have hybrid energy storage systems for enhanced drill floor equipment reliability, fuel and emissions savings, as well as advanced generator protection for power plant reliability.

We use technology to evaluate the energy efficiency of certain equipment as we work to reduce unnecessary power draws from equipment, and our operational guidelines are designed to optimize power demand.

We have undertaken an assessment of the potential resilience of the Company’s business to climate-related risks using three scenarios based upon the work of the International Energy Agency’s (IEA) 2023 World Energy Outlook and its extended data set, and the Intergovernmental Panel on Climate Change’s (IPCC) Sixth Assessment Report (AR6). The scenarios utilized in the assessment considered different global warming potentials - Net Zero (1.5°C), Announced Pledges (1.7-2°C), and Stated Policies (2.4-3°C) – and varied levels of physical and transition risks. Across scenarios, the Company’s strategy is resilient due to our expertise in drilling for traditional oil and gas resources and our investment in companies pursuing the development and exploration of deep-sea polymetallic nodules that contain metals critical to the growing renewable energy market. We consider potential climate-related financial risks and opportunities across a variety of topics, including weather changes and the impact on our business, shifts in regulations, technology development and implementation, investment availability, and shifts in demand. Climate-related risks are formally incorporated into the Company’s Enterprise Risk Management process, and we will periodically update and review them, as part of the above-mentioned process. We also share improvement opportunities with management.

Transocean 2025    APB-4    Proxy Statement

APPENDIX B

While we do not have a specific emissions reduction target at this time, we continue to monitor our performance, and we partner with customers and service providers, when possible, to make improvements aimed at reducing emissions. The assessment of the magnitude of any potential emissions reduction impact is dependent on a variety of factors, including the cyclical nature of our business, resource constraints, operating conditions, and our customers’ well programs, among others.

As part of this assessment, we are implementing or improving processes that measure (i) the fuel consumption of our drilling rigs, (ii) the power consumption of key pieces of equipment onboard our rigs, and (iii) our internal offshore operating emissions intensity, which we define as offshore operating emissions divided by rig operating days. This information is available from time to time to onshore and offshore rig leadership and is used to aid in decision-making onboard the rig.

Loss of Containment

We define loss of containment as an unintended and uncontrolled release into the surrounding environment. We have implemented comprehensive policies and procedures in our EMS for strict compliance with all applicable requirements related to wastewater and other operational discharges.

While customers design the well and determine the chemicals used in drilling operations, we have operational control over the fluids used for routine rig operations and maintenance. Loss of containment can arise from various factors, including operational integrity events, routine maintenance activities, and equipment failures. Preventing loss of containment involves proactive measures and best practices; for instance, loss of containment events are remediated in accordance with applicable law and recorded within the Company’s incident reporting system, and significant events are reviewed by management. Findings are communicated across the fleet as we attempt to improve future operational performance. Loss of containment incidents are reported by management to the GSE Committee.

We refer to process safety as Operational Integrity, which is fundamental to the management of major hazards that may lead to low-frequency, high-consequence events; these events that can result in impact to the environment, significant asset damage, or in the worst instance, loss of life. Since 2013, the Company has maintained a five-tier Operational Integrity framework to categorize events based on potential impact to safety or the environment. The most impactful events are categorized as Tier 1 or Tier 2, which can occur when multiple operational barriers fail. Procedures governing Operational Integrity are an integral part of our Company Management System (“CMS”), which puts effective processes in place.

Company management provides quarterly updates to the GSE Committee on the execution of our environmental practices and policies, assessing the sufficiency and efficacy of the CMS, reviewing performance, and identifying trends and areas for enhancement. For example, Operational Integrity events are reviewed with the GSE Committee, and there were no Tier 1 or Tier 2 events recorded in 2024, continuing our strong performance from 2023 when we also experienced no Tier 1 or Tier 2 events.

Please see the “Compensation Discussion and Analysis” section of our proxy statement for additional information.

Social Matters

The development of oil and gas resources in tandem with renewables and other energy alternatives – or the “energy expansion” – is critical to meeting increasing global energy demand. We are committed to delivering safe, efficient, reliable, and responsible operations. To that end, we prioritize recruitment and retention of skilled, qualified, and capable personnel and invest in the training and development of our teams. Further, we continue to fund innovation and technology programs with the potential to meaningfully enhance the value of our services through improvements to safety, equipment performance, and fuel efficiency.

Our Health, Safety, Environment and Sustainability Policy Statement is available on deepwater.com, and it sets forth our principles for how we work safely. This policy statement is overseen by the Board’s GSE Committee.

Transocean 2025    APB-5    Proxy Statement

APPENDIX B

Our safety program focuses on three key components: personal safety, process safety, and occupational health. We conduct our business while prioritizing both the health and safety of our people and the integrity of our operations. Our safety vision is to conduct our operations in an incident-free workplace, all the time, everywhere. Underpinning this vision is our robust CMS, which details the policies and tools employed by our teams to complete their work safely, efficiently, and effectively.

Compliance with all local regulations and a comprehensive set of internal policies and procedures governing our operations is required. We prioritize the protection of everyone onboard our rigs and in our facilities, the environment, and our property at all work locations. Incidents are reported and investigated to determine the root cause, with fleetwide communication of lessons learned. Potential areas of improvement are targeted with a topic-specific improvement program.

Transocean maintains a rigorous competency-based training program to provide our employees with the skills and tools needed to work safely. Our internal training board maintains and regularly updates our training matrix to meet or exceed industry standards, and it oversees our competency assurance management system, which is accredited by the OPITO. We provide various offshore training formats designed to address a variety of learning styles through on-the-job training, e-learning, customer-specific training, certifications, and leadership and licensing programs. We also offer unique simulation-based education, augmented by digital twin modeling, enabling our workforce to more accurately visualize equipment performance and target efficiencies. The certifications, skills and competencies needed for each role are communicated to the workforce, and workers are required to successfully complete the relevant training and attain necessary certifications prior to taking on new roles.

Our safety policies are implemented through a diverse range of programs, requirements, and tools. Through ongoing compliance assessments and audits, management monitors and verifies that work is executed following established policies and procedures. Findings are analyzed and shared across the fleet to bolster the Company’s safety performance and culture.

WorkSight, a digital assurance and verification application, is a key tool we use to cultivate safety performance and culture across our fleet. It is used to emphasize leading indicators of personal safety performance on our rigs. In WorkSight, rig teams identify potential hazards in their work and identify opportunities to eliminate or mitigate them, assess and challenge their behaviors, and seek areas for improvement. WorkSight leverages the expertise of our crews, frontline leaders, and senior rig leadership, along with data analytics and visualization, to influence behaviors and impact many aspects of our daily operations, thereby reinforcing process safety.

Central to our management of process safety are our Critical Operations Assurance centers in Houston, Texas, and Stavanger, Norway. These centers remotely monitor key rig activities globally in real-time to verify the activities are executed in accordance with Company requirements to promote safe and consistent outcomes across the fleet.

We also invest in and deploy new technologies to enhance our operational performance and improve the safety of our operations, such as HaloGuardSM, the rotary multitool and the robotic riser system. HaloGuardSM is designed to alarm, notify and, if required, halt equipment to avoid injury to personnel working in the Red Zone, an area on the drill floor featuring elevated risk due to the presence of mobile heavy machinery. Transocean codeveloped the rotary multitool to eliminate some manual tasks on the drill floor and, in 2024, deployed it on the Transocean Enabler. The robotic riser system is currently used on three rigs in our fleet, and, to date, we have handled over 3,000 riser joints using the system. This system eliminates the need for personnel to be in the Red Zone during riser handling operations, which are among the most physically taxing and hazardous activities offshore. We continue to engage with our customers regarding additional installations of these and other products that can make our operations safer.

The combined focus on personal safety, occupational safety and process safety enables Transocean to protect people, the environments in which we work, and our assets, while conducting our work efficiently and effectively. Job roles are evaluated to identify any associated potential hazards to implement effective processes and standards to mitigate risks and support the well-being of employees while on the job. We maintain strict

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APPENDIX B

requirements around personal protective equipment, task design, procedures, and equipment selection and maintenance to reduce risk and maintain a healthy environment. All rigs are staffed with a medical professional, equipped with an onboard clinic bolstered by 24/7 shore-based medical support and overseen by our Company medical director, a licensed physician.

We measure our safety performance in terms of widely accepted ratios with the use of industry standards, including (a) Total Recordable Incident Rate (“TRIR”), which represents the number of recordable work-related injuries or illnesses for every 200,000 hours worked and (b) Lost Time Incident Rate (“LTIR”), which measures the number of incidents that result in lost time due to work-related injuries or illnesses for every 200,000 hours worked. In the year ended December 31, 2024, our TRIR was 0.15 and our LTIR was 0.00, the calculations for which were based on 11.7 million labor hours. Both TRIR and LTIR improved in 2024 versus 2023.

We measure the reliability and efficiency of our operations using uptime. Uptime is measured as total operating hours, minus downtime hours, expressed as a percentage of the maximum total operating hours. Operating hours are defined as the number of hours a rig is operating under a contract. Downtime is defined as the number of hours the rig is not engaged in drilling activities, resulting from Company mechanical failure or human performance error. In the year ended December 31, 2024, uptime was 96.9% down slightly from the company-best 97.6% uptime performance in 2023.

Please see the “Compensation Discussion and Analysis” section of our proxy statement for additional information on the TRIR and uptime measures.

Additionally, we embrace our role as a global corporate citizen, and we aim to positively impact communities where we live and operate. Our support focuses on education, health and well-being and environmental conservation and restoration. Some examples of the community organizations with which we have partnered, include Galveston Bay Foundation, Houston Food Bank, Udaan Foundation (India), Texas Children’s Hospital Heart Center (Global Programs), and Dress for Success Houston.

Employee Matters

As of December 31, 2024, we had a global workforce of approximately 5,800 individuals, including approximately 330 contractors, representing 62 nationalities. At December 31, 2024, our global workforce was geographically distributed in 22 countries across six continents as follows: 37 percent in North America, 26 percent in South America, 24 percent in Europe, six percent in Australia, four percent in Africa, and three percent in Asia.

Transocean prioritizes the well-being of its employees from physical and financial health to emotional and social health. These four pillars guide our approach to employee benefits to help our team succeed professionally and personally.

We endeavor to provide those who work at Transocean with a safe and respectful environment. We periodically assess our workplace and adapt our practices and policies to make sure our approach reflects contemporary norms and meets the needs and expectations of current and future talent. Our aim is to recruit, develop, and retain the best workforce in the offshore drilling industry. We value the varied skills, knowledge, expertise, perspectives, and backgrounds of our workforce, which enable the Company to navigate both the global and regional nuances of the offshore drilling business. As a company with customers, offices, and assets all over the world, we view our international workforce as a key factor in our success.

Due to the nature of our business and the many countries in which we operate, we offer regionally competitive benefits and adhere to internal global practices with the goal to meet or exceed local market standards.

Physical. Our physical-wellness benefits program emphasizes promoting a healthy lifestyle through educational initiatives, preventive-care measures, and convenient access to medical advice and resources.

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APPENDIX B

Financial. We offer our employees regionally competitive compensation and benefits packages that meet all regulatory requirements. In addition to providing competitive remuneration, we understand the importance of helping employees prepare for their future financial well-being, and we provide resources and guidance to assist our team in setting and achieving their financial goals. Offerings vary regionally and may include retirement savings programs, discount programs and personal meetings with financial advisors.

Emotional. We recognize the significance of emotional well-being, and we provide programs that support the emotional health of employees and their families. Offerings can vary regionally and may include programs such as Employee Assistance Programs and psychiatric care.

Social. Our social well-being strategy places a significant emphasis on the communities where we operate. As global corporate citizens, we embrace our responsibility to make positive contributions through financial support and volunteerism. Community initiatives and partnerships focus on areas, such as education, health and well-being, and environmental conservation and restoration.

We continually assess and provide social and technological resources designed to improve the work environment. In addition, we create and enforce a respectful and inclusive work environment in which our global workforce can thrive.

We aim to strategically cultivate a best-in-class workforce to offer the innovation, local knowledge and experience required of the world’s premier offshore drilling contractor. We seek to maintain our competitive advantage while benefitting our local communities by offering regionally competitive compensation and benefits packages, interesting technical work, global opportunities, and rotational development programs. Our focus on the quality of our workforce is designed to maximize the quality of our work performance, and ultimately, the value we deliver.

We invest in our workers by providing them with the transferrable skill sets essential to advancing their professional development. To optimize the competitive position of our business, we maintain a competency-based training program as described in Social Matters.

As a business in the energy industry, we must operate with integrity, discipline and an unconditional respect for our people, our communities and our environment. Our functional leadership teams work together to manage and execute our sustainability program, including investments in:

■	Safety and training programs and tools to protect our people, assets, and the environments in which we operate.
■	Recruiting, developing, retaining, and motivating the industry’s most talented and geographically diverse workforce.
■	Benefits to promote employee health, well-being, and financial security.
■	Programs to support the global communities in which we operate.
■	Technologies that improve the safety, reliability, and efficiency of our assets and to reduce the impact our operations have on the environment.

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APPENDIX B

Human Rights Matters

As a global company, we view it as our obligation to uphold human rights throughout all operations, regardless of whether those rights are protected by local laws. We work hard to make sure our business operations do not cause or contribute to (directly or indirectly) adverse impacts on human rights. We demonstrate our respect for human rights by maintaining a healthy and safe work environment, observing fair employment practices, and providing competitive employment terms. Practices such as modern slavery, child labor, forced or indentured servitude, and other human rights abuses, are strictly prohibited.

Transocean maintains a Code of Integrity and Human Rights Policy Statement that applies to all members of our Board, executives, employees, and business partners, which include contractors, suppliers, vendors, and joint venture partners. The Code outlines our company’s ethical values and sets out the minimum behaviors we expect from our team and how to report concerns. The Human Rights Policy Statement explains how the Company approaches Human Rights topics in its direct business operations and in the supply chain to maintain an organizational culture that supports the protection of human rights and takes reasonable measures to avoid contributing to adverse human rights impacts. Both the Code of Integrity and Human Rights Policy Statement are available on the Company website.

In our Business Operations. We expect Transocean employees and representatives to act lawfully and respectfully toward those we conduct business with and toward parties in the local communities in which we operate. These expectations are outlined in our Code of Integrity, as well as various enterprise-wide policies. We ensure the protection of Transocean employee rights through policies and procedures established by the Human Resources, Health, Safety & Environment, and Legal departments.

Throughout our Supply Chain. We expect our business partners, including our suppliers, to share our commitment to respect human rights. Suppliers must comply with our Code of Integrity, which specifically outlines our expectations related to human rights. Suppliers must also comply with our standard contract provisions, which require strict adherence to all applicable laws, including human rights laws.

To manage the Company’s human rights risk, we select our suppliers and business partners carefully, and we require them to manage their own suppliers and business partners with the same care. Before engaging in a business relationship with a supplier, we conduct background screenings and contractually obligate suppliers to comply with (a) all applicable laws, which include those pertaining to human rights or modern slavery; (b) our Code of Integrity, which outlines the expectations of supplier conduct and imposes an obligation to report any conduct that does not meet those expectations; (c) human rights review exercises conducted by us or a third party that we appoint to make sure they are meeting those obligations, for key suppliers; and (d) our policy that our suppliers impose the same human rights obligations on their suppliers. Throughout the business relationship, we periodically engage with suppliers to reinforce Company expectations, monitor their performance via tools like continuous restricted party screening, and formal and informal site visits, and conduct human rights reviews pursuant to a risk-based plan.

Periodically, Transocean conducts a Human Rights Risk Identification and Assessment exercise to identify, evaluate, and monitor potential risks of adverse impacts on human rights and decent working conditions. We consider a variety of factors in assessing the Company’s risk of causing, contributing to, or otherwise being linked to actual and potential adverse impacts on human rights and decent working conditions, including scale, scope, and remediation. None of the human rights assessments conducted in 2024 yielded any evidence of violations of Transocean policy or applicable law.

We are proud of our Speak Up Culture and encourage our workforce and business partners to report any concerns. In instances where someone has a concern or believes that there has or may have been a violation of our human rights policies or any other policies, the individual is encouraged to report any concerns to a manager, Human Resources, or through the HelpLine. To ensure consistency around how reports are managed and investigated, the Human Resources and Legal Compliance and Ethics (“LCE”) functions follow investigation policies and procedures. Transocean adheres to a strict non-retaliation policy for concerns raised in good faith.

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APPENDIX B

Because Transocean’s operations are mostly comprised of employees and contractors performing highly technical services in an industry with tightly controlled regulatory environments, the Company’s overall human rights risk can be characterized as relatively low. In 2024, Transocean did not identify any actual adverse impacts on human rights or decent working conditions in its operations, supply chain, or business relationships. Continuous focus on identifying these areas helps us prioritize how we address and prevent adverse human rights impacts across operations and extended supply chain. Further, all employees are required to complete our Code of Integrity training (“LCE training”) on an annual basis, which covers varying topics from year to year, including human rights. Additionally, to make sure we are aware of, and can adequately address, any actual or suspected human rights violations, Transocean provides a 24-hour, third-party managed HelpLine, accessible at www.transocean.ethicspoint.com, where individuals can raise concerns in good faith without the fear of retaliation. HelpLine reports can be made anonymously, at any time, by anyone, and by phone or the web.

We periodically incorporate a Human Rights module into our annual LCE training to strengthen every employee’s, including management’s understanding of human rights protections, including taking all reasonable measures to avoid contributing to adverse human rights impacts, and how to identify and report potential issues.

Anti-Corruption Matters

Earning and maintaining trust requires a commitment to integrity in every aspect of our business, from how we obtain business opportunities to compliance with the most technical of laws. We always endeavor to conduct business fairly and transparently. It is what Transocean is known for, and what is expected from the world’s leading offshore drilling provider.

Our approach to ethics and compliance is grounded in a risk-based methodology aligned with the expectations of effective compliance programs enumerated by various regulators, including the U.S. Department of Justice and the U.S. Securities and Exchange Commission. Accordingly, we conduct annual risk assessments, establish and enforce policies, and procedures related to, among others, antibribery and anticorruption, gifts, meals and entertainment, and financial controls, provide associated training and communication, perform auditing and monitoring activities, and conduct investigations, where necessary. Together, these elements serve as the foundation of our LCE program. At Transocean, we know that everyone, whether they work for or on behalf of the Company, is responsible for ethics and compliance. The Company conducts annual LCE training on relevant topics, as well as periodic training tailored to specific audiences, delivered through a variety of in-person and digital formats. It is crucial for us to seamlessly integrate our LCE program into our business processes, making sure it is relevant and aligns with our operations. We collaborate across the Company to identify ethics and compliance risks and make sure they are appropriately addressed and mitigated. Transocean’s Code of Integrity Committee holds monthly meetings with key management personnel, fostering discussions on the integration of LCE program controls and initiatives into our business operations and project execution. These meetings also serve as a platform to identify areas for improvement.

The Code of Integrity applies to all individuals working for, or on behalf of Transocean, including Board members, executives, employees, and business partners. We require third parties we work with to understand, adhere to, and periodically certify compliance with the Code of Integrity, which includes compliance with all applicable laws. In situations where the Code of Integrity may conflict with local customs or laws, we follow the more stringent standard. To promote an ethical business culture and underscore the importance of complying with all applicable laws and Company policies, we provide training focused on our Code of Integrity and other relevant compliance topics.

Transocean’s Anti-Corruption and Business Conduct Policy strictly prohibits making, offering, receiving, or agreeing to receive bribes of any kind. A bribe is made when anything of value, financial or otherwise, is offered to gain or retain an improper business advantage, even if the advantage is ultimately not received. Bribes erode the rule of law, hurt communities, harm reputations, and expose companies and individuals to criminal liability.

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APPENDIX B

Transocean has implemented measures to prevent and detect potential bribes, and our most important tool will always be the vigilance of our employees and business partners in identifying and reporting any instances or suspicions of impropriety.

In addition to the diligence measures described in the Human Rights Matters section above, when we engage with third-party intermediaries (“TPIs”), a subset of suppliers that interact with government officials on our behalf, we take the supplier evaluation and review process a step further. We subject TPIs to a stringent vetting, training, and monitoring process at the time of onboarding and throughout their business relationship with the Company. Our internal TPI Oversight Committee oversees this process and regularly meets throughout the year. Also, the Board has a well-defined policy regarding related party transactions, which entails a thorough recurring review, approval, or ratification process. The responsibility for reviewing, approving, and/or ratifying any related party transaction lies with the Audit Committee, supported by the Company’s Chief Legal Officer. It is mandatory for directors and executive officers to disclose in a timely manner any transactions in which they, their immediate family members, or other related persons have an interest. This transparent approach provides for proper oversight and safeguards against any potential conflicts of interest.

Transocean also encourages employees and those we work with to report any concerns they may have, including potential violations of our Code of Integrity. Through the HelpLine, a third-party managed service available 24/7 on a global scale, we provide a reporting channel, concerns may be reported anonymously. Upholding our commitment to protect those who make reports in good faith, we strictly enforce a zero-tolerance policy against any form of retaliation. We take Code of Integrity violations seriously and allocate all necessary resources to conduct fair and thorough investigations. All investigations are handled with confidentiality, in accordance with legal requirements. To the extent possible, confidentiality is maintained throughout the entire investigation process, from the initial reporting to the final resolution.

Transocean maintains a risk-based monitoring and response program designed to detect inconsistencies in control execution and to support the continuous improvement of the LCE program. Transocean also regularly reviews its policies and systematic controls to identify potential control enhancements. We actively seek feedback from our workforce regarding our program initiatives, utilizing employees’ input to enhance policies and procedures for maximum effectiveness. Using reporting information and data analytics derived from our annual LCE training allows us to measure the effectiveness of initiatives and tailor the program to address, in real-time, the needs of our people, customers and business.

In 2024, the Company's annual LCE training was assigned to 5,800 onshore and offshore personnel. The training was made available in English, Brazilian Portuguese, and Norwegian, and covered anti-corruption; gifts, meals, and entertainment; conflicts of interest; and respectful workplace behavior. The completion rate for the 2024 LCE training campaign was 100%. Additionally, in-person LCE training sessions were held multiple shore-based and offshore locations.

The Company also rolled out the 2024 LCE Third-Party Training to certain of the Company’s TPIs and other business partners. While TPIs are required to complete the Company’s online training at onboarding and recertification, the annual LCE Third-Party Training is an additional requirement for those TPIs identified as higher-risk through LCE’s risk-based methodology.

All HelpLine reports regarding alleged Code of Integrity violations are diligently reviewed and investigated, and LCE presents regular updates to the Audit Committee of the Board of Directors.

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APPENDIX B

FORWARD LOOKING STATEMENTS

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out- of-service time, sales of drilling units, timing of the Company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses and other factors, including those and other risks discussed in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2024, and in the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC’s website at www.sec.gov.

Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the Company’s website at www.deepwater.com.

This report, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (FinSA) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Information contained on or accessible from our website is not incorporated by reference into this Report and should not be considered a part of this Report or any other filing that we make with the SEC. References to website URLs are intended to be inactive textual references only.

** ** **

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APPENDIX C

Amended and Restated Transocean Ltd. 2015 Long-Term Incentive Plan

TRANSOCEAN LTD.

2015 LONG-TERM INCENTIVE PLAN

(as amended and restated effective May ___, 2025)

1.	Plan. Transocean Ltd., a Swiss corporation (the “Company”), established this Transocean Ltd. 2015 Long-Term Incentive Plan (this “Plan”), effective as of May 15, 2015 (the “Effective Date”), as most recently amended and restated effective May ___, 2025.
2.	Objectives. This Plan is designed to attract and retain employees of the Company and its Subsidiaries, to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
3.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of any Option, Share Appreciation Right, Share-Based Award or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award.  The Committee may, in its discretion, require that the Participant execute such Award Agreement or may provide for procedures through which Award Agreements are made effective without execution.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (4) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by

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APPENDIX C

a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a scheme of arrangement, reorganization, merger, demerger, conversion or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Transocean Ltd., a Swiss corporation, or any successor thereto.

“Director” means an individual serving as a member of the Board who is not an Employee.

“Director Award” means the grant of any Award (other than an Option, SAR or Cash Award) to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations established by the Board.

“Dividend Equivalents” means, in the case of Restricted Share Units or Performance Units settled in Shares, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.  Dividend Equivalents may be payable in cash or in any form determined by the Committee in its absolute discretion.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions, and limitations established by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise an Option or SAR.

“Fair Market Value” means, as of any day, the closing price of the Shares on such day (or on the next preceding business day, if such day is not a business day or if no trading occurred on such day) as reported on the New York Stock Exchange or on such other securities exchange or reporting system

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APPENDIX C

as may be designated by the Committee. In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the Committee in its absolute discretion.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Performance Unit” means a unit evidencing the right to receive in specified circumstances one Share or equivalent value in cash, determined as a function of the extent to which established performance criteria have been satisfied.

“Performance Unit Award” means an Award in the form of Performance Units.

“Prior Plan” means the Long-Term Incentive Plan of Transocean Ltd., as amended and restated as of February 12, 2009.

“Restricted Share Award” means an Award in the form of Restricted Shares.

“Restricted Shares” means a Share that is restricted or subject to forfeiture provisions.

“Restricted Share Unit” means a unit evidencing the right to receive in specified circumstances one Share or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Share Unit Award” means an Award in the form of Restricted Share Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Share Award or Restricted Share Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Share Appreciation Right” or “SAR” means a right to receive a payment, in cash or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Share-Based Award” means an Award in the form of Shares, including a Restricted Share Award, a Restricted Share Unit Award or Performance Unit Award that may be settled in Shares, and excluding Options and SARs.

“Share-Based Award Limitations” has the meaning set forth in Paragraph 5(f)(ii).

“Shares” means the registered shares, par value 0.10 U.S. Dollars per share, of the Company.

“Subsidiary” means any entity, including partnerships and joint ventures, in which the Company has a significant ownership interest, as determined by the Committee.

4.	Eligibility. All Employees are eligible for Employee Awards under this Plan. All Directors are eligible for Director Awards under this Plan. The Committee (or the Board, in the case of Director Awards) shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees or Directors who are to be granted Awards under this Plan.

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APPENDIX C

5.	Shares Available for Awards; Award Limitations.
(a)	Shares Initially Available for Awards. Subject to the provisions of Paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Shares (including rights or Options that may be exercised for or settled in Shares) an aggregate of 153,000,000 Shares plus the 1,212,966 Shares remaining available for awards under the Prior Plan as of the Effective Date, all of which shall be available for Incentive Stock Options. Each Share issued pursuant to an award of Restricted Shares or Restricted Share Units (including those designated as Performance Awards) granted on or after the Effective Date but before May __, 2025, shall reduce the Available Shares by 1.68. Effective May __, 2025, each Share issued pursuant to an award of Restricted Shares or Restricted Share Units (including those designated as Performance Awards) granted, shall reduce the Available Shares by 1.43.
(b)	Shares Again Available for Awards. If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. Notwithstanding the foregoing, the following Shares shall not become available for Awards under this Plan: (i) Shares tendered by an Participant or withheld by the Company for payment of an Exercise Price, (ii) Shares tendered by a Participant or withheld by the Company to satisfy the Company’s tax withholding obligation in connection with an Award, (iii) Shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) Shares that are not issued to a Participant due to a net settlement of an Award. For purposes of clarity, SARs and Options shall be counted in full against the Shares available for issuance under this Plan, regardless of the number of Shares issued upon settlement of the SARs and Options.
(c)	Prior Plan. Shares represented by awards granted under the Prior Plan that are forfeited, expired or canceled without delivery of Shares shall again become available for Awards under this Plan, with each such Share that relates to (i) awards of Options or SARs granted at any time or awards of Restricted Shares, Restricted Share Units, or Performance Units granted prior to May 15, 2009, increasing the Shares available for Awards under this Plan by 1.00 Share, (ii) awards of Restricted Shares or Restricted Share Units (including those designated as Performance Awards) granted on or after May 15, 2009, increasing the Shares available for Awards under this Plan by 1.68 Shares, and (iii) awards of Restricted Shares or Restricted Share Units (including those designated as Performance Awards) granted on or after May __, 2025, increasing the Shares available for Awards under this Plan by 1.43.
(d)	Substitute Awards. The foregoing notwithstanding, subject to applicable securities exchange listing requirements, the number of Shares available for Awards shall not be reduced by (x) Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company and (y) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for Awards under this Plan.
(e)	Authority. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.
(f)	Award Limitations. Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:
(i)	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable with respect to Shares with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to, and without regard to the Exercise Price associated with, such Awards;

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(ii)	No Employee may be granted during any calendar year Awards that are Share-Based Awards with an aggregate Fair Market Value in excess of $10,000,000 taking into account the date of grant value of the Shares subject to such Awards (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Share-Based Award Limitations”);
(iii)	No Employee may be granted during any calendar year Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $5,000,000; and
(iv)	No Director may be granted during any calendar year Director Awards having a value determined on the Grant Date in excess of $1,000,000.

Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares (Shares issued out of the Company’s authorized or conditional share capital), Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing.

6.	Administration.
(a)	Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; and (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is composed solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function). Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Paragraph 6(c) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death, disability, retirement or any other termination event, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (i) not materially adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Paragraph 15(c) hereof; provided, however, that except as expressly provided in Paragraph 8(b) or 8(c) hereof, no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.
(b)	Indemnity. No member of the Board or the Chief Executive Officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan shall be liable for anything done or omitted to be done by such person, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
(c)	Prohibition on Repricing of Awards. Except for adjustments made pursuant to Paragraph 15, in no event will the Committee, without first obtaining approval by the majority of the shareholders of the

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APPENDIX C

Company, (i) decrease the Exercise Price of an Option or SAR after the Grant Date; (ii) accept for surrender to the Company any outstanding Option or SAR granted under this Plan as consideration for the grant of a new Option or SAR with a lower Exercise Price or for the grant of any other Award; (iii) repurchase from Participants whether for cash or any other consideration any outstanding Options or SARs that have an Exercise Price per share higher than the then current Fair Market Value of a Share; or (iv) grant any Option or SAR that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.
(d)	Minimum Vesting or Restriction Period. Subject to Paragraph 6(a) hereof, all Awards shall have a minimum vesting period or Restriction Period, as applicable, of one year from the Grant Date; provided, however, that Awards with respect to up to five percent (5%) of the Shares available for Awards pursuant to this Plan (subject to adjustment as provided in Paragraph 15) may be issued pursuant to Awards without regard to the limitations of this Paragraph 6(d).
7.	Delegation of Authority. The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act subject to Paragraph 6(a) above, to the Board or the Chief Executive Officer of the Company, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.
8.	Employee Awards.
(a)	Award Provisions. The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by the Company. Awards may consist of those listed in this Paragraph 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.
(b)	Options. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The Exercise Price of an Option shall be not less than the Fair Market Value of the Shares on the Grant Date, subject to adjustment as provided in Paragraph 15 hereof. The term of an Option shall not exceed 10 years from the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee.
(c)	Share Appreciation Rights. An Employee Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Shares on the Grant Date, subject to adjustment as provided in Paragraph 15 hereof. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

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APPENDIX C

(d)	Restricted Share Awards. An Employee Award may be in the form of a Restricted Share Award. The terms, conditions and limitations applicable to any Restricted Share Award, including, but not limited to, the Restriction Period, shall be determined by the Committee.
(e)	Restricted Share Unit Awards. An Employee Award may be in the form of a Restricted Share Unit Award. The terms, conditions and limitations applicable to a Restricted Share Unit Award, including, but not limited to, the Restriction Period, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Share Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the vested Restricted Share Units.
(f)	Performance Unit Awards. An Employee Award may be in the form of a Performance Unit Award. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, as determined based on the extent to which the corresponding performance objectives have been achieved. Settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee.
(g)	Cash Awards. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.
(h)	Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised. One or more Performance Objectives may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Objective shall include one or more of the following: (1) increased revenue; (2) net income measures (including but not limited to income after capital costs and income before or after taxes); (3) Share price measures (including but not limited to growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); (4) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (5) economic value added (or an equivalent metric); (6) market value added; (7) debt to equity ratio; (8) cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities cash flow value added, cash flow return on market capitalization); (9) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (10) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (11) expense measures (including but not limited to overhead cost and general and administrative expense cost control and project management); (12) margins; (13) shareholder value; (14) total shareholder return; (15) proceeds from dispositions; (16) total market value and corporate values measures (including ethics compliance, environmental, human resources development and safety); and (17) any other measure determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

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APPENDIX C

9.	Director Awards. The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, with the exception of Options, SARs, Performance Awards and Cash Awards, and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.
10.	Award Payment; Dividends and Dividend Equivalents.
(a)	General. Payment of Awards may be made in the form of cash or Shares, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Share Award, the certificates evidencing the shares of such Restricted Shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Share Unit Award that may be settled in Shares, the Shares that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.
(b)	Dividends and Dividend Equivalents. Rights to (i) dividends will be extended to and made part of any Restricted Share Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Share Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that (x) no such Dividends shall be paid with respect to unvested Restricted Shares and (y) no such Dividend Equivalents shall be paid with respect to unvested Restricted Share Unit Awards or Performance Unit Awards. Dividends or Dividend Equivalents with respect to unvested Restricted Shares, Restricted Share Unit Awards or Performance Unit Awards may, in the discretion of the Committee, be accumulated and paid to the Participant at the time that such Restricted Shares, Restricted Share Unit Award or Performance Unit Award vests. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.
11.	Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding Shares otherwise deliverable on exercise of the Award or tendering Shares valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Shares or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 11.
12.	Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, an appropriate amount of cash or number of Shares or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of Shares withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
13.	Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no

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APPENDIX C

amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s shares are listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Shares available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options, or deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs.
14.	Assignability. Unless otherwise determined by the Committee (or the Board in the case of Director Awards) or expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution or (ii) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.
15.	Adjustments.
(a)	The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
(b)	In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares, combination of shares, or other stock split, then (1) the number of Shares reserved under this Plan, (2) the number of Shares covered by outstanding Awards in the form of Shares or units denominated in Shares, (3) the Exercise Price or other price in respect of such Awards, (4) the Share-Based Award Limitations, and (5) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Shares, rights offer, dissolution, demerger, conversion, spin-off, or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Committee shall make appropriate adjustments to (i) the number of Shares reserved under this Plan, (ii) the number and kind of Shares covered by Awards in the form of Shares or units denominated in Shares, (iii) the Exercise Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Share-Based Award Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
(c)	In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption

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APPENDIX C

of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or Share Appreciation Rights shall be the excess (if any) of the Fair Market Value of Shares on such date over the Exercise Price of such Award.
(d)	No adjustment or substitution pursuant to this Paragraph 15 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.
16.	Restrictions. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities and other laws. Certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which it is admitted for quotation and any applicable federal or state securities or other laws. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
17.	Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.
18.	Code Section 409A.
(a)	Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.
(b)	Unless the Committee provides otherwise in an Award Agreement, each Restricted Share Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Share Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the

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applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.
(c)	If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.
19.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
20.	No Right to Continued Service or Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which such Participant is employed or otherwise serves the Company or its Subsidiaries.
21.	Non-Uniform Determinations. Determinations by the Committee or the Board under this Plan (including, without limitation, determinations of the persons to receive Awards under this Plan; the form, amount and timing of such Awards; the terms and provisions of such Award Agreements evidencing same; and provisions with respect to termination of employment or service) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under this Plan, whether or not such persons are similarly situated.
22.	Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under the Company’s Executive Officer Incentive-Based Compensation Recoupment Policy, its Incentive Compensation Recoupment Policy or any other clawback policy adopted by the Company whether before or after the Grant Date of the Award.
23.	Usage. Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.
24.	Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.
25.	Effectiveness. This Plan was initially approved by the holders of a majority of Shares present, or represented, and entitled to vote at the 2015 annual general meeting of the Company’s shareholders and became effective as of the Effective Date. The Plan was thereafter amended and restated and approved by the holders of a majority of Shares, present, or represented, and entitled to vote at the 2020 annual general meeting of the Company’s shareholders, effective May 7, 2020. The Plan was thereafter amended and restated effective May 8, 2020. The Plan was further amended and restated and approved by the holders of a majority of Shares present, or represented, and entitled to vote at the 2021, 2023 and 2024 annual general meetings of the Company’s shareholders, effective May 27, 2021, May 11, 2023, May 16, 2024 and May __, 2025, respectively. This Plan shall continue until terminated by action of the Board.

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ANNEX A

Amendment to Article 5 of the Articles of Association

		Artikel 5			Article 5
Kapitalband	1	Die Gesellschaft verfügt über ein Kapitalband zwischen USD 94'082’890.10 (untere Grenze) und USD [112’899’468.10](1) (obere Grenze). Das Kapitalband kann für die Zwecke und gemäss den Bestimmungen dieses Artikels 5 genutzt werden.	Capital Band	1

The Company has a capital band ranging from USD 94,082,890.10 (lower limit) to USD [112,899,468.10](1) (upper limit). The capital band may be used for the purpose of and in accordance with the provisions of this Article 5.

		[A. Für allgemeine Zwecke](2)			[A. For General Purposes](2)
	2

Der Verwaltungsrat ist im Rahmen des Kapitalbands gemäss diesem Artikel 5, jedoch maximal durch Ausgabe von bis zu 188’165’780 voll zu liberierenden Aktien (d.h. Namenaktien mit einem Nennwert von je USD 0.10), allgemein ermächtigt, bis zum 30. Mai 2026 oder bis zu einer früheren vollständigen Verwendung bzw. einem früheren Dahinfallen des Kapitalbands gemäss diesem Artikel 5 das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen zu erhöhen. Weiter kann im Rahmen des Kapitalbands gemäss diesem Artikel 5 eine Erhöhung der Nennwerte der Aktien erfolgen (jedoch maximal bis zu USD 18’816’578).

				2

The Board of Directors shall be generally authorized to increase the share capital once or several times and in any amount within the range of the capital band pursuant to this Article 5, but in any event at a maximum through the issuance of up to 188,165,780 fully paid-in Shares (i.e., shares with a par value of USD 0.10 each), until May 30, 2026, or until an earlier complete use or earlier expiration of the capital band pursuant to this Article 5. A capital increase may further be effected within the range of the capital band pursuant to this Article 5 by way of an increase of the par value of the Shares (but in any event at a maximum of USD 18,816,578).

	3

Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands gemäss diesem [Abschnitt A von](4) Artikel 5 legt der Verwaltungsrat, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank, ein Bankenkonsortium oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten

				3

In the event of a capital increase within the capital band pursuant to this [section A of](4) Article 5, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, set-off and conversion of reserves or profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement. The Board of Directors may issue new Shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict

Transocean 2025    ANA-1    Proxy Statement

ANNEX A

zu ermöglichen, zu beschränken oder auszuschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.

4	Der Verwaltungsrat ist im Fall einer Ausgabe von Aktien im Rahmen des Kapitalbands gemäss diesem Abschnitt A von Artikel 5 ermächtigt, das Bezugsrecht der bisherigen Aktionäre aufzuheben oder zu beschränken und Dritten (einschliesslich einzelnen Aktionären), der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:	4

In the event of a Share issue within the capital band pursuant to this section A of Article 5 the Board of Directors is further authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:

	(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder		(a) if the issue price of the new Shares is determined by reference to the market price; or

(b)

für die Beschaffung von Eigenkapital auf eine schnelle und flexible Weise, welche ohne den Ausschluss der Bezugsrechte der bisherigen Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren Bedingungen möglich wäre; oder

(b)

for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders; or

(c)

für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen, den Erwerb von Produkten, Immaterialgütern oder Lizenzen durch oder Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften oder für die Finanzierung oder Refinanzierung solcher Transaktionen durch eine Aktienplatzierung; oder

(c)

for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of Shares; or

(d)

zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern einschliesslich Finanzinvestoren oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)

for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, including financial investors, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

Transocean 2025    ANA-2    Proxy Statement

ANNEX A

(e)

für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs.

			(e) for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s).
	[B. Für Beteiligungspläne](2)(3)		[B. For Incentive Plans](2)(3)
5	Der Verwaltungsrat ist im Rahmen des Kapitalbands gemäss diesem Art. 5 ermächtigt, bis zum 30. Mai 2030 oder bis zu einer früheren vollständigen Verwendung bzw. einem früheren Dahinfallen des Kapitalbands gemäss diesem Artikel 5 das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen, jedoch maximal durch Ausgabe von bis zu 16’000’000(4) voll zu liberierenden Aktien (d.h. Namenaktien mit einem Nennwert von je USD 0.10), für die Zwecke gemäss Artikel 5 Absatz 6 zu erhöhen.	5

The Board of Directors shall be authorized to increase the share capital within the capital band pursuant to this Article 5 for the purposes of Article 5 para. 6 once or several times and in any amount, but in any event at a maximum through the issuance of up to 16,000,000(4) fully paid-in Shares (i.e., shares with a nominal value of USD 0.10 each), until May 30, 2030, or until an earlier complete use or earlier expiration of the capital band pursuant to this Article 5.

6

Das Bezugsrecht der bisherigen Aktionäre wird für den Fall einer Ausgabe von Aktien im Rahmen des Kapitalbands gemäss diesem Abschnitt B von Artikel 5 aufgehoben. Die Ausgabe von Aktien erfolgt direkt oder indirekt, einschliesslich über eine von der Gesellschaft kontrollierten Tochtergesellschaft, an Mitglieder des Verwaltungsrates, Mitglieder der Geschäftsleitung, Officers, Arbeitnehmer, Beauftragte, Berater oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, die gemäss einem oder mehreren Beteiligungsplänen der Gesellschaft zum Bezug von Aktien berechtigt sind. Die Ausgabe von Aktien an die genannten Personen kann zu einem Preis erfolgen, der unter dem Kurs der Börse liegt, an der die Aktien gehandelt werden, muss aber mindestens zum Nennwert erfolgen.

		6

The subscription rights of existing shareholders shall be excluded in the event of a Share issue within the capital band pursuant to this section B of Article 5. Shares shall be issued, directly or indirectly, including by intermediation of a subsidiary Controlled by the Company, to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to the Company or its subsidiaries entitled to Shares under one or more benefit or incentive plans of the Company. Shares may be issued to any of the aforementioned persons at a price lower than the current market price quoted on the stock exchange on which the Shares are traded, but at least at par value.

Transocean 2025    ANA-3    Proxy Statement

ANNEX A

7	Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands gemäss diesem Abschnitt B von Artikel 5 legt der Verwaltungsrat die massgeblichen Bedingungen fest, insbesondere, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe und den Beginn der Dividendenberechtigung fest.	7

In the event of a capital increase within the capital band pursuant to this section B of Article 5, the Board of Directors shall determine the relevant conditions, including, to the extent necessary, the issue price, the type of contribution (including a cash contribution, a contribution in kind, set-off and conversion of reserves or profit carried forward into share capital), the date of issue and the commencement date for dividend entitlement.

	[C. Allgemeine Bestimmungen](2)(3)		[C. General Provisions](2)(3)
8	Nach einer Nennwertveränderung im Rahmen des Kapitalbands gemäss diesem Artikel 5 sind neue Aktien mit gleichem Nennwert auszugeben wie die bestehenden Aktien.	8	After a change of the par value within the capital band pursuant to this Article 5, new Shares shall be issued with the same par value as the existing Shares.
9	Erhöht sich das Aktienkapital aufgrund einer bedingten Kapitalerhöhung nach Artikel 6 dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals.	9

If the share capital increases as a result of a conditional capital increase pursuant to Article 6 of these Articles of Association, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.

10	Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien den Beschränkungen von Artikel 7 und Artikel 9 dieser Statuten.	10

In the event of an issue of new Shares, the subscription and acquisition of the new Shares and any subsequent transfer of the Shares shall be subject to the limitations pursuant to Article 7 and Article 9 of these Articles of Association.

(1)   If both Agenda Item 4 and Agenda Item 13B are approved, this number will be increased to reflect the aggregate authorization from such agenda items, resulting in an upper limit of the capital band of USD 114,499,468.12, a general authorization to issue 188,165,780 shares as described in Agenda Item 4 and a limited authorization to issue 16,000,000 shares as described in Agenda Item 13B. If only Agenda Item 4 is approved, the upper limited of the capital band will be USD 112,899,468.10, and the Company will have a general authorization to issue 188,165,780 shares as described in Agenda Item 4. If only Agenda Item 13B is approved, the upper limit of the capital band will be USD 95,682,890.10, and the Company will have a limited authorization to issue up to 16,000,000 shares as described in Agenda Item 13B.

(2)    If the proposals under Agenda Item 4 or Agenda Item 13B are not approved, headings (A), (B) and (C) and the reference to Section A in Article 5, para. 3 will not be included, as applicable.

(3)    The paragraph numbering will be adjusted depending on whether both Agenda Item 4 and Agenda Item 13B are approved or only Agenda Item 4 or Agenda Item 13B is approved.

Transocean 2025    ANA-4    Proxy Statement

ANNEX B

Amendment to Article 38 of the Articles of Association

		Artikel 38			Article 38
Übergangsrechtliche Ausnahme zu Artikel 22 dieser Statuten betreffend die Höchstzahl der Mitglieder des Verwaltungsrates	1	Beginnend mit der Aufnahme der ordentlichen Generalversammlung 2025 bis (i) zum Abschluss der ordentlichen Generalversammlung 2026 oder (ii) zum Rücktritt, zur Abwahl oder zum Tod eines Mitglieds des Verwaltungsrats, je nachdem, was früher eintritt, kann die Höchstzahl der Mitglieder des Verwaltungsrates gemäss Artikel 22 dieser Statuten von 11 vorübergehend überschritten werden und 12 betragen.	Temporary exception to the maximum number of the members of the Board of Directors pursuant to Article 22 of the Articles of Association	1

For the period beginning on the commencement of the Annual General Meeting 2025 until the earlier of (i) the completion of the Annual General Meeting 2026 or (ii) the resignation, removal or death of a member of the Board of Directors, the maximum number of the members of the Board of Directors pursuant to Article 22 of these Articles of Association of 11 may be temporarily exceeded and amount to 12.

	2	[bleibt unverändert]		2	[remains unchanged]

Transocean 2025    ANB-1    Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION V67583-P26093 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please indicate in the appropriate space how you wish the shares to be voted. If you give no specific voting instructions in relation to one or several proposals, you instruct the independent proxy to exercise your voting rights for all proposals in accordance with the recommendation of the Board of Directors (“FOR” proposals 1A, 1B, 1C, 2-5, 7, and 9-11 and “FOR” each nominee and ratification listed in proposals 6, 8, 12 and 13 and as recommended by the Board of Directors on any modifications to an agenda item or any other matter which may be properly presented or brought before the Meeting). 1. Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024 2. Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024 3. Appropriation of the Accumulated Losses for Fiscal Year 2024 4. Approval of Shares Authorized for Issuance 5. Amendment of the Articles of Association to Increase the Maximum Number of Members of the Board of Directors to 12 from 11 for a One-Year Period 6C Vanessa C.L. Chang 6. Election of 12 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting 6B Glyn A. Barker 6A Keelan I. Adamson 6J Frederik W. Mohn 6K Margareth Ovrum 6L Jeremy D. Thigpen 6D Frederico F. Curado 6G Vincent J. Intrieri 6H William F. "Bill" Lacey 6I Samuel J. Merksamer 6F Domenic J. "Nick" Dell‘Osso, Jr. 6E Chadwick C. Deaton 7. Election of Jeremy D. Thigpen as the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting 1A Approval of the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024 1B Approval of the Swiss Statutory Compensation Report for Fiscal Year 2024 1C Approval of the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024 8B Vanessa C.L. Chang 8C Frederico F. Curado 8. Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting 9. Reelection of Schweiger Advokatur/Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting 10. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company’s Auditor for a Further One Year Term 11. Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025 12. Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team 13. Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans 8A Glyn A. Barker 12A Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2025 Annual General Meeting and the 2026 Annual General Meeting 13A Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan 12B Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2026 13B Approval of Capital Authorization for Share-Based Incentive Plans If any modifications to agenda items or proposals identified in the notice of meeting or other matters on which voting is permissible under Swiss law are properly presented at the 2025 Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors. Against Abstain As Recommended by the Board of Directors The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. For Against Abstain For Against Abstain SCAN TO TRANSOCEAN LTD. TURMSTRASSE 30 VIEW MATERIALS & VOTEw CH-6312 STEINHAUSEN SWITZERLAND VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 2:00 p.m. Eastern Daylight Time on May 29, 2025/8:00 p.m. Swiss time on May 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage pre-paid envelope we have provided, or return it to: Transocean 2025 AGM Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2025 AGM Vote Processing, c/o Schweiger Advokatur/Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. All proxy cards must be received no later than 2:00 p.m. Eastern Daylight Time on May 29, 2025/8:00 p.m. Swiss time, on May 29, 2025.

V67584-P26093 TRANSOCEAN LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Annual General Meeting of Shareholders of Transocean Ltd., a Swiss corporation (“Transocean”), or any adjournment or postponement thereof (the “Meeting”), to be held on May 30, 2025, at 8:00 a.m. Swiss time, at the Parkhotel Zug, Industriestrasse 14, 6302 Zug, Switzerland. IMPORTANT NOTE: Please sign, date and return this Proxy Card in the enclosed postage pre-paid envelope to: Transocean 2025 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2025 AGM, Vote Processing, c/o Schweiger Advokatur/Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland. We urge you to return your proxy card as soon as possible to ensure that your proxy card is timely submitted. Any proxy card must be received by either Broadridge or Schweiger Advokatur / Notariat no later than 2:00 p.m. Eastern Daylight Time on May 29, 2025/8:00 p.m. Swiss time, on May 29, 2025. The signatory, revoking any proxy heretofore given in connection with the Meeting, appoints the independent proxy, Schweiger Advokatur / Notariat, as proxy to represent the signatory at the Meeting and to vote all shares the signatory is entitled to vote at the Meeting on all matters properly presented at the Meeting in accordance with the signatory's voting instructions on the reverse side of this Proxy Card. Please provide your specific voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions in relation to one or several proposals described on the reverse side, you instruct the independent proxy to vote “FOR” proposals 1A, 1B, 1C, 2-5, 7, and 9-11 and “FOR” each nominee and ratification listed in proposals 6, 8, 12 and 13 and as recommended by the Board of Directors on any modifications to an agenda item or any other matter which may be properly presented or brought before the Meeting. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Meeting. Continued on the reverse side. Must be signed on the reverse side. Transocean Ltd. Your vote is important. To ensure the shares are represented, you should complete, sign and date the proxy card and return it promptly in the enclosed postage pre-paid envelope to: Transocean 2025 AGM, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA or Transocean 2025 AGM, Vote Processing, c/o Schweiger Advokatur/Notariat, Dammstrasse 19, CH-6300 Zug, Switzerland, so that it arrives no later than 2:00 p.m., Eastern Daylight Time on May 29, 2025, 8:00 p.m. Swiss time, on May 29, 2025. You may revoke your proxy prior to the meeting. Important notice regarding the availability of Proxy Materials for the Annual General Meeting of Shareholders to be held May 30, 2025: The Combined Document is available at: http://www.deepwater.com